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                    THE HERTFORD COUNTY INDUSTRIAL FACILITIES
                    AND POLLUTION CONTROL FINANCING AUTHORITY

                                  as the Issuer

                                       and


                         PNC BANK, NATIONAL ASSOCIATION,

                                 as the Trustee



                         ------------------------------


                                 TRUST INDENTURE


                         -------------------------------


                                    Securing



                                   $6,000,000
                  The Hertford County Industrial Facilities and
                      Pollution Control Financing Authority
                      Industrial Development Revenue Bonds
                    (Easco Corporation Project), Series 1998


                 ----------------------------------------------


                          Dated as of November 1, 1998

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                                                This Instrument prepared by:

                                                Hunton & Williams (MNKR)
                                                One Hannover Square, Suite 1400
                                                Raleigh, North Carolina 27601
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                                TABLE OF CONTENTS

                                    ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1  Definitions.......................................................3
Section 1.2  Rules of Construction; Time of Day...............................12


                                    ARTICLE 2

                                    THE BONDS

Section 2.1  Amount, Form and Issuance of Bonds...............................12
Section 2.2  Designation, Denominations, Maturity, Dates,
               Interest Accrual and Tender....................................13
Section 2.3  Execution........................................................13
Section 2.4  Authentication...................................................13
Section 2.5  Registration, Transfer and Exchange..............................14
Section 2.6  Persons Deemed Owners............................................14
Section 2.7  Payment of Principal and Interest; Record Dates..................15
Section 2.8  Mutilated, Destroyed, Lost or Stolen Bonds.......................15
Section 2.9  Temporary Bonds..................................................16
Section 2.10 Cancellation and Destruction of Surrendered Bonds................16
Section 2.11 Disposition of Proceeds of Bonds.................................16
Section 2.12 Book Entry Form for Bonds........................................17


                                    ARTICLE 3

                             INTEREST RATES ON BONDS

Section 3.1  Initial Interest Rate............................................17
Section 3.2  Variable Weekly Rate.............................................17
Section 3.3  Fixed Rate Conversion at Option of Company.......................18


                                    ARTICLE 4

                          TENDER AND PURCHASE OF BONDS

Section 4.1  Optional Tender of Variable Weekly Rate Bonds....................19
Section 4.2  Mandatory Tender Upon Fixed Rate Conversion......................23
Section 4.3  Mandatory Tender Upon Letter of Credit Replacement
               or Expiration..................................................27
Section 4.4  Bonds Purchased with Proceeds of Letter of Credit................30
Section 4.5  Company Bonds....................................................31
Section 4.6  No Purchases or Sales After Certain Defaults.....................31
Section 4.7  Inadequate Funds for Tenders.....................................31
Section 4.8  No Remarketing Unless Certain Conditions Satisfied...............32


                                    ARTICLE 5

                        REVENUES AND APPLICATION THEREOF

Section 5.1  Revenues to Be Paid Over to Trustee..............................32
Section 5.2  Bond Fund........................................................32
Section 5.3  Revenues to Be Held for All Bondholders; Certain Exceptions......34
Section 5.4  Establishment of Construction Fund...............................34



                                      (i)
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Section 5.5  Payments from Construction Fund..................................34
Section 5.6  Excess Bond Proceeds.............................................34
Section 5.7  Damage to or Condemnation of the Project.........................35
Section 5.8  Arbitrage Rebate Fund............................................35


                                    ARTICLE 6

                                LETTER OF CREDIT

Section 6.1  Letter of Credit.................................................36
Section 6.2  Drawings on Letter of Credit.....................................37
Section 6.3  Reduction........................................................37
Section 6.4  Expiration.......................................................37
Section 6.5  Substitution by Bank.............................................37
Section 6.6  Extension........................................................37
Section 6.7  Replacement......................................................38
Section 6.8  Notices of Substitution; Extension or Replacement................39
Section 6.9  Fixed Rate Letter of Credit......................................39
Section 6.10 Other Credit Enhancement.........................................39
Section 6.11 Amendment of or Substitution for Initial Fixed Rate
               Letter of Credit...............................................40


                                    ARTICLE 7

                         INVESTMENT OR DEPOSIT OF FUNDS

Section 7.1  Deposits and Security Therefor...................................40
Section 7.2  Investment or Deposit of Funds...................................40


                                    ARTICLE 8

                               REDEMPTION OF BONDS

Section 8.1  Bonds Subject to Redemption; Selection of Bonds to be Called
               for Redemption.................................................41
Section 8.2  Notice of Redemption.............................................42
Section 8.3  Payment of Redemption Price......................................43
Section 8.4  Bonds Redeemed in Part...........................................43
Section 8.5  Optional Redemption..............................................44
Section 8.6  Mandatory Sinking Fund Redemption................................44
Section 8.7  Special Mandatory Redemption.....................................44
Section 8.8  Extraordinary Mandatory Redemption...............................44
Section 8.9  Optional Redemption After Fixed Rate Conversion Date.............45
Section 8.10 Extraordinary Optional Redemption................................45
Section 8.11 Special Optional Redemption Provisions...........................45


                                    ARTICLE 9

                             COVENANTS OF THE ISSUER

Section 9.1  Payment of Principal of and Interest on Bonds....................46
Section 9.2  Corporate Existence; Compliance with Laws........................46
Section 9.3  Enforcement of Agreement; Prohibition Against Amendments;
               Notice of Default..............................................46
Section 9.4  Further Assurances...............................................46
Section 9.5  Bonds Not to Become Arbitrage Bonds..............................46



                                      (ii)
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Section 9.6  Financing Statements.............................................46


                                   ARTICLE 10

                         EVENTS OF DEFAULT AND REMEDIES

Section 10.1  Events of Default...............................................47
Section 10.2  Acceleration and Annulment Thereof..............................47
Section 10.3  Legal Proceedings by Trustee....................................48
Section 10.4  Discontinuance of Proceedings by Trustee........................49
Section 10.5  Bondholders May Direct Proceedings..............................49
Section 10.6  Limitations on Actions by Bondholders...........................49
Section 10.7  Trustee May Enforce Rights Without Possession of Bonds..........50
Section 10.8  Remedies Not Exclusive..........................................50
Section 10.9  Delays and Omissions Not to Impair Rights.......................50
Section 10.10 Application of Moneys in Event of Default.......................50
Section 10.11 Trustee's Right to Appoint Receiver; Compliance With Act........50
Section 10.12 Trustee and Bondholders Entitled to All Remedies Under Act......50
Section 10.13 Trustee's Obligation Upon Payment of All Amounts Due
                Bondholders...................................................50


                                   ARTICLE 11

                                   THE TRUSTEE

Section 11.1  Acceptance of Trust.............................................51
Section 11.2  No Responsibility for Recitals, etc.............................51
Section 11.3  Trustee May Act Through Agents; Answerable Only for Willful
                Misconduct or Gross Negligence................................51
Section 11.4  Compensation and Indemnity......................................51
Section 11.5  Notice of Default; Right to Investigate.........................51
Section 11.6  Obligation to Act on Defaults...................................52
Section 11.7  Reliance........................................................52
Section 11.8  Trustee May Deal in Bonds.......................................52
Section 11.9  Construction of Ambiguous Provisions............................52
Section 11.10 Resignation of Trustee..........................................52
Section 11.11 Removal of Trustee..............................................52
Section 11.12 Appointment of Successor Trustee................................53
Section 11.13 Qualification of Successor Trustee..............................53
Section 11.14 Instruments of Succession.......................................53
Section 11.15 Merger or Sale of Trustee.......................................53
Section 11.16 Right of Trustee to Pay Taxes and Other Charges.................53
Section 11.17 Intervention by Trustee.........................................53
Section 11.18 Appointment of Co-Trustee.......................................54
Section 11.19 Bank to Direct Trustee..........................................54
Section 11.20 Interpleader....................................................54
Section 11.21 Survival of Certain Provisions..................................54


                                   ARTICLE 12

                                THE PAYING AGENT

Section 12.1  Appointment, Capacities and Duties..............................55



                                     (iii)
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Section 12.2  Paying Agent May Act Through Agents; Answerable Only for
                Willful Misconduct or Gross Negligence........................55
Section 12.3  Compensation and Indemnity......................................55
Section 12.4  Reliance........................................................56
Section 12.5  Paying Agent May Deal in Bonds..................................56
Section 12.6  Removal or Resignation of Paying Agent..........................56
Section 12.7  Successor Paying Agents.........................................56
Section 12.8  Notice to Trustee...............................................57


                                   ARTICLE 13

                             THE REMARKETING ADVISOR

Section 13.1  Appointment.....................................................57
Section 13.2  Duties..........................................................57
Section 13.3  Qualification...................................................57
Section 13.4  Resignation; Removal............................................57
Section 13.5  Notices.........................................................58


                                   ARTICLE 14

               ACTS OF BONDHOLDERS; EVIDENCE OF OWNERSHIP OF BONDS


                                   ARTICLE 15

                           AMENDMENTS AND SUPPLEMENTS

Section 15.1  Amendments and Supplements Without Bondholders' Consent.........58
Section 15.2  Amendments and Supplements With Bondholders' Consent............59
Section 15.3  Amendment of Agreement or Note..................................59
Section 15.4  Amendment of Letter of Credit...................................59
Section 15.5  Trustee Authorized to Join in Amendments and Supplements;
                Reliance on Counsel...........................................60
Section 15.6  Bank Consent....................................................60
Section 15.7  Notice of Amendment to Rating Agency............................60
Section 15.8  Certain Amendments Requiring LGC Approval.......................60


                                   ARTICLE 16

                                   DEFEASANCE

Section 16.1  Defeasance......................................................60
Section 16.2  Provision for Payment...........................................61
Section 16.3  Deposit of Funds for Payment of Bonds...........................61
Section 16.4  Opinion of Counsel..............................................62


                                   ARTICLE 17

                            MISCELLANEOUS PROVISIONS

Section 17.1  No Personal Recourse............................................63
Section 17.2  No Rights Conferred on Others...................................63
Section 17.3  Illegal, etc. Provisions Disregarded............................63
Section 17.4  Notices.........................................................63



                                      (iv)
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Section 17.5  Reserved........................................................64
Section 17.6  Successors and Assigns..........................................64
Section 17.7  Headings for Convenience Only...................................64
Section 17.8  Counterparts....................................................64
Section 17.9  Applicable Law..................................................64
Section 17.10 Bank's Rights...................................................64
Section 17.11 Limited Obligation..............................................64

EXHIBIT A - FORM OF BOND.....................................................A-1
EXHIBIT B - FORM OF COMPLETION CERTIFICATE...................................B-1







                                      (v)
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         THIS TRUST INDENTURE dated as of November 1, 1998 is made by and between THE HERTFORD COUNTY INDUSTRIAL FACILITIES AND POLLUTION CONTROL FINANCING AUTHORITY (the "Issuer"), a political subdivision duly created, organized and existing under the laws of the State of North Carolina, and PNC BANK, NATIONAL ASSOCIATION, as Trustee (the "Trustee"), a national banking association having its principal corporate trust office in Pittsburgh, Pennsylvania.


                                    RECITALS

         WHEREAS, the Industrial and Pollution Control Facilities Financing Act, Chapter 159C of the General Statutes of North Carolina, as amended (the "Act"), authorizes the creation of industrial facilities and pollution control financing authorities by the several counties in North Carolina and empowers such authorities to acquire, construct, own, repair, maintain, extend, improve, rehabilitate, renovate, furnish, equip and sell, lease, exchange, transfer or otherwise dispose of industrial or manufacturing facilities to the end that such authorities may be able to promote the right to gainful employment opportunity and private industry and thereby promote the general welfare of the inhabitants of North Carolina by exercising such powers to aid in financing industrial or manufacturing facilities for the purpose of alleviating unemployment or raising below average manufacturing wages, and further authorizes such authorities to loan to others the proceeds of bonds issued for the purpose of paying for all or any part of an industrial or manufacturing facility, to mortgage and pledge any or all of such facilities, whether then owned or thereafter acquired, as security for the payment of the principal of, premium, if any, and interest on any such bonds and any agreements made in connection therewith and to pledge or assign the revenues and receipts from such facilities or loan or from any other source to the payment of such bonds; and

         WHEREAS, the Issuer has been duly organized pursuant to the Act; and

         WHEREAS, in order to further the purposes of the Act, the Issuer proposes to undertake the financing of the acquisition, installation and equipping a facility for the manufacture of aluminum billets (the "Project") in Hertford County, North Carolina, which constitutes an industrial project under the Act, and to obtain the funds therefor by the issuance of its Bonds (as hereinafter defined) under this Indenture; and

         WHEREAS, the Issuer proposes to loan the proceeds from the sale of the Bonds to the Company to acquire and install the Project upon the terms and conditions hereinafter set forth; and

         WHEREAS, the Company and Bank of America National Trust and Savings Association (the "Bank"), will enter into a Letter of Credit Agreement (the "Credit Agreement") dated as of the date hereof pursuant to which the Bank will issue an irrevocable direct-pay letter of credit in an amount not to exceed $6,098,631 (calculated as the initial principal amount of the Bonds plus 60 days' interest computed at an assumed rate of 10% per annum based on a 365 day year, rounded up to the nearest dollar) to the Paying Agent at the request and for the account of the Company upon the terms set forth in the Credit Agreement for payment of the principal of and interest on, when due, the Bonds, for so long as the Bonds bear interest at the Variable Rate; and

         WHEREAS, it has been determined that the financing of the Project will require the issuance, sale and delivery by the Issuer of a series of bonds in the aggregate principal amount of Six Million and No/100 Dollars ($6,000,000) (the "Bonds"); and

         WHEREAS, all acts and conditions required to happen, exist and be performed precedent to and in the issuance of the Bonds and the execution and delivery of this Indenture have happened, exist and have been performed, or at the delivery of the Bonds will exist, will have happened and will have been performed

(i) to make the Bonds, when issued, delivered and authenticated, valid obligations of the Issuer in accordance with the terms hereof and (ii) to make this Indenture a valid, binding and legal trust agreement for the security of the Bonds in accordance with its terms; and

         WHEREAS, the principal, redemption price or purchase price of the Bonds and the interest thereon are to be secured by the funds and accounts established under this Indenture, and by the Company's obligations under the Loan Agreement and under the promissory note (the "Note") issued by the Company to the Issuer to evidence the indebtedness of the Company under the Loan Agreement.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That the Issuer, in consideration of the premises contained herein and of the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the owners thereof, and of the sum of One Dollar, lawful money of the United States of America, to it duly paid by the Trustee at or before the execution and delivery of these presents, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, in order to secure in the following order of priority, FIRST, the payment of the principal of, premium, if any, on and interest on the Bonds according to their tenor and effect and the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, and, SECOND, the payment to the Bank and performance by the Company of its reimbursement and other obligations under the Credit Agreement, does hereby assign, transfer, pledge and grant a security interest unto PNC Bank, National Association, as Trustee and unto its successors in trust and its assigns forever in:

         (1) The Loan Agreement and the Note and all right, title and interest (but not the obligations) of the Issuer under and pursuant to the terms thereof, all payments, revenues and receipts receivable by the Issuer thereunder (except the Reserved Rights), including without limitation any payment or prepayment of the Note; and

         (2) All of the right, title and interest of the Issuer in and to all funds (other than the Arbitrage Rebate Fund, as hereinafter defined) and accounts established under this Indenture and all moneys and investments now or hereafter held therein and all future and present Revenues (as hereinafter defined);

         TO HAVE AND TO HOLD, the Loan Agreement, the Note, the funds and accounts held hereunder (other than the Arbitrage Rebate Fund), the Revenues and the other right, title and interest hereby conveyed and assigned or agreed or intended so to be (collectively the "Trust Estate"), to the Trustee and its successors in said trust and to it and said assigns forever;

         IN TRUST NEVERTHELESS, upon the terms herein set forth, first, for the equal and proportionate benefit, security and protection of all present and future owners of the Bonds issued under and secured by this Indenture without privilege, priority or distinction, as to the lien or otherwise, of any of the Bonds over any other of the Bonds except as provided herein, and second, for the benefit and security of the Bank with respect to the Company's obligations under the Credit Agreement;

         PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal or redemption price of the Bonds and the interest due or to become due thereon, at the times and in the manner mentioned in the Bonds according to the true intent and meaning thereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay or cause to be paid to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof, and if the Company shall pay and perform or cause to be paid and performed all of its reimbursement and other obligations under the Credit Agreement, then, upon such final payments and subject to the provisions of Article 16 hereof, this Indenture and the rights hereby granted shall cease, terminate and be void, and the Trustee shall forthwith release, surrender and otherwise cancel any interest it may have in the Trust Estate; otherwise this Indenture to be and remain in full force and effect.

         THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered and the Trust Estate, including all said payments, revenues and receipts hereby pledged, is to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective owners, from time to time, of the Bonds, or any part hereof, as follows:


                                    ARTICLE 1

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

         Section 1.1 DEFINITIONS. The terms defined in this Article 1 shall for all purposes of this Indenture have the meanings herein specified, unless the context clearly otherwise requires:

         "Act" means the Industrial and Pollution Control Facilities Financing Act, Chapter 159C of the North Carolina General Statutes, as now in effect and as it may from time to time be amended or supplemented.

         "Agreement" means the Loan Agreement of even date herewith between the Issuer, as lender, and the Company, as borrower, as the same may be amended in accordance with its terms and the terms of this Indenture.

         "Affiliate" means any Person directly or indirectly controlling, controlled by or under common control with the Company as certified to the Trustee, the Paying Agent and the Remarketing Advisor.

         "Arbitrage Rebate Fund" means the fund so designated and established pursuant to Section 5.8 of this Indenture.

         "Authorized Denominations" means, with respect to Bonds bearing interest at the Variable Weekly Rate, integral multiples of $100,000 or any integral multiple of $5,000 for amounts in excess of $100,000; provided that no Bond may be issued, transferred, registered, tendered for purchase pursuant to
Article 4 hereof, or sold if, as a result of any such issuance, transfer, registration, tender or sale, any Bond shall be Outstanding in a denomination less than $100,000 prior to conversion to a Fixed Rate. After the Fixed Rate Conversion Date, "Authorized Denominations" means $5,000 or any integral multiple thereof.

         "Authorized Representative" means any Person designated by the Company, by duly executed certificate delivered to the Trustee, to act on behalf of the Company.

         "Available Moneys" means proceeds of the drawing under the Letter of Credit; provided that (i) when used with respect to payment of amounts due in respect of any Custody Bonds or Company Bonds, Available Moneys means any moneys held by the Paying Agent or the Trustee and available for such payment pursuant to the terms of this Indenture, but shall not include moneys drawn under the Letter of



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

Credit; (ii) after the Bonds have been converted to bear interest at a Fixed Rate and a Fixed Rate Letter of Credit is in effect, when used as the part of the optional redemption price of Bonds constituting premium in excess of par thereof, Available Moneys also includes moneys paid to the General Account for at least one hundred twenty-three (123) days prior to the expiration of which no case under the United States Bankruptcy Code (Title 11 of the United States
Code) shall have been commenced by or against the Company without having been dismissed subject to no further appeal (and proceeds from the investment thereof); and (iii) after the Bonds have been converted to a Fixed Rate, so long as a Fixed Rate Letter of Credit is not in effect, any moneys on deposit in the Bond Fund.

         "Bank" means Bank of America National Trust and Savings Association, Chicago, Illinois, as issuer of the Original Letter of Credit, and the bank or other financial institution issuing any replacement Letter of Credit.

         "Bond" or "Bonds" means any of The Hertford County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds (Easco Corporation Project), Series 1998, authenticated and delivered under this Indenture.

         "Bond Counsel" means initially, Hunton & Williams, Raleigh, North Carolina, and any counsel named in the list of "Municipal Bond Attorneys" published in the then current edition of The Bond Buyer's DIRECTORY OF MUNICIPAL BOND DEALERS or counsel determined by the Trustee to be qualified to pass upon legal questions related to municipal bonds.

         "Bond Fund" means the fund so designated and established pursuant to
Section 5.2 of this Indenture.

         "Bond Resolution" means the resolution adopted by the Issuer on October 20, 1998, authorizing, INTER ALIA, the issuance, sale and delivery of the Bonds.

         "Bond Register" shall have the meaning specified in Section 2.5 of this Indenture.

         "Bond Year" means the one-year period from the Issue Date to, but not including, the first anniversary of such date, and the one-year period beginning on the first and each successive anniversary of the Issue Date until the Bonds are retired.

         "Bondholder" or "Owner" means the registered owner of any Bond.

         "Book Entry Form" or "Book Entry System" means a form or system under which (i) the beneficial right to payment of principal of and interest on the Bonds may be transferred only through a book entry and (ii) physical Bonds in fully registered form are issued only to a Depository or its nominee as registered owner, with the Bonds "immobilized" in the custody of the Depository, and the book entry is the record that identifies the owners of beneficial interests in the Bonds.

         "Business Day" means any day other than (i) a Saturday or Sunday, or
(ii) a day on which banking institutions in Pittsburgh, Pennsylvania, Chicago, Illinois, or any other city in which the Principal Office of any of the Trustee, the Paying Agent, the Remarketing Advisor or the Bank, is located, are required or authorized by law (including executive order) to close or on which the Principal Office of any of the Trustee, the Paying Agent, the Remarketing Advisor or the Bank is closed for reasons not related to financial conditions.

         "Cessation of Operation" means that the Project shall have ceased to be operated as a "project" within the meaning of the Act, PROVIDED HOWEVER, that a Cessation of Operation shall not be deemed to have occurred until 90 days shall have elapsed after written notice has been given to the Company by the Issuer or the Trustee that operation of the Project has ceased and the Company shall not have demonstrated to the satisfaction of the Issuer and the Trustee that the Company (or an assignee or lessee permitted hereunder) is operating the Project as a "project."

         "Closing" means the concurrent initial delivery of the Bonds against initial payment therefor.

         "Closing Date" means the date of the Closing.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated or in effect thereunder.

         "Company" means Easco Corporation, a corporation duly organized and exiting under the laws of the State of Maryland.

         "Company Bonds" means any Bonds of which ownership is registered in the name of the Company or any Affiliate, other than Custody Bonds.

         "Company Purchase Account" means the account so designated and established pursuant to Section 4.1.H of this Indenture.

         "Condemnation Award" means any award or payment (less any expenses, including attorneys fees, incurred by the Issuer, the Trustee, the Bank or the Company in connection therewith) which may be made with respect to the Project as a result of (i) the taking of all or any portion of the Project by the exercise of the right of eminent domain by any governmental body, or by any person, firm or corporation acting under a governmental body, or by any person, firm or corporation acting under governmental authority (or a bona fide sale in lieu of such taking) or (ii) the alteration of the grade of any street.

         "Construction Fund" means the fund so designated and established pursuant to Section 5.4 of this Indenture.

         "Construction Fund Surplus Account" means the account so designated pursuant to Section 5.6 of this Indenture.

         "Costs of the Project" means the costs of the Project, within the limitations set forth in the Code, including without limitation the following:

         (1) all costs and expenses incurred by or for the account of the Company in connection with the planning, development and design of the Project, including the cost of preliminary investigations, surveys, estimates, environmental assessments, plans and specifications;

         (2) all costs of acquiring the Project Site and acquiring, constructing and installing the Project Facilities, including any modifications or improvements to the Project Site, the cost to the Company of supervising construction, payments to contractors, workmen, and materialmen and fees for professional or other specialized services;

         (3) all costs of acquiring and installing machinery and equipment which will constitute part of the Project Facilities;

         (4) the cost of contract bonds and insurance of all kinds that may be necessary or desirable in connection with the construction of the Project Facilities which are not paid for by any contractor or otherwise provided for;

         (5) all expenses incurred in connection with the issuance and sale of the Bonds, including, without limitation, all legal, accounting, financial, printing, recording and filing fees and expenses;

         (6) all amounts necessary to pay in part or in full temporary loans and advances made to the Company if the funds provided by such loans or advances were used by the Company to pay a portion or all of the cost of constructing or acquiring the Project;

         (7) interest on the Bonds during the construction of the Project (to the extent permitted under the Code); and

         (8) all amounts necessary to reimburse the Company for moneys paid or advanced by the Company for any of the aforesaid costs and expenses.

         "Counsel" means an attorney-at-law or law firm (who may be counsel for the Issuer or the Company) satisfactory to the Trustee.

         "County" means the County of Hertford, North Carolina.

         "Credit Agreement" means the Credit Agreement dated March 18, 1994, as amended by First Amendment to Credit Agreement dated January 31, 1995, Second Amendment to Credit Agreement dated February 18, 1997, and Third Amendment to Credit Agreement dated as of October 30, 1998, between the Company and the Bank, as the same may be amended, supplemented, or otherwise modified from time to time and filed with the Paying Agent, and any agreement of the Company with the Person issuing a replacement Letter of Credit setting forth the obligations of the Company to such Person arising out of any payments under the replacement Letter of Credit and which provides that it shall be deemed to be a Credit Agreement for the purpose of this Indenture.

         "Custody Bonds" shall have the meaning specified in Section 4.4.A of this Indenture.

         "Depository" means any securities depository that is a clearing agency under federal law operating and maintaining, together with its participants, a Book Entry System to record beneficial ownership of the Bonds, and to effect transfers of the Bonds, in Book Entry Form, and includes The Depository Trust Company (a limited purpose trust company), New York, New York.

         "Determination of Taxability" means the determination that interest on the Bonds is includable in the gross income of the Owners thereof (other than an Owner who is a "substantial user" of the Project or a " Related Person", within the meaning of Section 147(a) the Code or rules and regulations, or a Related Person) which determination is deemed to be made upon the occurrence of either of the following: (1) a final determination, decision or decree by the Commissioner or any District Director of the Internal Revenue Service, or by any court of competent jurisdiction, for which all appeal or challenge periods have expired without challenge or appeal having been instituted and which is not subject to further review, in a proceeding in which the Company was afforded opportunity to contest the issues involving federal income tax treatment of interest on the Bonds, either directly or in the name of the Owner of the Bonds; or (2) an opinion of Bond Counsel, received by the Trustee, to the effect that interest on the Bonds is includable in the gross income of any Owner thereof who is neither a "substantial user" of the Project, within the meaning of the Code, or a Related Person; provided that if in the opinion of Bond Counsel a "Determination of Taxability" does not render interest on all of the Bonds includable in gross income for federal income tax purposes, a Determination of Taxability shall not be deemed to have occurred as to those Bonds the interest on which remains excludable in the opinion of such Bond Counsel, from the gross income of the Owners thereof for federal income tax purposes.

         "Event of Default" means any of the events specified in Section 10.1 of this Indenture to be an Event of Default.

         "Event of Taxability" means any event, act or omission that may cause the interest on the Bonds to be includable in the gross income of the Owners thereof (other than an Owner who is a "substantial user" within the meaning of Section 147(a) of the Code or a Related Person thereof).

         "Expiration Tender Date" means the Interest Payment Date immediately preceding the stated expiration date of the Letter of Credit.

         "Facilities" means the Project and all improvements thereto.

         "Favorable Opinion" means an opinion of Bond Counsel addressed to the Issuer and the Trustee to the effect that the action proposed to be taken is authorized or permitted by the Act and this Indenture and will not adversely affect any exclusion from gross income of interest on the Bonds for purposes of federal income taxation.

         "Fixed Rate" means the fixed rate of interest on the Bonds determined pursuant to Section 3.3.E of this Indenture.

         "Fixed Rate Conversion Date" means the date on which the Bonds begin to bear interest at a Fixed Rate.

         "Fixed Rate Letter of Credit" means any Letter of Credit delivered to the Paying Agent pursuant to Section 6.9 of this Indenture.

         "General Account" means the account so designated and established pursuant to Section 5.2 of this Indenture.

         "General Debt Service Account" means the account so designated and established pursuant to Section 5.2 of this Indenture.

         "Governing Body" means the Board of Commissioners of the County of Hertford, North Carolina, as duly constituted from time to time.

         "Indenture" means this Trust Indenture as amended or supplemented as of the time in question.

         "Interest Payment Date" means (i) for Bonds bearing interest at the Variable Weekly Rate, the first Business Day of each month, commencing December 1, 1998, and (ii) for Bonds bearing interest at the Fixed Rate, the first day of each November and May.

         "Investment Grade Rating" means a rating assigned to the Bonds within the top four (4) rating categories of Moody's or S&P or a comparable rating from another nationally recognized rating agency.

         "Issuance Costs" means all reasonable costs incurred in connection with the issuance of the Bonds, including without limitation, all financial, legal, accounting and appraisal costs; the Issuer's actual out-of-pocket expenses; the costs of printing and reproduction; the initial fees of the Trustee (including the first year's annual fee), the Remarketing Advisor and any Paying Agent; all costs, fees and expenses related to the Original Letter of Credit; any filing or recording costs; and all other reasonable costs incident to the issuance, sale and delivery of the Bonds.

         "Issue" means all Bonds (i) issued at substantially the same time and
(ii) sold pursuant to a common plan of financing, as determined in accordance with Temporary Federal Income Tax Regulation Section 1.150-1T(c), unless otherwise provided in an opinion of Bond Counsel.

         "Issue Date" shall have the meaning specified in Section 2.2.D of this Indenture.

         "Letter of Credit" means the Original Letter of Credit or any letter of credit substituted therefor or any replacement letter of credit delivered to the Paying Agent pursuant to Section 6.5 or 6.7 of this Indenture or any Fixed Rate Letter of Credit.

         "Letter of Credit Debt Service Account" means the account so designated and established pursuant to Section 5.2 of this Indenture.

         "Letter of Credit Purchase Account" means the account so designated and established pursuant to Section 4.1.G of this Indenture.

         "LGC" means the Local Government Commission of North Carolina, a division of the Department of State Treasurer, and any successor or successors thereto.

         "Loan Repayments" shall have the meaning set forth in the Agreement.

         "Minimum Fixed Rate" means the minimum fixed rate of interest on the Bonds determined pursuant to Section 3.3.E of this Indenture.

         "Moody's" means Moody's Investors' Services, Inc., a Delaware corporation, and its successors and assigns, and if it shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, Moody's shall be deemed to refer to any other nationally recognized securities rating agency designated by the Remarketing Advisor, with the consent of the Company and the Issuer.

         "Note" means the promissory note of the Company dated the Closing Date and otherwise in substantially the same form as is set forth in Exhibit A to the Agreement.

         "Original Letter of Credit" means the Bank's Irrevocable Letter of Credit No. 7400586, dated the Closing Date, issued in favor of the Paying Agent, for the account of the Company.

         "Outstanding" in connection with the Bonds means, as of the time in question, all Bonds authenticated and delivered under the Indenture, except:

         A. Bonds theretofore canceled or required to be canceled under
Section 2.10 of this Indenture;

         B. On or after any purchase date for Bonds to be purchased pursuant to
Article 4, all Undelivered Bonds (or portions of Bonds) which are purchased on such date, provided that funds sufficient for such purchase are on deposit with the Paying Agent;

         C. Bonds which are deemed paid in accordance with Article 16; and

         D. Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to Article 2;

         Provided that in determining whether the Owners of a requisite aggregate principal amount of Bonds Outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof or of the Agreement, the Note, or the Credit Agreement, Company Bonds, Custody Bonds and any other Bonds which the Trustee knows to be owned by the Company or an Affiliate (unless all of the Outstanding Bonds are then Company Bonds) shall be disregarded for the purpose of any such determination; provided that Custody Bonds and other Bonds so owned which have been pledged in good faith shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company or an Affiliate.

         "Paying Agent" means any national banking association, bank and trust company or trust company appointed as such by the Issuer and accepting such appointment for the time being pursuant to Article 12 of this Indenture. The initial Paying Agent is PNC Bank, National Association.

         "Person" means any natural person, partnership, corporation, trust, limited liability corporation or other entity.

         "Placement Agreement" means the Placement Agreement dated as of November 1, 1998 among the Issuer, the Company and PNC Capital Markets, Inc., providing for the initial placement and the delivery of the Bonds.

         "Prevailing Market Conditions" means, to the extent relevant (in the best professional judgment of the Remarketing Advisor) at the time of the establishment of an interest rate for the Bonds in accordance with this Indenture,

         A. any past sales of, or efforts to sell, the Bonds at a purchase price equal to the principal amount thereof, plus accrued interest thereon;

         B. interest rates for comparable securities (1) with interest rate periods and demand purchase options substantially the same as the Bonds and bearing interest at a variable rate intended to maintain their secondary market price at the principal amount thereof, plus accrued interest thereon, and
(2) rated by a national credit rating agency in the same category as the Bonds;

         C. other financial market rates and indices that may have a bearing on the rate of interest (which may include, without limitation, rates and rate periods borne by comparable securities, commercial paper, urban renewal project notes and United States Treasury Bills; commercial bank prime rates, certificate of deposit rates and federal fund rates; the London Interbank Offered Rate);

         D. general financial market conditions (including current forward supply) that may have a bearing on the rate of interest;

         E. the financial condition, results of operations and credit standing of the Bank and/or the Company to the extent such standing has a bearing on the rate of interest of the Bonds; and

         F. any other relevant factor affecting the marketability of the Bonds.

         "Principal Office" of an entity means its principal office (in the case of the Trustee and the Paying Agent its principal corporate trust office) at the address set forth in Section 17.4 of this Indenture, or any other office so designated in writing by such entity to the Issuer, the Trustee, the Paying Agent, the Company and the Bank.

         "Project" means the Project Site and the Project Facilities. Any reference to construction and installation of the Project includes all work necessary to plan and design the Project and all work necessary to prepare the Project Site or any part thereof for the construction and installation of any part of the Project Facilities, including any necessary excavation and site preparation work, the design and construction of such foundation and structures as shall be necessary or desirable in connection with the Project and the modification of existing parts of the Project to such extent as shall be necessary to complete the Project.

         "Project Facilities" or "Facilities" means the manufacturing facility on the Project Site and all fixtures, machinery and equipment and other items of tangible personal property located or installed at the Project Site, the costs of which, in whole or in part, are paid by the Company, or reimbursed to the Company as Costs of the Project, from the proceeds of the Bonds, including all accessions thereto, modifications thereof, and replacements therefor, as such real estate, improvements, fixtures, machinery and equipment are more specifically described in Exhibit C to the Agreement.

         "Project Site" means the land described in Exhibit B to the Agreement.

         "Rebate Amount" means, with respect to each issue of tax-exempt bonds, the amount required to be paid to the United States of America pursuant to
Section 148(f) of the Code and the regulations in effect thereunder, as determined by the Rebate Consultant.

         "Rebate Consultant" means Bond Counsel, or any nationally recognized firm of certified public accountants or any other Person reasonably acceptable to the Trustee which is expert in making the determinations required by
Section 148(f) of the Code.

         "Rebate Year" means, as to each Issue of Bonds which are "tax-exempt" within the meaning of Section 150(a) of the Code, (i) for the first Rebate Year, the period ending five (5) years after the date of issuance of such Issue,
(ii) for the last Rebate Year, the period beginning on the date after the expiration of the preceding Rebate Year and ending on the Retirement Date, and
(iii) for all other Rebate Years, the five year period beginning on the date after the expiration of the preceding Rebate Year.

         "Record Date" means, as the case may be, the applicable Regular Record Date or Special Record Date.

         "Regular Record Date" means the Business Day immediately preceding each Interest Payment Date or, if such day is not a Business Day, the Business Day next preceding such day; provided that if the Bonds bear interest at a Fixed Rate, then the Regular Record Date shall be the 15th day of the month immediately preceding the month in which the Interest Payment Date occurs.

         "Related Person" means a "related person" as defined in
Section 144(a)(3) of the Code.

         "Remarketing Advisor" means PNC Capital Markets, Inc. and its successors in such capacity, as provided in Article 13 of this Indenture.

         "Remarketing Agreement" means the Remarketing Agreement dated as of November 1, 1998, between the Company and the Remarketing Advisor or any agreement executed by the Company and any subsequent Remarketing Advisor appointed pursuant hereto.

         "Remarketing Proceeds Purchase Account" means the account so designated and established pursuant to Section 4.1.F of this Indenture.

         "Replacement Tender Date" means the Interest Payment Date immediately preceding a replacement date of the Letter of Credit.

         "Reserved Rights" shall have the meaning assigned to such term in the Agreement.

         "Retirement Date" means, as to each Issue of Bonds which are "tax-exempt" within the meaning of Section 150(a) of the Code, the date on which the last Bond of such Issue is retired.

         "Revenues" means (i) all amounts paid or payable by the Company under the Agreement and the Note and assigned to the Trustee hereunder; (ii) any proceeds of Bonds originally deposited with the Trustee for the payment of interest accrued on the Bonds or otherwise paid to the Trustee by or on behalf of the Company or the Issuer for deposit in the Bond Fund or moneys remaining in the Construction Fund following completion of the Project; (iii) any insurance proceeds or condemnation awards in respect of the Project receivable by the Trustee; (iv) investment income with respect to any moneys held by the Trustee under this Indenture, except for investment income on moneys held in the Arbitrage Rebate Fund; and (v) any moneys paid to the Paying Agent by drawing under the Letter of Credit.

         "S&P" means Standard & Poor's Corporation, a New York corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, S&P shall be deemed to refer to any other nationally recognized securities rating agency designated by the Remarketing Advisor, with the consent of the Company and the Issuer.

         "Special Record Date" means such date as may be fixed for the payment of defaulted interest in accordance with Section 2.7 of this Indenture.

         "State" means the State of North Carolina.

         "Trust Estate" shall have the meaning set forth in the Granting Clauses of this Indenture.

         "Trustee" means PNC Bank, National Association, Pittsburgh, Pennsylvania, and its successor for the time being in the trust hereunder.

         "Trustee's Extraordinary Fees and Expenses" refers to all reasonable fees, expenses and costs incurred by the Trustee in connection with the performance of extraordinary services hereunder, including, but not limited to, its reasonable fees and attorneys' fees, expenses, advances and costs resulting from (i) a default of the Bonds; (ii) any litigation relating to the Bonds; or
(iii) any change of law which, in the opinion of the Trustee's counsel, is a material change affecting the Bonds.

         "Undelivered Bonds" means any Bonds subject to purchase pursuant to
Section 4.1 or 4.2 of this Indenture which the Owner has failed to deliver as described in Section 4.1.K or 4.2.K of this Indenture.

         "Variable Weekly Rate" means the variable rate of interest borne by the Bonds from the date of original issuance until the Fixed Rate Conversion Date.

         "Weekly Rate" means the rate of interest borne by the Bonds for a Weekly Rate Period determined pursuant to Section 3.2 of this Indenture.

         "Weekly Rate Period" means, while the Bonds bear interest at a Variable Weekly Rate, the weekly period which begins on Thursday of each calendar week and ends at the close of business on Wednesday of the immediately following calendar week; except that in the case of conversion to a Fixed Rate, the last Weekly Rate Period prior to such conversion shall end on the day immediately preceding the Fixed Rate Conversion Date. The Weekly Rate for each Weekly Rate Period shall be effective from and including the commencement date of such period (Thursday) and shall remain in effect through and including the last day thereof (Wednesday).

         Section 1.2 RULES OF CONSTRUCTION; TIME OF DAY. In this Indenture, unless otherwise indicated, (i) defined terms may be used in the singular or the plural and the use of any gender includes all genders; (ii) the words hereof, herein, hereto, hereby and hereunder (except in the form of Bonds) refer to this entire Indenture; and (iii) all references to particular Articles or Sections are references to the Articles or Sections of this Indenture. References to any time of the day in this Indenture shall refer to Eastern standard time or Eastern daylight saving time, as in effect in Pittsburgh, Pennsylvania on such day.


                                    ARTICLE 2

                                    THE BONDS

         Section 2.1 AMOUNT, FORM AND ISSUANCE OF BONDS.

         A. The Bonds shall, except as provided in Section 2.8 of this Indenture, be limited to $6,000,000 in aggregate principal amount and shall contain substantially the terms recited in the form of Bond set forth in EXHIBIT A hereto. No additional series of Bonds may be issued under this Indenture. All Bonds shall provide that principal (or redemption price) and interest in respect thereof shall be payable only out of the Revenues. The Issuer may cause a copy of the text of the opinion of Bond Counsel delivered in connection with the issuance of the Bonds to be printed on such Bonds, and, upon request of the Issuer, and upon deposit with the Trustee and the Paying Agent of executed counterparts of such opinion, the Paying Agent shall certify to the correctness of the copy appearing on the Bonds by manual or facsimile signature. Pursuant to recommendations promulgated by the Committee on Uniform Security Identification Procedures, CUSIP numbers may be printed on the Bonds. The Bonds may bear such endorsement or legend satisfactory to the Paying Agent as may be required to conform to usage or law with respect thereto.

         B. Bonds authenticated and delivered prior to the Fixed Rate Conversion Date shall set forth, in the place provided for designating the interest rate, the words "Variable Weekly Rate."

         C. Bonds authenticated and delivered on or after the Fixed Conversion Date (1) shall set forth, in the place provided for designating the interest rate, the appropriate rate of interest per annum and (2) may have deleted therefrom, or appropriately modified, any provisions or references in the form of Bond set forth in EXHIBIT A hereto which are no longer applicable.

         D. Upon the execution and delivery hereof, the Issuer shall execute or cause the execution of the Bonds in the principal amount of $6,000,000 and deliver them to the Paying Agent for authentication. At the direction of the Issuer, the Paying Agent shall authenticate the Bonds and deliver them to the purchasers thereof.

         Section 2.2 DESIGNATION, DENOMINATIONS, MATURITY, DATES, INTEREST ACCRUAL AND TENDER.

         A. The Bonds shall be designated "The Hertford County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds (Easco Corporation Project), Series 1998".

         B. The Bonds shall be issued in Authorized Denominations.

         C. The Bonds shall mature, subject to prior redemption as provided in the form thereof set forth in EXHIBIT A hereto, on November 1, 2013.

         D. The Bonds shall have an "Issue Date" which shall be November 5, 1998, the date of original issuance and first authentication and delivery against payment, which shall be set forth on all Bonds authenticated by the Paying Agent. Bonds issued prior to the first Business Day of December, 1998, shall be dated the Issue Date. Bonds issued on or subsequent to the first Business Day of December, 1998, shall be dated as of the Interest Payment Date next preceding the date of authentication thereof, unless such date of authentication shall be an Interest Payment Date to which interest on the Bonds has been paid in full or duly provided for, in which case they shall be dated as of such date of authentication; provided that if, as shown by the records of the Paying Agent, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for transfer or exchange shall be dated as of the date to which interest has been paid in full on the Bonds or, if no interest has been paid on the Bonds, the Issue Date of the Bond.

         E. The Bonds shall bear interest from and including the Issue Date thereof until payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise. Interest on the Bonds shall be determined as provided in Article 3 of this Indenture. Interest on the Bonds shall be paid on each Interest Payment Date. Each Bond shall bear interest on overdue principal at the rates borne by the Bonds during such time. Interest accrued on the Bonds at the Variable Weekly Rate shall be computed on the basis of an actual year of 365 days or 366 days, as applicable, and the number of days actually elapsed. Interest accruing on the Bonds at the Fixed Rate shall be computed on the basis of an assumed year of 360 days containing twelve (12) 30-day months.

         F. So long as the Bonds bear interest at a Variable Weekly Rate, the Bonds shall be subject to optional and mandatory tender as provided in Article 4 of this Indenture.

         G. Any Bond authenticated and delivered after the last Interest Payment Date preceding the termination of the Letter of Credit supporting such Bond shall have noted on the face thereof that the Letter of Credit has expired and no longer supports payment of such Bond and any other information which the Issuer deems appropriate, unless a replacement Letter of Credit meeting the requirements of Section 6.7 of this Indenture has been delivered in respect of such Bond.

         Section 2.3 EXECUTION. The Bonds shall be executed by the manual or facsimile signature of the Chairman and attested and sealed by the Secretary of the Issuer. In case any officer whose signature or facsimile of whose signature shall appear on any Bonds shall cease to be such officer before the delivery of such Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes as if he had remained in office until delivery.

         Section 2.4 AUTHENTICATION. No Bond shall be valid for any purpose until the certificate of authentication thereon shall have been duly executed by the Trustee or the Paying Agent, and such authentication shall be conclusive proof that such Bond has been duly authenticated and delivered under this Indenture and that the Owner thereof is entitled to the benefit of the trust hereby created.

         Section 2.5 REGISTRATION, TRANSFER AND EXCHANGE.

         A. All Bonds shall be issued in fully-registered form. The Bonds shall be registered upon original issuance and upon subsequent transfer or exchange as provided in this Indenture. The Paying Agent shall act as registrar and transfer agent for the Bonds. The Paying Agent shall keep at its Principal Office a register (the "Bond Register") in which, subject to such reasonable regulations as it, the Trustee or the Issuer may prescribe, the Issuer shall provide for the registration of the Bonds and for the registration of transfers of the Bonds. The Paying Agent shall, at any time as reasonably requested by the Trustee, certify and furnish to the Trustee, the names, addresses and holdings of Bondholders and any other relevant information reflected in the Bond Register, and the Trustee shall for all purposes be fully entitled to rely upon the information so furnished to it and shall have no liability or responsibility in connection with the preparation thereof.

         B. Bonds may be transferred only on the Bond Register. Upon surrender for transfer of any Bond at the Principal Office of the Paying Agent, the Issuer shall execute and the Paying Agent shall authenticate and deliver in the name of the transferee or transferees, one or more new fully registered Bonds of Authorized Denomination in the aggregate principal amount which the Owner is entitled to receive.

         C. At the option of the Owner, Bonds may be exchanged for other Bonds of any other Authorized Denomination, of a like aggregate principal amount, upon surrender of the Bonds to be exchanged at the Principal Office of the Paying Agent. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Paying Agent shall authenticate and deliver, the Bonds which the Bondholder making the exchange is entitled to receive.

         D. All Bonds presented for transfer or exchange, redemption or payment (if so required by the Issuer, the Paying Agent or the Trustee), shall be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form and with guaranty of signature satisfactory to the Paying Agent, duly executed by the Owner or by an attorney duly authorized in writing.

         E. No service charge shall be made for any transfer or exchange of Bonds, but the Issuer or the Paying Agent may require payment by a Bondholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         F. Except as provided in Article 4 of this Indenture, the Issuer shall not be required to transfer or exchange any Bonds after the date any Bond or Bonds are selected, called or are being called for redemption.

         G. Bonds delivered to Owners upon any transfer or exchange shall be valid obligations of the Issuer secured by this Indenture and shall be entitled to all of the security and benefit hereof to the same extent as the Bonds surrendered.

         Section 2.6 PERSONS DEEMED OWNERS. The Issuer, the Trustee and the Paying Agent may deem and treat the Person in whose name ownership of any Bond is registered as the absolute owner thereof (whether or not such Bond shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee or the Paying Agent) for the purpose of receiving payment of or on account of the principal of, and premium, if any, and interest on, such Bond, and for all other purposes, and neither the Issuer, the Trustee nor the Paying Agent shall be affected by any notice to the contrary. All such payments so made to any such Owner, or upon order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bond.

         Section 2.7 PAYMENT OF PRINCIPAL AND INTEREST; RECORD DATES.

         A. The principal and redemption price of any Bond shall be payable, upon presentation and surrender of such Bond, at the Principal Office of the Trustee or Paying Agent. Interest on any Bond shall be payable on each Interest Payment Date by check mailed to the address of the Person or Owner entitled thereto as such address shall appear in the Bond Register; provided that at the written request of any Owner of at least One Million Dollars ($1,000,000) in aggregate principal amount of Bonds, received by the Paying Agent at least one
(1) Business Day before the corresponding Record Date, or in the case of Bonds registered to the Depository or its nominee, interest accrued on the Bonds at a Variable Weekly Rate will be paid to such Owner by wire transfer within the continental United States in immediately available funds to the bank account number of such Owner specified in such request and entered by the Paying Agent on the Bond Register; and, provided further that interest payable at maturity or upon redemption shall be paid only upon presentation and surrender of such Bonds. The principal or redemption price and purchase price becoming due with respect to Bonds bearing interest at a Variable Weekly Rate shall, at the written request of any Owner of at least $1,000,000 in aggregate principal amount of such Bonds received by the Paying Agent at least 15 days before the maturity date, redemption date or payment date, as the case may be, or in the case of Bonds registered to the Depository or its nominee, be paid by wire transfer within the continental United States in immediately available funds to the bank account number of such Owner appearing on the Bond Register, but only upon presentation and surrender of such Bonds. The principal, redemption price or purchase price of and interest on the Bonds shall be paid in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts.

         B. Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person or Owner in whose name that Bond is registered at the close of business on the Regular Record Date for such interest.

         C. Any interest on any Bond which is payable on any Interest Payment Date but is not paid or provided for on such date or within three (3) Business Days thereafter (herein called "Defaulted Interest") shall forthwith cease to be payable to the Owner on the relevant Regular Record Date by virtue of having been such Owner, and such Defaulted Interest shall be paid, pursuant to Section
10.10 of this Indenture, to the Owner in whose name the Bond is registered at the close of business on a Special Record Date to be fixed by the Trustee, such Special Record Date to be not more than fifteen (15) nor less than five (5) days prior to the date of proposed payment. The Paying Agent shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Bondholder, at the Bondholder's address as it appears in the Bond Register, not less than ten (10) days prior to such Special Record Date.

         D. Subject to the foregoing provision of this Section, each Bond delivered under this Indenture upon transfer of or exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

         Section 2.8 MUTILATED, DESTROYED, LOST OR STOLEN BONDS.

         A. If any Bond shall become mutilated, lost, stolen or destroyed, the affected Bondholder shall be entitled to the issuance of a substitute Bond only as follows:

         (1) in the case of a lost, stolen or destroyed Bond, the Bondholder shall (i) provide written notice of the loss, theft or destruction to the Paying Agent within a reasonable time after the Bondholder receives notice of the loss, theft or destruction, (ii) request in writing the issuance of a substitute

Bond, and (iii) provide evidence, satisfactory to the Paying Agent, of the ownership and the loss, theft or destruction of the affected Bond;

         (2) in the case of a mutilated Bond, the Bondholder shall surrender the Bond to the Paying Agent for cancellation; and

         (3) in all cases, the Bondholder shall provide in writing indemnity against any and all claims arising out of or otherwise related to the issuance of substitute Bonds pursuant to this Section satisfactory to the Issuer, the Paying Agent, the Trustee, the Company and the Bank.

         Upon compliance with the foregoing, a new Bond of like tenor and denomination, executed by the Issuer, shall be authenticated by the Paying Agent and delivered to the Bondholder, all at the expense of the Bondholder to whom the substitute Bond is delivered. Notwithstanding the foregoing, the Paying Agent shall not be required to authenticate and deliver any substitute Bond for a Bond which has been called for redemption or which has matured or is about to mature and, in any such case, the principal or redemption price and interest then due or becoming due shall be paid by the Paying Agent in accordance with the terms of the mutilated, lost, stolen or destroyed Bond without substitution therefor.

         B. Every substituted Bond issued pursuant to this Section 2.8 shall constitute an additional contractual obligation of the Issuer and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder unless the Bond alleged to have been destroyed, lost or stolen shall be at any time enforceable by a bona fide purchaser for value without notice. In the event the Bond alleged to have been destroyed, lost or stolen shall be enforceable by anyone, the Issuer may recover the substitute Bond from the Bondholder to whom it was issued or from anyone taking under the Bondholder except a bona fide purchaser for value without notice.

         C. All Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or investment or other securities without their surrender.

         Section 2.9 TEMPORARY BONDS. Pending preparation of definitive Bonds, or by agreement with the purchasers of all the Bonds, the Issuer may issue, and, upon its request, the Paying Agent shall authenticate, in lieu of definitive Bonds one or more temporary printed or typewritten Bonds in denominations of $100,000 and integral multiples of $5,000 for amounts in excess of $100,000 of substantially the tenor set forth in EXHIBIT A hereto. Upon request of the Issuer, the Paying Agent shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.

         Section 2.10 CANCELLATION AND DESTRUCTION OF SURRENDERED BONDS. Bonds surrendered for payment, redemption, transfer, defeasance or exchange and Bonds surrendered to the Paying Agent by the Issuer or by the Company for cancellation shall be canceled and destroyed by the Paying Agent and a certificate of such cancellation and destruction shall be promptly delivered to the Issuer. Bonds purchased pursuant to Article 4 of this Indenture shall not be surrendered but shall remain Outstanding Bonds, unless otherwise specifically provided in this Indenture.

         Section 2.11 DISPOSITION OF PROCEEDS OF BONDS. Upon the issuance and sale of the Bonds, the Issuer shall order the proceeds thereof to be delivered to the Trustee and the Trustee shall forthwith deposit such proceeds in the Construction Fund, except that any such proceeds constituting accrued interest on the Bonds shall be deposited in the Bond Fund.

         Section 2.12 BOOK ENTRY FORM FOR BONDS. The Bonds shall be initially issued to a Depository for use in a Book Entry System, and the following provisions of this Section 2.12 shall apply notwithstanding any other provision of this Indenture: (i) there shall be a single Bond of each maturity; (ii) those Bonds shall be registered in the name of the Depository or its nominee, as registered owner, and immobilized in the custody of the Depository; (iii) the beneficial owners in Book Entry Form shall have no right to receive Bonds in the form of physical securities or certificates; (iv) ownership of beneficial interests in any Bonds in Book Entry form shall be shown by book entry on the Book Entry System maintained and operated by the Depository, and transfers of the ownership of beneficial interests shall be made only by the Depository and by book entry; and (v) the Bonds as such shall not be transferable or exchangeable, except for transfer to another Depository or to another nominee of a Depository, without further action by the Issuer. The principal of and interest and redemption premium, if any, on the Bonds in Book Entry Form registered in the name of a Depository or its nominee shall be payable in same day funds delivered to the Depository or its authorized representative (i) in the case of interest, on each Interest Payment Date, and (ii) in all other cases, as provided in the form of Bond set forth in EXHIBIT A hereto.

         The Issuer shall deliver a Blanket Issuer Letter of Representations to The Depository Trust Company, as Depository, and the provisions of such letters shall be incorporated herein by reference.

         If any Depository determines not to continue to act as a depository for the Bonds for use in a Book Entry System, the Company, on behalf of the Issuer, and the Trustee may attempt to have established a securities depository/book entry relationship with another qualified Depository. If the Company, on behalf of the Issuer, and the Trustee do not or are unable to do so, the Company, on behalf of the Issuer, and the Trustee, after the Trustee has made provision for notification of the beneficial owners by the then Depository, shall permit withdrawal of the Bonds from the Depository, and authenticate and deliver Bond certificates in fully registered form to the assigns of the Depository or its nominee, all at the cost and expense (including costs of printing definitive Bonds) of the Company.


                                    ARTICLE 3

                             INTEREST RATES ON BONDS

         Section 3.1 INITIAL INTEREST RATE. All Bonds shall bear interest at a Variable Weekly Rate from the Closing Date until the interest rate on the Bonds shall be, if ever, converted to a Fixed Rate as provided in Section 3.3 of this Indenture.

         Section 3.2 VARIABLE WEEKLY RATE. So long as the Bonds bear interest at the Variable Weekly Rate, a Weekly Rate shall be determined for each Weekly Rate Period as follows. The Weekly Rate for each Weekly Rate Period shall be effective from and including the commencement date of such period (Thursday) and shall remain in effect through and including the last day thereof (the following Wednesday). Each such Weekly Rate shall be determined by the Remarketing Advisor on the Wednesday, or if such Wednesday is not a Business Day, on the Business Day next preceding the commencement date of the Weekly Rate Period to which it relates, and shall be provided by the Remarketing Advisor to the Paying Agent by the close of business on such day by telephone, promptly confirmed in writing. The Weekly Rate so to be determined shall be the lowest rate of interest which, in the judgment of the Remarketing Advisor, would cause the Bonds to have a market value equal to the principal amount thereof, plus accrued interest, taking into account Prevailing Market Conditions as of the date of determination; provided that (i) if the

Remarketing Advisor fails for any reason to determine and notify the Paying Agent of the Weekly Rate for any Weekly Rate Period, the Weekly Rate shall be the same as the Weekly Rate in effect for the immediately preceding Weekly Rate Period, except that if such failure continues for more than one consecutive Weekly Rate Period, the Weekly Rate shall be equal to eighty percent (80%) of the average of the annual bond-equivalent yield evaluations at par of 13-week United States Treasury obligations at the most recent Treasury auction and
(ii) in no event shall the Weekly Rate for any Weekly Rate Period exceed ten percent (10%) per annum. No notice of Weekly Rates will be given to the Company or the Owners of the Bonds; however, the Company and the Owners may obtain Weekly Rates from the Remarketing Advisor. All determinations of Weekly Rates pursuant hereto shall be conclusive and binding upon the Issuer, the Company, the Bank, the Trustee, the Paying Agent and the Owners of the Bonds to which such rates are applicable. The Issuer, the Company, the Bank, the Trustee, the Paying Agent and the Remarketing Advisor shall not be liable to any Owner for failure to give any notice required with respect to Weekly Rates or for failure of any Person to receive any such notice.

         Section 3.3 FIXED RATE CONVERSION AT OPTION OF COMPANY. At the option of the Company, the Bonds may be converted to bear interest at a Fixed Rate to maturity. Any such conversion to a Fixed Rate shall be made in conformity with the following requirements:

         A. The Fixed Rate Conversion Date shall be an Interest Payment Date.

         B. The Company shall give written notice of any such conversion and specify the proposed Fixed Rate Conversion Date to the Issuer, the Trustee, the Paying Agent, the Remarketing Advisor, the Bank and to Moody's (if the Bonds are then rated by Moody's) and S&P (if the Bonds are then rated by S&P) not less than forty-five (45) days prior to the proposed Fixed Rate Conversion Date.

         C. The Company shall have furnished to the Trustee a Favorable Opinion with respect to such conversion.

         D. The Company shall have furnished to the Trustee the written consent of the Bank with respect to such conversion not less than forty (40) days prior to the Fixed Rate Conversion Date.

         E. A Minimum Fixed Rate shall be determined no later than the 31st day preceding the Fixed Rate Conversion Date (or the immediately preceding Business Day, if such 31st day is not a Business Day) by the Remarketing Advisor. The Minimum Fixed Rate shall be the minimum rate of interest to be borne by the Bonds to maturity, and shall be equal to ninety percent (90%) of the lowest rate of interest which, in the judgment of the Remarketing Advisor as of the date of determination and under Prevailing Market Conditions, would cause the Bonds to have a market value equal to the principal amount thereof as of the Fixed Rate Conversion Date. The Remarketing Advisor shall notify the Paying Agent and the Paying Agent shall notify the Trustee and the Company by telephone (promptly confirmed in writing), telegram, telecopy, telex or other similar means of communication of the Minimum Fixed Rate so determined.

         F. Within three (3) Business Days after the Minimum Fixed Rate is determined, notice of the conversion and the Minimum Fixed Rate shall be given by United States first-class mail, postage prepaid, by the Paying Agent to the Owners of all Bonds. Such notice shall inform the Owners of:

            (1) the proposed Fixed Rate Conversion Date;

            (2) the Minimum Fixed Rate;

            (3) the dates by which the Remarketing Advisor will determine and the Paying Agent will notify the Owners of the Fixed Rate pursuant to Section 3.3.G of this Indenture;

            (4) the condition to the conversion set forth in Section 3.3.H of this Indenture; and

            (5) the matters required to be stated pursuant to Section 4.2.B of this Indenture.

         G. Not later than 12:00 noon on the Business Day immediately preceding the Fixed Rate Conversion Date, the Remarketing Advisor shall determine the Fixed Rate for the Bonds and make the Fixed Rate available to the Paying Agent by telephone promptly confirmed in writing. The Fixed Rate shall be equal to the lowest rate of interest which, in the judgment of the Remarketing Advisor as of the date of determination of the Fixed Rate and under Prevailing Market Conditions, would cause the Bonds to have a market value equal to the principal amount thereof as of the Fixed Rate Conversion Date. Promptly after the date of such determination, the Paying Agent shall give notice of the Fixed Rate by United States first-class mail, postage prepaid, to the Company, the Trustee and the Owners as of the Fixed Rate Conversion Date.

         H. It shall be a condition to the effectiveness of any conversion to a Fixed Rate that as of the proposed Fixed Rate Conversion Date, sufficient funds from the remarketing of the Bonds shall be available to purchase all Bonds then Outstanding (including Custody Bonds and Company Bonds and excluding Bonds as to which the Paying Agent has received complete and duly executed written notices pursuant to Section 4.2.C of this Indenture) which are then required to be purchased pursuant to Section 4.2 of this Indenture. If this condition is not met for any reason, the conversion to a Fixed Rate shall not be effective, the Bonds shall continue to bear interest at the Variable Weekly Rate, and the Paying Agent shall promptly notify the Owners of such fact and shall give all additional notices and take all further actions required pursuant to Section 4.6 of this Indenture.

         I. The determination of the Minimum Fixed Rate and the Fixed Rate pursuant to this Section 3.3 shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Paying Agent and the Owners. The Issuer, the Company, the Trustee, the Paying Agent and the Remarketing Advisor shall not be liable to any Owners for failure to give any notice required above or for failure of any Owners to receive any such notice.


                                    ARTICLE 4

                          TENDER AND PURCHASE OF BONDS

         Section 4.1 OPTIONAL TENDER OF VARIABLE WEEKLY RATE BONDS.

         A. OPTIONAL TENDER RIGHTS; PURCHASE DATES. The Owners of Bonds bearing interest at a Variable Weekly Rate shall have the right to tender their Bonds (or portions thereof in Authorized Denominations) for purchase, at a price equal to the principal amount thereof (or of such portions) plus accrued interest, on any Business Day, upon written irrevocable notice from such Owner to the Paying Agent and the Remarketing Advisor on any Business Day at least seven (7) days prior to the Business Day on which such purchase is to be made. Notwithstanding anything in this Section 4.1 to the contrary, any Owner who has elected to retain any Bond (or portion thereof) upon a conversion to a Fixed Rate may no longer elect to have such Bond purchased as provided in this Section. Furthermore, the tender right granted in this Section 4.1 is subject to the additional conditions that any Bond (or the applicable portion thereof) tendered under this Section 4.1 will not be purchased if (i) such Bond (or the applicable portion thereof) has been called for redemption on or prior to the applicable purchase date or (ii) as of the applicable purchase date, an Event of Default exists and the Bonds have been declared to be and are due and payable pursuant to Section 10.2 hereof.

         B. NOTICE BY OWNER OF TENDER. Each notice of tender pursuant to
Section 4.1.A shall:

            (1) be delivered to the Paying Agent at its Principal Office and to the Remarketing Advisor at its Principal Office and in form satisfactory to the Paying Agent;

            (2) state (i) the principal amount of the Bond to which the notice relates, (ii) that the Owner irrevocably demands purchase of such Bond (or a specified portion thereof) in an Authorized Denomination, (iii) the date on which such Bond (or specified portion thereof) is to be purchased, and
(iv) payment instructions with respect to the purchase price; and

            (3) automatically constitute (i) an irrevocable offer to sell the Bond (or portion thereof) to which such notice relates on the purchase date at a price equal to the principal amount of such Bond (or portion thereof) plus any interest thereon accrued and unpaid as of the purchase date, (ii) an irrevocable authorization and instruction to the Paying Agent to effect transfer of such Bond (or portion thereof) upon payment of such price to the Paying Agent on the purchase date, (iii) an irrevocable authorization and instruction to the Paying Agent to effect the exchange of such Bond in whole or in part for other Bonds in an equal aggregate principal amount so as to facilitate the sale of such Bond (or portion thereof), and (iv) an acknowledgment that such Owner will have no further rights with respect to such Bond (or portion thereof) upon payment of the purchase price thereof to the Paying Agent on the purchase date, except for the right of such Owner to receive such purchase price upon surrender of such Bond to the Paying Agent endorsed for transfer in blank and with guaranty of signature satisfactory to the Paying Agent, and that after the purchase date such Owner will hold such Bond as agent for the Paying Agent. The determination of the Paying Agent as to whether a notice of tender has been properly delivered pursuant to the foregoing shall be conclusive and binding upon the Owner.

         No such notice of tender shall be effective if, following the purchase of Bonds effected pursuant to such notice, the Owner tendering such notice would
(i) continue to hold Bonds and (ii) the aggregate principal amount of Bonds so held by such Owner is less than $100,000.

         C. NOTICE BY PAYING AGENT OF BONDS TO BE REMARKETED. Not later than 12:00 noon on the Business Day immediately following the date of receipt of any notice of tender, the Paying Agent shall notify by telephone (promptly confirmed in writing) the Remarketing Advisor of the principal amount of Bonds (or portions thereof) to be purchased and the date of purchase.

         D. REMARKETING OF TENDERED BONDS. The Remarketing Advisor shall use its best efforts to find purchasers for and arrange for the sale of all Bonds or portions thereof in respect of which notice of tender has been received pursuant to Section 4.1.A, at a price equal to one hundred percent (100%) of the principal amount thereof plus accrued interest thereon at the purchase date; provided that no Bonds shall be remarketed by the Remarketing Advisor to the Issuer, the Company or an Affiliate. The terms of any such sale shall provide for the payment of the purchase price for tendered Bonds to the Paying Agent (in exchange for new registered Bonds) in immediately available funds at or before 3:00 p.m. on the purchase date. Notwithstanding the foregoing, the Remarketing Advisor shall not arrange for the sale of any Bond as to which a notice of conversion to a Fixed Rate has been given by the Paying Agent unless the Remarketing Advisor has advised the Person to whom the sale is made of such conversion.

         E. CERTAIN NOTICES BY REMARKETING ADVISOR AND PAYING AGENT.

            (1) NOTICE BY REMARKETING ADVISOR OF REMARKETED BONDS. At or before 3:00 p.m. on the Business Day immediately preceding the date fixed for purchase of tendered Bonds, the Remarketing Advisor shall give notice by telephone (promptly confirmed in writing), telegram, telecopy, tested telex or other similar communication to the Paying Agent of (i) the principal amount of tendered Bonds which have been remarketed and (ii) the principal amount of tendered Bonds, if any, which have not been remarketed.

            (2) NOTICE BY PAYING AGENT OF BONDS NOT REMARKETED. Not later than 5:00 p.m. on the date of receipt of any notice pursuant to paragraph (1) above informing the Paying Agent that tendered Bonds have not been remarketed, the Paying Agent shall give notice by telephone (promptly confirmed in writing), telegram, telecopy, tested telex or other similar communication to the Company and the Bank, specifying the principal amount of tendered Bonds as to which the Remarketing Advisor has not found a purchaser at that time.

            (3) REMARKETING ADVISOR NOTICE OF AMOUNTS TO BE DRAWN UNDER LETTER OF CREDIT. Prior to 9:00 a.m. on the date fixed for purchase of tendered Bonds, the Remarketing Advisor shall give telephonic notice (promptly confirmed in writing) to the Paying Agent, the Company and the Bank specifying the amounts of principal and interest, if any, representing the portion of the purchase price of the tendered Bonds which the Remarketing Advisor does not hold, for the benefit of the Persons entitled to receive such purchase price, at the time such notice is given, which amounts (except to the extent any such amounts are then held by the Paying Agent) the Paying Agent shall draw under the Letter of Credit immediately or in no event later than 10:00 a.m. and deposit in the Letter of Credit Purchase Account for use to the extent necessary to effect such purchase of such Bonds. In the absence of such notice, by 9:30 a.m., the Paying Agent shall be deemed to have received notice from the Remarketing Advisor specifying that no portion of the purchase price of such Bonds is held by the Remarketing Advisor, in which case the Paying Agent shall draw under the Letter of Credit an amount equal to the principal amount of such Bonds plus interest accrued thereon.

            (4) NOTICE BY REMARKETING ADVISOR IDENTIFYING PURCHASERS OF REMARKETED BONDS. At or before 12:00 noon one day prior to the date fixed for purchase of tendered Bonds, the Remarketing Advisor shall give notice to the Paying Agent by telephone (promptly confirmed in writing) of the names, addresses and taxpayer identification numbers of the purchasers, the denominations of Bonds to be delivered to each purchaser and, if available, the payment instructions for regularly scheduled interest payments.

         F. PAYMENT OF REMARKETING PROCEEDS. The Remarketing Advisor shall cause to be paid to the Paying Agent immediately upon receipt but no later than by 3:00 p.m. on the date fixed for purchase of tendered Bonds, all amounts then held by the Remarketing Advisor representing proceeds of the remarketing of such Bonds, such payments to be made in immediately available funds. All moneys received by the Paying Agent as remarketing proceeds shall be deposited by the Paying Agent in a special trust account designated as the Remarketing Proceeds Purchase Account which the Paying Agent shall establish and use as provided in this Article 4 and shall not be commingled with other funds held by the Paying Agent. All moneys in the Remarketing Proceeds Purchase Account shall be held in trust, uninvested and without liability for interest thereon, pending application of such moneys by the Paying Agent pursuant to this Article.

         G. DRAWINGS ON LETTER OF CREDIT FOR PURCHASE PRICE. As provided by
Section 4.1.E.(3), the Remarketing Advisor shall advise the Paying Agent of the amounts not held by the Remarketing Advisor which shall be drawn under the Letter of Credit in order for the Paying Agent to make timely payments of purchase price of tendered Bonds from remarketing proceeds or moneys drawn under the Letter of Credit. In the absence of such notice, the Paying Agent shall be deemed to have received notice from the Remarketing Advisor specifying that no portion of the purchase price of such Bonds is held by the Remarketing Advisor, in which case the Paying Agent shall draw the entire amount of such Bonds under the Letter of Credit. By 10:00 a.m. on the purchase date, the Paying Agent shall take all action necessary to draw on the Letter of Credit the amounts specified to insure timely payment of the purchase price (or deemed specified) for receipt by the Paying Agent on the purchase date. The Paying Agent shall establish a special trust account designated as the Letter of Credit Purchase Account into which the Paying Agent shall deposit and hold in trust, uninvested and without liability for interest thereon, all such amounts received by the Paying Agent from drawings on the Letter of Credit for purchases of tendered Bonds pending application of such amounts by the Paying Agent pursuant to this Article 4. Any remaining amounts in the Letter of Credit Purchase Account after any application required by Section 4.1.I shall be paid over by the Paying Agent to the Bank for the account of the Company as reimbursement for the drawing on the Letter of Credit from which such amounts were derived; provided that the Letter of Credit shall be reinstated to the extent of such reimbursement and the Paying Agent shall take all necessary action on its part pursuant to the Letter of Credit to effect such reinstatement. Anything herein to the contrary notwithstanding, no amounts drawn on the Letter of Credit shall be applied to the purchase of Custody Bonds or Company Bonds.

         H. PAYMENTS BY COMPANY. Any moneys paid by the Company under
Section 3.1 and 3.3 of the Agreement and under the Note which are furnished by the Trustee to the Paying Agent for purchase of tendered Bonds shall be deposited by the Paying Agent in a special trust account designated as the Company Purchase Account which the Paying Agent shall establish and use (i) to reimburse the Bank for drawings under the Letter of Credit for such purpose or
(ii) if no Letter of Credit is then held by the Paying Agent, to pay the purchase price of tendered Bonds to the selling Owners thereof.

         I. PAYMENTS OF PURCHASE PRICE BY PAYING AGENT. On the date set for purchase of tendered Bonds and upon receipt by the Paying Agent of one hundred percent (100%) of the aggregate purchase price of the tendered Bonds, the Paying Agent shall pay the purchase price of such Bonds to the selling Owners thereof at its Principal Office on or before 5:00 p.m. and to those not tendered on the date set for purchase on the day of surrender to the Paying Agent of such Bonds properly endorsed for transfer in blank and with all signatures guaranteed to the satisfaction of the Paying Agent. Such payments shall be made in immediately available funds, but solely from the following sources in the order of priority indicated, neither the Issuer, the Trustee, the Paying Agent nor the Remarketing Advisor having an obligation to use funds from any other source:

            (1) moneys held in the Remarketing Proceeds Purchase Account representing proceeds of the remarketing of such Bonds pursuant to
Section 4.1.D, to any Person other than the Issuer, the Company, or an Affiliate of the Company or Issuer;

            (2) moneys held in the Letter of Credit Purchase Account representing proceeds of a drawing by the Paying Agent under the Letter of Credit for such purpose; and

            (3) moneys held in the Company Purchase Account paid by the Company under Section 3.1 of the Agreement and the Note which are furnished by the Trustee to the Paying Agent; provided, however, that if sufficient funds are not available for the purchase of all tendered Bonds, no purchase shall be consummated.

         J. REGISTRATION AND DELIVERY OF TENDERED OR PURCHASED BONDS. On the date of purchase of tendered Bonds, the Paying Agent shall register and deliver (or hold) all Bonds purchased on such date as follows:

            (1) Bonds remarketed by the Remarketing Advisor shall be registered and made available to the Remarketing Advisor or the purchasers thereof in accordance with the instructions of the Remarketing Advisor;

            (2) Bonds purchased with proceeds of a drawing on the Letter of Credit shall be held by the Paying Agent as Custody Bonds pursuant to
Section 4.4 of this Indenture; and

            (3) Bonds purchased with amounts provided by the Company shall be registered in the name of the Company and shall be held in trust by the Paying Agent on behalf of the Company and shall not be released from such trust unless the Paying Agent shall have received written instructions from the Company; provided that so long as a Letter of Credit is in effect such Bonds shall not be remarketed or delivered to the Company unless the Letter of Credit supports the payment of such Bonds in accordance with the terms of this Indenture and the Letter of Credit.

         K. DELIVERY OF BONDS; EFFECT OF FAILURE TO SURRENDER BONDS. All Bonds to be purchased on any date shall be delivered to the Principal Office of the Paying Agent for receipt at or before 12:00 noon on the purchase date. If the Owner of any Bond (or portion thereof) that is subject to purchase pursuant to this Section 4.1 fails to deliver such Bond to the Paying Agent for purchase on the purchase date, and if the Paying Agent is in receipt of the purchase price therefor, such Bond (or portion thereof) plus any interest thereon accrued and unpaid as of the date fixed for purchase thereof and registration of the ownership of such Bond (or portion thereof) shall be transferred to the purchaser thereof as provided in Section 4.1.J. Any Owner who so fails to deliver such Bond for purchase on (or before) the purchase date (1) shall have no further rights thereunder, except the right to receive the purchase price thereof (an amount equal to the purchase price of such Bond (or portion thereof) plus any interest thereon accrued and unpaid as of the purchase date) upon presentation and surrender of such Bond to the Paying Agent properly endorsed for transfer in blank and with all signatures guaranteed to the satisfaction of the Paying Agent, and (2) shall thereafter hold such Bond as agent for the Paying Agent. The Paying Agent shall, as to any tendered Bonds which have not been delivered to it ("Undelivered Bonds"), (i) promptly notify the Remarketing Advisor of such nondelivery and (ii) place a stop transfer order against an appropriate amount of Bonds registered in the name of the Owner(s) on the Bond Register. The Paying Agent shall place such stop transfer order(s) commencing with the lowest serial number Bond registered in the name of such Owner(s) until the appropriate tendered Bonds are delivered to the Paying Agent. Upon such delivery, the Registrar and Paying Agent shall make any necessary adjustments to the Bond Register. The Paying Agent shall hold moneys representing the purchase price of Undelivered Bonds in one or more separate uninvested accounts or uninvested subaccounts for the sole benefit of the former Owner(s) of such Undelivered Bonds.

         Any moneys deposited with the Paying Agent or then held by the Paying Agent in trust for the payment of the purchase price of Undelivered Bonds and remaining unclaimed for five years after such principal and premium, if any, or interest has become due shall be treated as abandoned property pursuant to the provisions of Section 116B-18 of the North Carolina General Statutes and the Paying Agent shall report and remit this property to the Escheat Fund according to the requirements of Article 3 of Chapter 116B of the North Carolina General Statutes, and thereafter the Owners shall look only to the Escheat Fund, or to any successor fund, as the case may be, for payment and then only to the extent of the amounts so received, without any interest thereon, and the Issuer, the Remarketing Advisor, the Trustee, the Paying Agent and the Company shall have no responsibility with respect to such moneys.

         Section 4.2 MANDATORY TENDER UPON FIXED RATE CONVERSION.

         A. MANDATORY TENDER UPON CONVERSION. The Bonds shall be subject to mandatory tender for purchase on the Fixed Rate Conversion Date, at a price equal to the principal amount thereof plus any accrued but unpaid interest; provided that the Owners of any such Bonds may elect to retain their Bonds by complying with the provisions of Section 4.2.C.

         B. NOTICE TO REGISTERED OWNERS. Any notice of conversion given to Owners pursuant to Section 3.3.F of this Indenture shall, in addition to the requirements of such Section, specify:

            (1) the Interest Payment Dates for the payment of interest on the Bonds after the Fixed Rate Conversion Date;

            (2) that the Letter of Credit then held by the Paying Agent will expire on the Fixed Rate Conversion Date and whether there will be a Fixed Rate Letter of Credit and if so, the name and place of business of the issuer of such Fixed Rate Letter of Credit and the stated expiration date of such Fixed Rate Letter of Credit;

            (3) that any ratings of the Bonds by Moody's and S&P may be withdrawn or reduced from such ratings then prevailing;

            (4) that subsequent to the Fixed Rate Conversion Date the Owners will no longer have the right to require purchase of Bonds;

            (5) that all Outstanding Bonds are subject to mandatory tender pursuant to the provisions thereof and of this Indenture and will be purchased on the Fixed Rate Conversion Date by payment of a purchase price equal to the principal amount thereof, except Bonds which the Owner shall have elected to retain in accordance with Section 4.2.C;

            (6) that the Owner shall have the right to elect to retain such Owner's Bonds by complying with the provisions of Section 4.2.C (a copy of which Section or a summary thereof shall be included in such notice); and

            (7) the date and time by which any notice of election to retain Bonds pursuant to Section 4.2.C must be received.

         C. OWNER ELECTION TO RETAIN BONDS. The Owners of Bonds subject to be converted to bear interest at a Fixed Rate may elect to retain their Bonds by delivering to the Paying Agent at its Principal Office, for receipt not later than 5:00 p.m., on a Business Day which is not fewer than fifteen (15) days prior to the Fixed Rate Conversion Date, a written notice of such election. Such notice shall be effective upon receipt and:

            (1) state that the Person delivering the same is an Owner (specifying the principal amount of Bonds such Owner is electing to retain);

            (2) acknowledge receipt of the notice of conversion and mandatory tender and the contents thereof delivered pursuant to Sections 3.3.F and 4.2.B; and

            (3) direct the Paying Agent not to purchase the specified principal amount of Bonds of such Owner. Any such notice delivered to the Paying Agent shall be irrevocable and binding upon the Owner delivering the same and all subsequent Owners of the Bonds to be retained, including any Bonds issued in exchange therefor or upon transfer thereof.

         D. REMARKETING. At or before 4:00 p.m. on the Business Day immediately following the last day on which notices of elections to retain Bonds may be delivered to the Paying Agent pursuant to Section 4.2.C, the Paying Agent shall notify the Company, the Bank and the Remarketing Advisor by telephone (promptly confirmed in writing), telegraph, telecopy, telex or other similar communication, of the principal amount of Bonds to be tendered for purchase on the Fixed Rate Conversion Date. The Remarketing Advisor shall use its best efforts to find purchasers for and arrange for the sale of such Bonds; provided that (i) no Bonds shall be remarketed by the Remarketing Advisor to the Issuer, the Company or an Affiliate and (ii) in no event shall the Remarketing Advisor arrange for the sale of any such Bond to any Person unless, prior to the sale, the Remarketing Advisor (x) has advised such Person of the fact that, after the Fixed Rate Conversion Date, the Bonds will no longer be subject to tender at the option of the Owners and (y) has received written acknowledgment from such Person that he has received the notice required by
Section 4.2.B. The terms of any sale arranged by the Remarketing Advisor shall provide for the payment of the purchase price to the Paying Agent of the tendered Bonds in immediately available funds at or before 2:00 p.m. on the purchase date. Thereupon, the Paying Agent shall use such funds as it receives from the Remarketing Advisor in the manner as provided in Section 4.2.F hereof. Anything in this Indenture to the contrary notwithstanding, the Remarketing Advisor shall have no obligation to find purchasers for and arrange for the sale of Bonds on the Fixed Rate Conversion Date or to make any effort to such end, unless and to the extent the Remarketing Advisor shall have expressly and specifically agreed in writing with the Company to perform such duties.

         E. CERTAIN NOTICES BY REMARKETING ADVISOR. Subject to the provisions of
Section 4.2.D, the Remarketing Advisor shall give the following notices:

            (1) at or before 3:00 p.m. on the Business Day immediately preceding the Fixed Rate Conversion Date, the Remarketing Advisor shall give notice by telephone (promptly confirmed in writing), telegram, telecopy, telex or other similar communication to the Paying Agent, the Company and the Bank of (i) the principal amount of Bonds which have been remarketed and (ii) the principal amount of Bonds, if any, which have not been remarketed; and

            (2) at or before 12:00 noon on the Fixed Rate Conversion Date, the Remarketing Advisor shall give notice to the Paying Agent by telephone (promptly confirmed in writing) of the names, addresses and taxpayer identification numbers of the purchasers and the denominations of Bonds to be delivered to each purchaser.

         F. PAYMENT OF REMARKETING PROCEEDS. The Remarketing Advisor shall cause to be paid to the Paying Agent by 2:00 p.m. on the Fixed Rate Conversion Date all amounts then held by the Remarketing Advisor representing proceeds of the remarketing of such Bonds, such payment to be made in immediately available funds. All such remarketing proceeds received by the Paying Agent shall be deposited in the Remarketing Proceeds Purchase Account and applied by the Paying
Agent: FIRST, to reimburse the Bank for the drawing(s) on the Letter of Credit to purchase such Bonds; SECOND, if no Letter of Credit is then held by the Paying Agent, to pay the purchase price of tendered Bonds which have been remarketed; and, THIRD, to pay any purchase price owing to the Company for any tendered Company Bonds which have been remarketed, provided that if the Bank or the Trustee has notified the Paying Agent of any other obligations then due and owing to the Bank under the Credit Agreement or the Trustee under this Indenture, then such remarketing proceeds otherwise payable to the Company shall be paid to the Bank or the Trustee, as the case may be, for the account of the Company.

         G. DRAWINGS ON LETTER OF CREDIT FOR PURCHASE PRICE. The Paying Agent shall draw on the Letter of Credit, for receipt by the Paying Agent by 2:00 p.m. on the Fixed Rate Conversion Date, an amount equal to the aggregate principal amount plus accrued and unpaid interest of all Outstanding Bonds (other than any Custody Bonds or Company Bonds or Bonds retained by the Owner thereof pursuant to Section 4.2.C) constituting the mandatory tender purchase price of such Bonds. The proceeds of such drawing shall be deposited into the Letter of Credit Purchase Account for application pursuant to Section 4.2.I.

         H. PAYMENTS BY COMPANY. Any moneys paid by the Company pursuant to
Section 3.1 of the Agreement and furnished by the Trustee to the Paying Agent for purchase of tendered Bonds shall be deposited by the Paying Agent in the Company Purchase Account which the Paying Agent shall use (i) to reimburse the Bank for drawings under the Letter of Credit for such purpose or (ii) if no Letter of Credit is then held by the Paying Agent, to pay the purchase price of tendered Bonds to the selling Owners thereof.

         I. PAYMENTS OF PURCHASE PRICE BY PAYING AGENT. On the Fixed Rate Conversion Date the Paying Agent shall pay the purchase price of the Bonds to the selling Owners thereof at its Principal Office on or before 2:00 p.m. on the day of surrender of such Bonds to the Paying Agent properly endorsed for transfer in blank and with all signatures guaranteed to the satisfaction of the Paying Agent. Such payments shall be made in immediately available funds, but solely from the following sources in the order of priority indicated, neither the Issuer, the Trustee, the Paying Agent nor the Remarketing Advisor having an obligation to use funds from any other source:

            (1) the purchase price of Bonds (other than Custody Bonds or Company Bonds) shall be paid from moneys in the Letter of Credit Purchase Account representing proceeds of a drawing by the Paying Agent under the Letter of Credit for such purpose;

            (2) moneys in the Remarketing Proceeds Purchase Account representing proceeds of the remarketing of the Bonds pursuant to Section 4.2.D shall be applied as provided in Section 4.2.F; and

            (3) moneys in the Company Purchase Account shall be applied pursuant to Section 4.2.H.

         J. REGISTRATION AND DELIVERY OF TENDERED OR PURCHASED BONDS. On the date of purchase of tendered Bonds, the Paying Agent shall register and deliver (or hold) all Bonds purchased on such date as follows:

            (1) Bonds remarketed by the Remarketing Advisor shall be registered and made available to the Remarketing Advisor or the purchasers thereof in accordance with the instructions of the Remarketing Advisor;

            (2) Bonds purchased with proceeds of a drawing on the Letter of Credit for which the Bank has not been reimbursed shall be held by the Paying Agent as Custody Bonds for the benefit of the Bank pursuant to Section 4.4; and

            (3) Bonds purchased with proceeds of a drawing on the Letter of Credit for which the Bank has been reimbursed with amounts provided by the Company shall be registered in the name of the Company and shall be held in trust by the Paying Agent on behalf of the Company and shall not be released from such trust unless the Paying Agent shall have received written instructions from the Company; provided that if a Fixed Rate Letter of Credit is in effect such Bonds shall not be remarketed or delivered to the Company unless such Fixed Rate Letter of Credit supports the payment of such Bonds in accordance with the terms of this Indenture and such Fixed Rate Letter of Credit.

         K. DELIVERY OF BONDS; EFFECT OF FAILURE TO SURRENDER BONDS. All Bonds to be purchased on the Fixed Rate Conversion Date shall be delivered to the Principal Office of the Paying Agent for receipt at or before 12:00 noon on such date. If the Owner of any Bond (or portion thereof) that is subject to purchase pursuant to this Section 4.2 fails to deliver such Bond to the Paying Agent for purchase on the purchase date, and if the Paying Agent is in receipt of the purchase price, such Bond (or portion thereof) shall nevertheless be deemed tendered and purchased on the Fixed Rate Conversion Date and registration of the ownership of such Bond (or portion thereof) shall be transferred to the purchaser thereof as provided in

Section 4.2.J. Any Owner who so fails to deliver such Bond for purchase on (or before) the Fixed Rate Conversion Date (1) shall have no further rights thereunder, except the right to receive the purchase price thereof upon presentation and surrender of such Bond to the Paying Agent properly endorsed for transfer in blank and with all signatures guaranteed to the satisfaction of the Paying Agent and (2) shall thereafter hold such Bond as agent for the Paying Agent. The Paying Agent shall, as to any tendered Bonds which have not been delivered to it ("Undelivered Bonds"), (i) promptly notify the Remarketing Advisor of such nondelivery and (ii) place a stop transfer order against an appropriate amount of Bonds registered in the name of the Owner(s) on the Bond Register. The Paying Agent shall place such stop transfer order(s) commencing with the lowest serial number Bond registered in the name of such Owner(s) (until stop transfer orders have been placed against an appropriate amount of Bonds) until the appropriate tendered Bonds are delivered to the Paying Agent. Upon such delivery, the Paying Agent shall make any necessary adjustments to the Bond Register. The Paying Agent shall hold moneys representing the purchase price of Undelivered Bonds in one or more separate accounts or subaccounts uninvested for the sole benefit of the former Owner(s) of such Undelivered Bonds.

         Any moneys deposited with the Paying Agent or then held by the Paying Agent in trust for the payment of the purchase price of Undelivered Bonds and remaining unclaimed for five years after such principal and premium, if any, or interest has become due shall be treated as abandoned property pursuant to the provisions of Section 116B-18 of the North Carolina General Statutes and the Paying Agent shall report and remit this property to the Escheat Fund according to the requirements of Article 3 of Chapter 116B of the North Carolina General Statutes, and thereafter the Owners shall look only to the Escheat Fund, or to any successor fund, as the case may be, for payment and then only to the extent of the amounts so received, without any interest thereon, and the Issuer, the Remarketing Advisor, the Trustee, the Paying Agent and the Company shall have no responsibility with respect to such moneys.

         Section 4.3 MANDATORY TENDER UPON LETTER OF CREDIT REPLACEMENT OR EXPIRATION.

         A. MANDATORY TENDER UPON REPLACEMENT OR EXPIRATION. Bonds bearing interest at a Variable Weekly Rate shall be subject to mandatory tender for purchase on the Replacement Tender Date in the event such Letter of Credit is replaced in accordance with Section 6.7, and on the Expiration Tender Date in the event such Letter of Credit shall not have been extended effective on or before such Expiration Tender Date in accordance with Section 6.6, in either case at a price equal to the principal amount thereof plus accrued but unpaid interest; provided that (i) the Owners of any such Bonds may elect to retain their Bonds by complying with the provisions of Section 4.3.C and (ii) if the Bonds are subject to mandatory tender pursuant to Section 4.2.A on a Fixed Rate Conversion Date coinciding with an Interest Payment Date on which the Bonds would otherwise be subject to mandatory tender pursuant to this Section 4.3.A, then mandatory tender shall be made pursuant to Section 4.2.A for purposes of this Indenture and the Bonds.

         B. NOTICE TO REGISTERED OWNERS. The Paying Agent shall give notice of mandatory tender pursuant to this Section 4.3 by United States first class mail, postage prepaid, to the Owners of all Bonds; in the event of a replacement of the Letter of Credit, (a) on or before the 35th day prior to the Replacement Tender Date; or (b) in the event of the expiration of the Letter of Credit, within three (3) Business Days of the 35th day prior to the Expiration Tender Date if by such 35th day the Letter of Credit shall not have been extended in compliance with the conditions of Section 6.6. Such notice shall state:

            (1) the replacement date or expiration date of the Letter of Credit then held by the Paying Agent;

            (2) that any ratings of the Bonds by Moody's and S&P may be withdrawn or reduced from such ratings then prevailing;

            (3) that all Outstanding Bonds are subject to mandatory tender pursuant to the provisions thereof and of this Indenture and will be purchased on the Replacement Tender Date or Expiration Tender Date (which date shall bet set forth in such notice) by payment of a purchase price equal to the principal amount thereof, except Bonds which the Owner shall have elected to retain in accordance with Section 4.3.C;

            (4) that the Owner shall have the right to elect to retain such Owner's Bonds by complying with the provisions of Section 4.3.C (a copy of which Section shall be included in such notice);

            (5) the date and time by which any notice of election to retain Bonds pursuant to Section 4.3.C must be received; and

            (6) in the case of the expiration of the Letter of Credit, that the Owner may not require purchase of the Bonds after the Letter of Credit has expired.

         C. OWNER ELECTION TO RETAIN BONDS. Notwithstanding a mandatory tender pursuant to this Section, the Owners of any Bonds in respect of which the Letter of Credit will be replaced or expire may elect to retain their Bonds by delivering to the Paying Agent at its Principal Office, for receipt not later than 5:00 p.m., on a Business Day which is not fewer than fifteen (15) days prior to the Replacement Tender Date or the Expiration Tender Date, a written notice of such election. Such notice shall be effective upon receipt and:

            (1) state that the Person delivering the same is an Owner (specifying the Principal amount of Bonds such Owner is electing to retain);

            (2) acknowledge receipt of the notice of mandatory tender and contents thereof delivered pursuant to Section 4.3.B; and

            (3) direct the Paying Agent not to purchase the specified principal amount of Bonds of such Owner.

         Any such notice delivered to the Paying Agent shall be irrevocable and binding upon the Owner delivering the same and all subsequent Owners of the Bonds to be retained, including any Bonds issued in exchange therefore or upon transfer thereof.

         D. NOTICE BY PAYING AGENT; NO REMARKETING. At or before 4:00 p.m. on the Business Day immediately following the last day on which notices of elections to retain Bonds may be delivered to the Paying Agent pursuant to
Section 4.3.C, the Paying Agent shall notify the Issuer, the Company, the Bank and the Remarketing Advisor by telephone, telegraph, telecopy, tested telex or other similar communication, of the principal amount of Bonds to be tendered for purchase on the Replacement Tender Date or Expiration Tender Date. Anything in this Indenture to the contrary notwithstanding, the Remarketing Advisor shall have no obligation to remarket Bonds for purchase after notice of mandatory tender has been given pursuant to Section 4.3.B.

         E. DRAWINGS ON LETTER OF CREDIT FOR PURCHASE PRICE. The Paying Agent shall draw on the Letter of Credit, for receipt by the Paying Agent by 3:00 p.m. on the Replacement Tender Date or Expiration Tender Date, an amount equal to the aggregate principal amount of all Bonds Outstanding, plus accrued but unpaid interest (other than Custody Bonds and Company Bonds) to the Replacement Tender Date or Expiration Tender Date, constituting the mandatory tender purchase price of such Bonds. The proceeds of such drawing shall be deposited into the Letter of Credit Purchase Account for application pursuant to Section 4.3.G.

         F. PAYMENTS BY COMPANY. Any moneys paid by the Company pursuant to
Section 3.1 of the Agreement and the Note which are furnished by the Trustee to the Paying Agent for purchase of tendered Bonds shall be deposited by the Paying Agent in the Company Purchase Account which the Paying Agent shall use to reimburse the Bank for drawings under the Letter of Credit for such purpose.

         G. PAYMENTS OF PURCHASE PRICE BY PAYING AGENT. On the Replacement Tender Date or Expiration Tender Date the Paying Agent shall pay the purchase price of the Bonds to the selling Owners thereof at its Principal Office upon surrender to the Paying Agent of such Bonds properly endorsed for transfer in blank and with all signatures guaranteed to the satisfaction of the Paying Agent. Such payments shall be made in immediately available funds, but solely from the following sources in the order of priority indicated, neither the Issuer, the Trustee nor the Paying Agent having an obligation to use funds from any other source:

            (1) moneys representing the proceeds of the Remarketing of the Bonds pursuant to Section 4.2(d) shall be applied as provided in such Section.

            (2) the purchase price of Bonds (other than Custody Bonds and Company Bonds) shall be paid from moneys in the Letter of Credit Purchase Account representing proceeds of a drawing by the Paying Agent under the Letter of Credit for such purpose; and

            (3) moneys in the Company Purchase Account shall be applied pursuant to Section 4.3.F.

         H. REGISTRATION AND DELIVERY OF TENDERED OR PURCHASED BONDS. On the Replacement Tender Date or Expiration Tender Date, the Paying Agent shall register and deliver (or hold) all Bonds purchased on such date as follows:

            (1) Bonds purchased with proceeds of a drawing on the Letter of Credit for which the Bank has not been reimbursed shall be held by the Paying Agent for the benefit of the Bank as Custody Bonds pursuant to Section 4.4; and

            (2) Bonds purchased with proceeds of a drawing on the Letter of Credit for which the Bank has been reimbursed with amounts provided by the Company shall be registered in the name of the Company and shall be held in trust by the Paying Agent on behalf of the Company and shall not be released from such trust unless the Paying Agent shall have received written instructions from the Company.

         I. DELIVERY OF BONDS; EFFECT OF FAILURE TO SURRENDER BONDS. All Bonds to be purchased on the Replacement Tender Date or Expiration Tender Date shall be delivered to the Principal Office of the Paying Agent for receipt at or before 12:00 noon on such Replacement Tender Date or Expiration Tender Date. If the Owner of any Bond (or portion thereof) that is subject to purchase pursuant to this Section 4.3 fails to deliver such Bond to the Paying Agent for purchase on the Replacement Tender Date or Expiration Tender Date, and if the Paying Agent is in receipt of the purchase price therefor, such Bond (or portion thereof) shall nevertheless be deemed tendered and purchased on the mandatory purchase date and ownership of such Bond (or portion thereof) shall be transferred to the purchaser thereof as provided in Section 4.3.H. Any Owner who so fails to deliver such Bond for purchase on (or before) the mandatory purchase date (1) shall have no further rights thereunder, except the right to receive the purchase price thereof upon presentation and surrender of such bond to the Paying Agent properly endorsed for transfer in blank and with all signatures guaranteed to the satisfaction of the Paying Agent and (2) shall thereafter hold such Bond as agent for the Paying Agent. The Paying Agent shall, as to any tendered Bonds which have not been delivered to it, place a stop transfer order against an appropriate amount of Bonds registered in the name of the Owner(s) on the Bond Register. The Paying Agent shall place such stop transfer(s) commencing with the lowest serial number Bond registered in the name of such Owner(s) (until stop transfers have been placed against an appropriate amount of Bonds) until the appropriate tendered Bonds are delivered to the Paying Agent. Upon such delivery, the Paying Agent shall make any necessary adjustments to the Bond Register. The Paying Agent shall hold moneys representing the purchase price of Undelivered Bonds in one or more separate uninvested accounts or uninvested subaccounts for the sole benefit of the former Owner(s) of such Undelivered Bonds.

         Any moneys deposited with the Paying Agent or then held by the Paying Agent in trust for the payment of the purchase price of Undelivered Bonds and remaining unclaimed for five years after such principal and premium, if any, or interest has become due shall be treated as abandoned property pursuant to the provisions of Section 116B-18 of the North Carolina General Statutes and the Paying Agent shall report and remit this property to the Escheat Fund according to the requirements of Article 3 of Chapter 116B of the North Carolina General Statutes, and thereafter the Owners shall look only to the Escheat Fund, or to any successor fund, as the case may be, for payment and then only to the extent of the amounts so received, without any interest thereon, and the Issuer, the Remarketing Advisor, the Trustee, the Paying Agent and the Company shall have no responsibility with respect to such moneys.

         Section 4.4 BONDS PURCHASED WITH PROCEEDS OF LETTER OF CREDIT.

         A. CUSTODY BONDS. The Paying Agent shall hold in its custody and control for the benefit of the Bank any Bonds purchased with proceeds of a drawing on the Letter of Credit pursuant to this Article, unless and until (1) with respect to Bonds purchased pursuant to Section 4.1, the Paying Agent has written confirmation from the Bank to the extent contemplated by the terms of the Letter of Credit that the Letter of Credit has been reinstated with respect to such drawing, or (2) with respect to Bonds purchased pursuant to Section 4.2 and Section 4.3, the Paying Agent holds in trust for prompt delivery to the Bank remarketing proceeds equal to the amount(s) drawn under the Letter of Credit to pay the purchase price of such Bonds and the Paying Agent has written confirmation from the Bank to the extent contemplated by the terms of the Letter of Credit that the Letter of Credit has been reinstated with respect to such drawing, or (3) the Bank has notified the Paying Agent in writing that the Bank is releasing such Bonds and the Paying Agent has written confirmation from the Bank to the extent contemplated by the terms of the Letter of Credit that the Letter of Credit has been reinstated with respect to such drawing. Such Bonds so held by the Paying Agent for the benefit of the Bank are herein called "Custody Bonds." Pending reinstatement of the Letter of Credit or release of such pledge as aforesaid, the Bank shall be entitled to receive all payments of principal of and interest on Custody Bonds and such Bonds shall not be transferable or deliverable to any party (including the Company) except the Bank.

         B. REMARKETING OF CUSTODY BONDS. Subject to the limitations of Section 4.2.D and Section 4.3(D), the Remarketing Advisor shall continue to use its best efforts to arrange for the sale of any Custody Bonds bearing interest at a Variable Weekly Rate, subject to the reinstatement of the Letter of Credit with respect to the drawing with which such Bonds were purchased, at a price equal to the principal amount thereof, plus accrued interest to the date of purchase.

         C. NOTICE OF REMARKETING. On or prior to each Business Day on which any Custody Bonds that are successfully remarketed by the Remarketing Advisor are to be purchased, the Remarketing Advisor shall give telephonic notice, promptly confirmed in writing, specifying:

            (1) to the Paying Agent, the Company and the Bank, the Business Day on which such purchase will take place and the principal amount of Custody Bonds successfully remarketed by the Remarketing Advisor; and

            (2) to the Paying Agent, the names, addresses and tax identification numbers of the proposed purchasers thereof, the denominations of Bonds to be delivered to each purchaser and, if available, the payment instructions for regularly scheduled interest payments.

         D. DELIVERY OF REMARKETED CUSTODY BONDS AND PROCEEDS THEREOF. Upon reinstatement of the Letter of Credit as described in Section 4.4.B and the sale of Custody Bonds arranged by the Remarketing Advisor, the Paying Agent shall contemporaneously deliver (i) such Bonds to the Remarketing Advisor for redelivery to the purchasers thereof and (ii) the proceeds of such sale to the Bank to the extent of any unpaid reimbursement obligation under the Credit Agreement for the prior drawing made by the Paying Agent on the Letter of Credit in respect of the purchase of such Bonds.

         Section 4.5 COMPANY BONDS.

         A. REMARKETING OF COMPANY BONDS. Subject to the provisions and limitations of the Remarketing Agreement and Sections 4.l.J(3), 4.2.D, 4.2.J(3), 4.3.D and 4.4.D, the Remarketing Agent shall, if so directed by the Company, use its best efforts to arrange for the sale of any Company Bonds at a price equal to the principal amount thereof, plus accrued interest.

         B. NOTICE OF REMARKETING. On or prior to each Business Day on which any Company Bonds that are successfully remarketed by the Remarketing Agent pursuant to Section 4.5.A are to be purchased, the Remarketing Agent shall give telephonic notice, promptly confirmed in writing, to the Paying Agent, the Company and the Bank specifying:

            (1) the Business Day on which such purchase will take place and the principal amount of Company Bonds successfully remarketed by the Remarketing Agent; and

            (2) to the Paying Agent only, the names, addresses and tax identification numbers of the proposed purchasers thereof, the denominations of Bonds to be delivered to each purchaser and, if available, the payment instructions for regularly scheduled interest payments.

         C. DELIVERY OF REMARKETED COMPANY BONDS AND PROCEEDS THEREOF. Upon the sale of Company Bonds arranged by the Remarketing Agent pursuant to
Section 4.5.A, the Paying Agent shall contemporaneously deliver (i) such Bonds to the Remarketing Agent for redelivery to the purchasers thereof and (ii) the proceeds of such sale to the Company.

         Section 4.6 NO PURCHASES OR SALES AFTER CERTAIN DEFAULTS. Anything in this Indenture to the contrary notwithstanding, there shall be no purchases of Bonds pursuant to this Article 4 if there shall have occurred any Event of Default in respect of which the principal of all Bonds Outstanding shall have been declared immediately due and payable pursuant to Section 10.2 of this Indenture and such declaration shall not have been annulled, and there shall be no purchase of Bonds pursuant to Section 4.1 of this Indenture if there shall have occurred and be continuing an Event of Default described in Section 10.1.A, 10.1.B or 10.1.C of this Indenture.

         Section 4.7 INADEQUATE FUNDS FOR TENDERS. If the funds available for purchases of Bonds pursuant to this Article 4 are inadequate for the purchase of all Bonds tendered on any purchase date pursuant to this Article, the Paying Agent shall, after any applicable grace period: (a) return all tendered Bonds to the Owners thereof; (b) return all moneys received for the purchase of such Bonds (other than moneys provided by the Company and other than Letter of Credit proceeds, unless the Letter of Credit is reinstated with respect thereto) to the Persons providing such moneys; and (c) notify the Trustee of the return of such Bonds and moneys and the failure to make payment for tendered Bonds; provided that the Owners shall retain all rights to tender the Bonds pursuant to this
Article 4.

         Section 4.8 NO REMARKETING UNLESS CERTAIN CONDITIONS SATISFIED. Notwithstanding anything herein to the contrary, the Bonds shall not be remarketed unless (i) a Letter of Credit will be in effect following the remarketing of such Bonds, or (ii) no such Letter of Credit will be in effect, but at the time of such remarketing, the Bonds are rated by Moody's or S&P, such long-term rating is satisfactory to the Remarketing Advisor in its sole discretion, and such rating is at least an Investment Grade Rating.


                                    ARTICLE 5

                        REVENUES AND APPLICATION THEREOF

         Section 5.1 REVENUES TO BE PAID OVER TO TRUSTEE. The Issuer has caused the Revenues to be paid directly to the Trustee. Notwithstanding these arrangements, if the Issuer receives any payments pursuant to the Agreement (other than payments to the Issuer in accordance with Sections 4.3 and 4.4 thereof), the Issuer shall immediately pay over the same to the Trustee to be held as Revenues or otherwise applied pursuant to this Indenture. Any moneys received by the Trustee with the written stipulation that they constitute payments by the Company under Section 3.3 of the Agreement corresponding to payments of purchase price of Bonds shall be identified as such and promptly paid to the Paying Agent for application pursuant to Article 4. Except as provided in the immediately preceding sentence and as otherwise specifically directed under the terms of this Indenture, all Revenues received by the Trustee shall be deposited into the General Account of the Bond Fund.

         Section 5.2 BOND FUND.

         A. ESTABLISHMENT OF BOND FUND AND ACCOUNTS. There is hereby established with the Trustee and the Paying Agent, a Bond Fund, within which there shall be established (i) the General Account with the Trustee, (ii) the General Debt Service Account with the Paying Agent, and (iii) the Letter of Credit Debt Service Account with the Paying Agent. All moneys held by the Trustee in the General Account shall be made available to the Paying Agent for deposit into the General Debt Service Account and applied in accordance with this Indenture
(x) to pay the principal or redemption price of Bonds as they mature or become due, upon surrender thereof, and the interest on Bonds as it becomes payable and
(y) to reimburse the Bank for drawings on the Letter of Credit to make such payments. Any moneys paid to the Trustee by the Company for the designated purpose of paying the portion representing premium over par of the optional redemption price of Bonds after they have been converted to bear interest at a Fixed Rate shall be maintained in a segregated subaccount in the General Account until they constitute Available Moneys for such purpose, at which time they shall be transferred to the Paying Agent for deposit in a segregated subaccount in the General Debt Service Account until used for such purpose or otherwise applied pursuant to this Indenture; provided that if, at the time such moneys are paid to the Trustee by the Company, no Letter of Credit is held by the Paying Agent, then they shall be transferred immediately to the Paying Agent for deposit in the General Debt Service Account until used for such purpose or otherwise applied pursuant to this Indenture. All moneys received by the Paying Agent from drawings under the Letter of Credit to pay principal of, premium, if any, on (to the extent the Letter of Credit permits application to such premium) and interest on the Bonds shall be deposited in the Letter of Credit Debt Service Account and applied to such purpose. Any moneys paid to the Trustee in connection with the Bond Fund shall be deposited in the appropriate accounts for which they are designated and not commingled with any other funds.

         B. APPLICATION OF BOND FUND. Except as otherwise provided in
Section 10.10 of this Indenture, moneys in the Bond Fund shall be applied as follows:

            (1) Moneys in the Letter of Credit Debt Service Account shall be applied to the payment when due of principal of, premium, if any, on (but only to the extent the Letter of Credit permits application to such premium) and interest on the Bonds (other than Custody Bonds or Company Bonds, for which such moneys shall not be Available Moneys).

            (2) Moneys in the General Debt Service Account (including moneys transferred from the General Account) shall be applied to the following in the order of priority indicated:

                (a) the reimbursement of the Bank when due for moneys drawn under the Letter of Credit and deposited in the Letter of Credit Debt Service Account for payment of principal of, premium, if any, on and interest on the Bonds;

                (b) the payment of the portion representing premium over par of the optional redemption price of Bonds after conversion of the interest rate thereon to a Fixed Rate, to the extent they have been designated and constitute Available Moneys for such purpose;

                (c) when no Letter of Credit is held by the Paying Agent or when a Letter of Credit is held by the Paying Agent but insufficient funds have been received thereunder for application pursuant to Section 5.2.B(1) or when there are insufficient Available Moneys to pay the portion representing premium over par of the optional redemption price of Bonds after conversion of the interest rate thereon to a Fixed Rate, the payment when due of principal of, premium, if any, on and interest on the Bonds or Custody Bonds;

                (d) the payment when due of principal of, premium, if any, on and interest on Custody Bonds; and

                (e) the payment when due of principal of, premium, if any, on and interest on Company Bonds, provided that if the Paying Agent shall have received written notice from the Bank or the Trustee that any amounts are due and owing to the Bank under the Credit Agreement or the Trustee under this Indenture, such payments shall be made to the Bank or the Trustee, as the case may be, for the account of the Company.

         C. PAYMENT IN FULL. Whenever the amount in the Bond Fund available for the payment of principal or redemption price and interest in accordance with
Section 5.2.B is sufficient to redeem all of the Outstanding Bonds and to pay interest accrued to the redemption date, the Issuer will, upon request of the Company, cause the Trustee and the Paying Agent to redeem all such Bonds on the redemption date specified by the Company pursuant to the Bonds and the Indenture. Any amounts remaining in the Bond Fund after payment in full of the principal or redemption price of and interest on the Bonds (or provisions for payment thereof) and the fees, charges and expenses of the Issuer, the Trustee, the Bank, the Paying Agent and the Remarketing Advisor shall be paid to the Person entitled thereto in accordance with Section 6.9 of the Agreement.

         D. CREDITS. If at any time the Trustee or the Paying Agent has funds, including funds received pursuant to the Letter of Credit, which under the provisions of this Indenture are to be applied to pay the principal or redemption price of or interest on the Bonds, the Company, to the extent that such funds are to be so applied, shall be entitled to a reduction, equal to the amount of such funds, of payments due from the Company under the Agreement; provided that, in the case of funds received pursuant to the Letter of Credit, the Bank is reimbursed therefor by or on behalf of the Company.

         Section 5.3 REVENUES TO BE HELD FOR ALL BONDHOLDERS; CERTAIN EXCEPTIONS. Revenues and investments thereof in the Bond Fund by the Trustee or the Paying Agent are for the benefit of the Owners of all Outstanding Bonds, except that any portion of the Revenues representing principal or redemption price of, and interest on, any Bonds previously matured or called for redemption in accordance with Article 8 of this Indenture shall be held for the benefit of the Owners of such Bonds only.

         Section 5.4 ESTABLISHMENT OF CONSTRUCTION FUND. The Trustee shall establish a Construction Fund for the payment of the Costs of the Project. The Construction Fund shall consist of the amounts deposited therein pursuant to
Section 2.2 of the Agreement and any other amounts the Issuer may deposit therein. The amounts in the Construction Fund, until applied as hereinafter provided, shall be held for the security of all Bonds Outstanding hereunder. The Trustee shall maintain a record of the income on investments and interest earned on deposit of amounts held in the Construction Fund and on proceeds of Bonds in respect of accrued or capitalized interest held by the Trustee as Revenues. Subject to the provisions of Section 5.5 of this Indenture, such income or interest may be expended at any time or from time to time to pay Costs of the Project in the same manner as the proceeds of Bonds deposited in the Construction Fund are expended.

         Section 5.5 PAYMENTS FROM CONSTRUCTION FUND. Subject to the limitations of the Agreement, the Trustee is authorized to pay from the Construction Fund in connection with the issuance of the Bonds, the Issuance Costs and all reasonable fees and expenses incurred in connection with the issuance of the Letter of Credit (including reasonable fees and expenses of counsel) in amounts set forth in a requisition executed by an Authorized Representative and approved in writing by the Bank; provided that "issuance costs" (within the meaning of Section 147(g) of the Code) paid with the proceeds of the Bonds shall not exceed $120,000. In addition, the Trustee shall make payments from the Construction Fund upon receipt of a requisition from the Company executed by an Authorized Representative in accordance with Section 2.2 of the Agreement with a description of the Costs of the Project to which the property, work, material or equipment relates.

         Each requisition will be accompanied by a statement in reasonable detail listing the Costs of the Project to be paid to any contractors, materialmen or suppliers or the Costs of the Project incurred or advanced by the Company for which it is to be reimbursed. The Trustee shall retain copies or records of each requisition for the Issuer and the Bank and shall not destroy such records without the prior consent of the Company, the Issuer or the Bank, which consent will not be unreasonably withheld.

         The establishment of the Construction Fund shall be for the benefit of the Company, and, except during the continuance of an Event of Default hereunder, the Company may enforce payments therefrom upon compliance with the procedures set forth in this Section 5.5.

         Section 5.6 EXCESS BOND PROCEEDS. Upon the completion of the Project, as evidenced by a certificate of the Company in the form attached hereto as EXHIBIT B delivered to the Trustee signed by the Authorized Representative, any amounts remaining in the Construction Fund (including the earnings from investments thereof) following completion of the Project shall, after establishment by the Trustee of an account designated the "Construction Fund Surplus Account," be deposited by the Trustee in the Construction Fund Surplus Account. After such moneys have been held by the Trustee in the Construction Fund Surplus Account for 213 days prior to the expiration of which no case under the U.S. Bankruptcy Code shall have been commenced by or against the Company without having been dismissed subject to no further appeal, such moneys in the Construction Fund Surplus Account (including the earnings from investments thereon) shall be applied by the Trustee in the following order: FIRST: to the purchase of Bonds pursuant to Article 4, and SECOND, provided that the Trustee shall have received an opinion of Bond Counsel that such application shall not cause interest on the Bonds to be includable in the gross income of the holders thereof under the Code, for payment of principal or redemption price of or interest on the Bonds as provided in Section 5.2. Notwithstanding the foregoing, upon receipt of an opinion of Bond Counsel that such payment shall not cause interest on the Bonds to be includable in the gross income of the holders thereof under the Code, the Trustee shall upon the request of the Company use excess Bond proceeds at any time to reimburse the Bank for drawings under the Letter of Credit which were used (1) to pay the purchase price of Bonds pursuant to Article 4, or (ii) for payment of principal or redemption price or interest on the Bonds as provided in Section 5.2. Unless there shall be delivered to the Trustee an opinion of Bond Counsel, amounts held in the Construction Fund Surplus Account for application under this Section 5.6 shall not be invested at a yield that would cause the Bonds to be Arbitrage Bonds or be subject to Rebate requirements under the Code.

         Section 5.7 DAMAGE TO OR CONDEMNATION OF THE PROJECT. Subject to the provisions of the Agreement, all proceeds of insurance on or condemnation awards respecting the Project in the event of damage to or destruction or condemnation of the Project from any cause whatsoever received by the Trustee (a) if no Event of Default hereunder has occurred and is continuing shall, at the election of the Company pursuant to Section 4.5 of the Agreement and with the Bank's consent if (the Letter of Credit is outstanding), be applied to repair or restoration of the portion of the Project which is the subject of such damage, destruction or condemnation, and (b) if any Event of Default hereunder has occurred and is continuing, may at the option of the Bank (or if the Letter of Credit is not outstanding, with the consent of the Trustee), be applied to repair or restoration of the Project as aforesaid, or to the payment of the principal or redemption price of, and interest on, the Bonds then Outstanding.

         Section 5.8 ARBITRAGE REBATE FUND.

         A. A special trust fund is hereby established with the Trustee and designated as the "Arbitrage Rebate Fund".

         B. The Company has covenanted and agreed in Section 4.10 of the Agreement that it will (i) appoint a Rebate Consultant to determine and report to the Trustee, within forty-five (45) days after the end of each Rebate Year, and to the Issuer upon reasonable request, the Rebate Amount determined as of the end of such Rebate Year and (ii) deposit into the Arbitrage Rebate Fund, within fifty (50) days after the end of each Rebate Year, an amount which, when added to the amount then on deposit in the Arbitrage Rebate Fund and the amount, if any, previously paid to the United States pursuant to Subsection D of this Section, is equal to the Rebate Amount, if any, determined as of the end of such Rebate Year.

         C. The Trustee covenants and agrees that, in order to provide the Rebate Consultant with the information as requested by the Rebate Consultant to determine the Rebate Amount as provided in Subsection B above, the Trustee will, within ten (10) days after the end of each Rebate Year, prepare and submit to the Company, and to the Rebate Consultant appointed by the Company, account statements with respect to the amounts deposited in and disbursed from each Trust Fund and the Arbitrage Rebate Fund during such Rebate Year, the investments made with the moneys in each such Fund, and the investment earnings (and losses) resulting from the investments in each such Fund, together with such additional information concerning such Funds and the activity therein as the Company (or the Rebate Consultant on its behalf) shall reasonably request.

         D. The Trustee shall pay to the United States, not later than sixty
(60) days after each Rebate Year, the Rebate Amount as most recently determined by the Rebate Consultant. Within 60 days after each Retirement Date, the Trustee will pay to the United States the Rebate Amount, as finally determined by the Rebate Consultant, not previously paid to the United States. The Trustee shall make such payments to the United States, and shall include with such payments such statements and information, as shall be provided in Section 148(f) of the Code and the regulations in effect thereunder. Notwithstanding any other provision of this Section, however, the obligation of the Trustee to pay the Rebate Amount to the United States shall be payable only from, and only to the extent that there are, amounts on deposit in the Arbitrage Rebate Fund. The obligation to pay the Rebate Amount pursuant to this Section shall survive the payment in full of the Bonds and the satisfaction and discharge of this Indenture in accordance with Article 16 hereof.

         E. The Trustee will, to the extent practicable, keep all moneys in the Arbitrage Rebate Fund fully invested in Government Obligations maturing or subject to redemption in the amounts and on the dates necessary to make the payments to the United States required under Subsection D of this Section.

         F. If the Company has failed to engage a Rebate Consultant to determine on a timely basis the Rebate Amount as provided in Subsection B of this Section, the Trustee is hereby authorized, but not required, to engage such Rebate Consultant as the Trustee reasonably deems necessary to act on behalf of the Company in making such determinations, the cost of which shall be deemed an expense of the Trustee hereunder reimbursable to the Trustee by the Company pursuant to Section 3.4 of the Agreement.

         G. In the event the Company fails to make a timely deposit into the Arbitrage Rebate Fund of the amount required to be deposited therein as provided in Subsection B of this Section, the Trustee is hereby authorized to transfer the required amount into the Arbitrage Rebate Fund from any amounts available therefor on deposit in any Fund held hereunder by the Trustee, other than the Letter of Credit Debt Service Account.

         H. If the amount on deposit in the Arbitrage Rebate Fund is determined to exceed the amount required to be paid to the United States pursuant to Subsection D of this Section, the Trustee shall transfer the excess moneys in the Arbitrage Rebate Fund (i) to the Trust Fund from which such transfer into the Arbitrage Rebate Fund was made, to the extent such excess is attributable to a transfer from any Trust Fund pursuant to Subsection G of this Section and to the extent any resulting deficiency in such Trust Fund has not been restored, and (ii) to the Company, to the extent any excess moneys remain in the Arbitrage Rebate Fund after any such required transfer to a Trust Fund.

         I. Moneys in the Arbitrage Rebate Fund, including investment earnings thereon, if any, shall not be subject to the pledge of this Indenture and shall not constitute part of the Trust Estate held for the benefit of the Bondholders.

         J. The Trustee shall retain records of all determinations and rebate payments made pursuant to this Section for a period ending six (6) years after each Retirement Date.

         K. The requirements of this Section shall not apply to any Issue of Bonds which upon the issuance thereof were "tax-exempt" within the meaning of
Section 150(a) of the Code if the Trustee is furnished with an opinion of Bond Counsel that noncompliance with such requirements will not cause interest on such Issue to become includable in gross income for federal income tax purposes.


                                    ARTICLE 6

                                LETTER OF CREDIT

         Section 6.1 LETTER OF CREDIT. The Original Letter of Credit and each replacement thereof shall be an irrevocable obligation to pay to the Paying Agent, upon request made with respect to the Bonds and in accordance with the terms thereof, up to (a) an amount equal to the aggregate principal amount of the Outstanding Bonds sufficient (i) to pay the principal of the Bonds when due at maturity or upon redemption or acceleration or (ii) to pay the principal portion of the purchase price of Bonds tendered for purchase pursuant to this Indenture to the extent remarketing proceeds are not available for such purpose, plus (b) an amount equal to sixty (60) days' interest accrued on the Bonds at a maximum rate of ten percent (10%) per annum (i) to pay interest on the Bonds when due or
(ii) to pay the accrued interest portion of the purchase price of the Bonds tendered for purchase pursuant to the Indenture to the extent remarketing proceeds are not available for such purpose. In no event will the Paying Agent be entitled to draw on the Letter of Credit with respect to Custody Bonds or Company Bonds, unless such Letter of Credit so provides.

         Section 6.2 DRAWINGS ON LETTER OF CREDIT.

         A. DEBT SERVICE. By 12:00 noon on the Business Day immediately preceding each Interest Payment Date, each redemption date and the maturity date of the Bonds, the Paying Agent shall present the requisite draft and certificate for a drawing on the Letter of Credit, if any, then held by the Paying Agent so as to receive the proceeds of such drawing at or before 12:00 noon on such Interest Payment Date, redemption date or maturity date, as the case may be, to pay principal, premium, if any, on and interest on the Bonds due on such date. In addition, the Paying Agent shall draw on the Letter of Credit pursuant to its terms in accordance with and in order to satisfy the requirements of this Indenture. Proceeds of all such drawings shall be deposited in the Letter of Credit Debt Service Account.

         B. PURCHASE PRICE. In addition, the Paying Agent shall draw moneys under the Letter of Credit in accordance with the terms thereof to the extent necessary to make timely payments of the purchase price required to be made pursuant to, and in accordance with, Article 4 of this Indenture. The proceeds of such drawings shall be deposited in the Letter of Credit Purchase Account.

         Section 6.3 REDUCTION. In each case that Bonds are redeemed or deemed to have been paid pursuant to Section 16.1 of this Indenture, the Paying Agent shall take such action as may be permitted under the Letter of Credit to reduce the amount available thereunder (a) prior to the Fixed Rate Conversion Date, to an amount equal to the principal amount of the Bonds Outstanding, plus sixty
(60) days' interest on such principal amount computed at a maximum rate of ten percent (10%) per annum based on a 365-day year, and (b) on or after the Fixed Rate Conversion Date, to an amount equal to the principal amount of the Bonds Outstanding, plus two hundred ten (210) days' interest thereon at the Fixed Rate, based on a year of 360 days.

         Section 6.4 EXPIRATION. Unless all of the conditions of Section 6.6 or
Section 6.7 have been met by the times specified therein prior to the expiration of a Letter of Credit, the Paying Agent shall take all action necessary to call the Bonds for special mandatory redemption pursuant to either Section 4.3 or
Section 8.8 on the Interest Payment Date preceding such expiration date. Notice of the expiration of the Letter of Credit shall be given by the Paying Agent to Moody's (if the Bonds are rated by Moody's) and to S&P (if the Bonds are rated by S&P).

         Section 6.5 SUBSTITUTION BY BANK. Upon reduction of the amount available under the Letter of Credit pursuant to the terms of the Letter of Credit and Section 6.3 hereof as a result of redemption of Bonds, the Bank shall have the right, at its option, to require the Paying Agent to promptly surrender the outstanding Letter of Credit to the Bank and to accept in substitution therefor a substitute Letter of Credit in the same form, dated the date of such substitution, for an amount equal to the amount available under the Letter of Credit as so reduced, but otherwise having terms identical to the then outstanding Letter of Credit; provided, however, such substitution may not result in the then existing ratings on the Bonds to be reduced or withdrawn.

         Section 6.6 EXTENSION. The Original Letter of Credit will automatically renew for successive periods of not less than one year unless 90 days prior to the scheduled expiration date for the initial term or any renewal term, the Bank notifies the Trustee in writing that the Letter of Credit will not be renewed by delivering to the Trustee a certificate in the form attached to the Letter of Credit. The Letter of Credit will not be renewed beyond the close of business on January 31, 2000. Nothing herein shall imply that the Bank is under any obligation to grant any such extension.

         Section 6.7 REPLACEMENT.

         A. Upon satisfaction of the conditions set forth below in paragraph C and provided that (i) no Event of Default has occurred and is continuing hereunder and (ii) either (x) the Bank has consented to the replacement of its Letter of Credit with a new Letter of Credit (which consent shall not be unreasonably withheld) or (y) as a result of any reduction of the credit rating of the Bank or any deterioration in the Bank's financial condition, rating(s) on long-term senior non-credit enhanced debt of the Bank has been reduced below an investment grade level, the Company may, at the close of business on any Interest Payment Date prior to the expiration of a Letter of Credit, replace such Letter of Credit with a new Letter of Credit meeting the requirements set forth below in paragraph B.

         B. Each Letter of Credit must:

            (1) Be an irrevocable, unconditional obligation of a financial institution having capital and surplus of not less than One Hundred Million Dollars ($100,000,000);

            (2) Subject to the conditions thereof, entitle the Paying Agent to draw upon or demand payment and receive in immediately available funds (A) prior to the Fixed Rate Conversion Date, up to an amount equal to the principal amount of the Bonds outstanding, plus up to sixty (60) days' accrued interest on such principal amount at a maximum rate of ten percent (10%) per annum, to pay such principal of or interest on the Bonds or the purchase price of Bonds tendered for purchase, or (B) on or after the Fixed Rate Conversion Date, up to an amount equal to the principal amount of the Bonds outstanding, plus up to two hundred ten (210) days accrued interest thereon at the Fixed Rate, to pay such principal, premium and interest; and

            (3) Otherwise have terms substantially identical to the Letter of Credit being replaced.

         C. Prior to the replacement of any Letter of Credit, the following conditions shall have been met:

            (1) The Trustee and the Paying Agent shall have received from the Company written notice of such replacement and the effective date thereof no later than sixty (60) days preceding such replacement date;

            (2) The Trustee and the Paying Agent shall have received the following no later than thirty-five (35) days preceding the effective date of such replacement:

                (a) Written confirmation from Moody's (if the Bank is then rated by Moody's) and S&P (if the Bank is then rated by S&P) that the ratings (as of the date of such confirmation) on long-term senior non-credit enhanced debt of the new Letter of Credit Bank will be no lower than the rating(s) on long-term senior non-credit enhanced debt of the existing Letter of Credit; provided, however, the Trustee and Paying Agent shall receive a reconfirmation of such confirmation on the effective date of the new Letter of Credit;

                (b) An opinion of Counsel for the issuer of the replacement Letter of Credit (which opinion is to be delivered upon the issuance of the replacement Letter of Credit) that such Letter of

Credit constitutes a legal, valid and binding obligation of the issuer enforceable in accordance with its terms; and

                (c) A Favorable Opinion with respect to such replacement; and

            (3) The Paying Agent shall have received the original replacement Letter of Credit no later than thirty-five (35) days preceding the effective date of such replacement.


         D. Upon receipt by the Paying Agent of the new Letter of Credit and satisfaction of all other conditions set forth above in paragraph C(2), the Paying Agent shall immediately notify the issuer of the Letter of Credit being replaced that such Letter of Credit is being replaced by a new Letter of Credit, and on the effective date of the replacement Letter of Credit the replaced Letter of Credit shall be promptly surrendered to the issuer thereof for cancellation.

         Section 6.8 NOTICES OF SUBSTITUTION; EXTENSION OR REPLACEMENT.

         A. The Paying Agent shall give notice of the replacement of a Letter of Credit with a new Letter of Credit in the manner provided in Section 4.3.

         B. The Paying Agent shall, within thirty (30) days after the extension of the term of a Fixed Rate Letter of Credit pursuant to Section 6.6 or the substitution of a Letter of Credit pursuant to Section 6.5, give notice thereof by mailing written notice to the Owners of the Bonds.

         C. The Paying Agent shall promptly give notice of any proposed substitution, extension or replacement of a Letter of Credit to the Issuer, the Trustee, the Bank (for substitution or replacement) and the Remarketing Advisor and to Moody's (if the Bonds are then rated by Moody's) and S&P (if the Bonds are then rated by S&P).

         Section 6.9 FIXED RATE LETTER OF CREDIT. Not later than thirty-five
(35) days prior to the effective date of conversion of the interest on the Bonds to a Fixed Rate, the Company may, at its option, cause to be delivered to the Paying Agent a Fixed Rate Letter of Credit which shall be effective on the Fixed Rate Conversion Date and may terminate not less than five (5) years (or such shorter period as may then remain to the final maturity of the Bonds) and fifteen (15) days thereafter. The Fixed Rate Letter of Credit shall be an irrevocable letter of credit of a bank to pay the Paying Agent, upon request and in accordance with the terms thereof, up to (a) an amount sufficient to pay the principal of the Outstanding Bonds when due whether at stated maturity or upon redemption or acceleration, plus (b) an amount equal to two hundred ten (210) days' interest on the Outstanding Bonds at an assumed rate of interest at least equal to one hundred twenty percent (120%) of the Minimum Fixed Rate until the Fixed Rate Conversion Date, and thereon and thereafter, at the Fixed Rate, to pay interest accrued on the Bonds at the Fixed Rate on or prior to the expiration date of such Fixed Rate Letter of Credit. Upon the determination of a Fixed Rate, the Bank issuing the Fixed Rate Letter of Credit shall substitute a new Fixed Rate Letter of Credit conforming to the requirements of this Section. On or prior to the date of the delivery of the Fixed Rate Letter of Credit to the Paying Agent, the Company shall furnish to the Trustee and the Paying Agent a Favorable Opinion stating that the delivery of such Fixed Rate Letter of Credit is authorized under this Indenture and complies with the terms hereof and an opinion of Counsel for the issuer of the replacement Letter of Credit that such Letter of Credit constitutes a legal, valid and binding obligation of the issuer enforceable in accordance with its terms. On the Fixed Rate Conversion Date, the replaced Letter of Credit shall be returned to the Bank.

         Section 6.10 OTHER CREDIT ENHANCEMENT. After a mandatory purchase of Bonds on the Expiration Tender Date, nothing in this Indenture shall limit the Company's right, but not the obligation, to provide other credit enhancement (such as a letter of credit not meeting the requirements of Section 6.7, bond insurance or a standby bond purchase agreement); provided that any such credit enhancement shall have administrative provisions reasonably satisfactory to the Trustee, the Issuer, the LGC and the Paying Agent.

         Section 6.11 AMENDMENT OF OR SUBSTITUTION FOR INITIAL FIXED RATE LETTER OF CREDIT. Upon the determination of a Fixed Rate by the Remarketing Advisor pursuant to Section 3.3.G, the Bank issuing the Fixed Rate Letter of Credit shall have the right, at its option, to require the Paying Agent (i) to promptly agree to an amendment of the initial Fixed Rate Letter of Credit to adjust the amount available thereunder with respect to interest on the Bonds to two hundred ten (210) days' interest at the Fixed Rate or (ii) to promptly surrender the initial Fixed Rate Letter of Credit to the Bank in exchange for a substitute Fixed Rate Letter of Credit in the same form, dated the date of such substitution, for an amount sufficient to pay Principal and up to two hundred ten (210) days' interest on the Outstanding Bonds at the Fixed Rate.


                                    ARTICLE 7

                         INVESTMENT OR DEPOSIT OF FUNDS

         Section 7.1 DEPOSITS AND SECURITY THEREFOR. All moneys received by the Trustee or the Paying Agent under this Indenture shall be deposited with the Trustee or the Paying Agent, until or unless invested or deposited as provided in Section 7.2. All deposits with the Trustee or the Paying Agent (whether original deposits under this Section 7.1 or deposits or redeposits in time accounts under Section 7.2) shall be secured as required by applicable law for such trust deposits.

         Section 7.2  INVESTMENT OR DEPOSIT OF FUNDS.

         A. INVESTMENT OF CONSTRUCTION FUNDS. The Trustee shall, at the request and direction (which may be telephonic, promptly confirmed in writing) of the Company, invest moneys held in any fund created hereunder in obligations of the type described below, or deposit such moneys in time accounts (including accounts evidenced by time certificates of deposit) maintained with the commercial department of the Trustee, secured as provided in Section 7.1 and under the terms permitted by applicable law; provided that all investments shall mature, or be subject to redemption by the holder, at not less than the principal amount thereof or the cost of acquisition, whichever is lower, and all deposits in time accounts shall be subject to withdrawal, not later than the date when the amounts will foreseeably be needed for purposes of this Indenture. The investments of the Construction Fund permitted under this Section 7.2, in addition to the time accounts described above, are as follows: (i) obligations issued or guaranteed by the United States of America; (ii) obligations issued or guaranteed by any Person controlled or supervised by and acting as an instrumentality and backed by the full faith and credit of the United States of America pursuant to authority granted by the Congress of the United States;
(iii) obligations issued or guaranteed by any state of the United States or the District of Columbia rated within one of the two highest rating categories by any nationally recognized rating service; (iv) commercial or finance company paper receiving the highest rating of any nationally recognized rating service;
(v) certificates of deposit of, and bankers' acceptances drawn on and accepted by, any bank organized and doing business under the laws of the United States of America or any state of the United States of America having a rating of its unsecured, senior debt obligations within one of the two highest rating categories by any nationally recognized rating service; and (vi) obligations evidencing indebtedness described in Section 103(a)(1) of the Code rated within one of the two highest rating categories by any nationally recognized rating service. The Trustee, in purchasing securities of the type described in clauses
(i) and (ii) in the preceding sentence, (a) may make any such purchase subject to agreement with the seller for repurchase by the seller at a later date, but only if the seller has a minimum rating by Moody's of AA, and in such connection may accept the seller's agreement for the payment of interest in lieu of the right to receive the interest payable by the issuer of the securities purchased, provided that title to the securities so purchased by the Trustee shall vest in the Trustee, that the Trustee shall have actual or constructive possession of such securities, and that the current market value of such securities (or of cash or additional securities of the type described in said clauses pledged with the Trustee as collateral for the purpose) is at all times at least equal to the total amount thereafter to become payable by the seller under said agreement, or
(b) may purchase shares of a fund whose sole assets are of a type described in clauses (i) and (ii) of the immediately preceding sentence and such repurchase agreements thereto. The Trustee, in purchasing securities of the type described in clause (vi) of the second sentence of this paragraph A, may purchase shares of a fund, at least ninety-eight percent (98%) of the weighted average value of the assets of which are of the type described in such clause or which derives at least ninety-eight percent (98%) of its gross income from such assets.

         B. BOND FUND AND ARBITRAGE REBATE FUND. At the direction of the Company (which may be telephonic, confirmed in writing), the Trustee shall invest moneys held by the Trustee in the Bond Fund and the Arbitrage Rebate Fund in obligations of the type described in clauses (i) and (ii) of the second sentence of Section 7.2.A maturing, or subject to redemption by the holder at not less than the principal amount thereof or the cost of acquisition, whichever is lower, on or before the date or dates when the payments for which such moneys are held are to become due. Moneys held by the Paying Agent in the Bond Fund or any other account shall not be invested and the Paying Agent shall not be liable for the payment of interest thereon.

         C. INCOME. The interest and income received upon such investments of the Construction Fund or Bond Fund or the Arbitrage Rebate Fund and any profit or loss resulting from the sale of any such investments shall be added or charged to the respective Fund. In the case of the Bond Fund, such interest or income received or paid shall be held in the Bond Fund with a corresponding credit against the Company's obligation to make loan repayments under the Agreement and the Note.

         D. ABSENCE OF DIRECTION. If the Company shall not give directions as to investment of monies held by the Trustee in the Bond Fund, or if an Event of Default has occurred and is continuing hereunder, the Trustee may, but shall not be required to, make such investments in obligations of the type described in this Section 7.2 as permitted under applicable law as it deems advisable, and any such investments may be purchased by the Trustee from itself or any affiliated financial institution. Any investment of moneys in any Fund established under this Indenture may be purchased from or through, or sold to, the Trustee or any affiliate of the Trustee; purchased from or through, or sold to, the Trustee or any affiliate of the Trustee; and any such investment made through the purchase of shares in a fund described in clause (i), (ii) or (v) of
Section 7.2 may be in a fund which is advised or administered by the Trustee or any affiliate of the Trustee (for which services the Trustee or such affiliate, as the case may be, may receive a fee).

         E. LETTER OF CREDIT. Monies drawn on the Letter of Credit and held by the Paying Agent shall be held in trust, uninvested and without liability for interest thereon, pending application of such moneys by the Paying Agent pursuant to this Indenture.


                                    ARTICLE 8

                               REDEMPTION OF BONDS

         Section 8.1 BONDS SUBJECT TO REDEMPTION; SELECTION OF BONDS TO BE CALLED FOR REDEMPTION. The Bonds are subject to redemption prior to maturity as provided in the form of Bonds attached hereto as EXHIBIT A and as herein described. Except as otherwise provided herein or in the Bonds, if less than all the Bonds are to be redeemed, the particular Bonds to be called for redemption shall be selected by lot or by such other method as the Paying Agent deems fair and appropriate; provided that any Custody Bonds shall be redeemed first and any Company Bonds shall be redeemed second to the extent redemption moneys are available therefor. On or prior to the Fixed Rate Conversion Date, the Paying Agent shall treat any Bond of a denomination greater than $100,000 as representing that number of separate Bonds each of the denomination of $100,000 as can be obtained by dividing the actual principal amount of such Bond by $100,000. After the Fixed Rate Conversion Date, the Paying Agent shall treat any Bond of a denomination greater than $5,000 as representing that number of separate Bonds each of the denomination of $5,000 as can be obtained by dividing the actual principal amount of such Bond by $5,000. At the option of the Issuer exercised by the Company, the Paying Agent shall call Bonds for optional redemption, provided that (a) the Company has notified the Trustee and the Paying Agent of a corresponding prepayment made or proposed to be made under the Agreement, or
(b) there are otherwise sufficient moneys in the Bond Fund to redeem the Bonds pursuant to this Article 8. So long as a Letter of Credit is held by the Paying Agent, the Paying Agent shall only call Bonds for optional redemption if (i) it holds money in the Bond Fund available for payment of the Bonds to be redeemed pursuant to Section 5.2.B or (ii) the Bank has consented to such optional redemption. Notice of any optional redemption shall specify the principal amount of Bonds to be redeemed and the redemption date. The Company shall furnish the Issuer with a copy of the direction to the Paying Agent.

         Section 8.2 NOTICE OF REDEMPTION.

         A. When required to redeem Bonds under any provision of this Indenture, or when directed to do so by the Company, the Paying Agent shall cause notice of the redemption to be given not more than sixty (60) days and not less than thirty (30) days prior to the redemption date by mailing copies of such notice of redemption by first class mail, postage prepaid, to all Owners of Bonds to be redeemed at their respective addresses as shown in the Bond Register and also to S&P (if the Bonds are then rated by S&P) and Moody's (if the Bonds are then rated by Moody's) or their respective successors, if any, the Issuer, and the LGC, but failure to mail any such notice or defect in the mailing thereof in respect of any Bond shall not affect the validity of the redemption of any other Bond with respect to which notice was properly given. Each such notice shall be dated and shall be given in the name of the Issuer and shall state the following information:

            (1) the identification numbers, as established under the Indenture, and the CUSIP numbers, if any, of the Bonds being redeemed, provided that any such notice shall state that no representation is made as to the correctness of CUSIP numbers either as printed on such Bonds or as contained in the notice of redemption and that reliance may be placed only on the identification numbers contained in the notice or printed on such Bonds;

            (2) any other descriptive information needed to identify accurately the Bonds being redeemed, including, but not limited to, the original issuance date and maturity date of, and interest rate on, such Bonds;

            (3) in the case of partial redemption of any Bonds, the respective principal amounts thereof to be redeemed;

            (4) the redemption date;

            (5) the redemption price;

            (6) that on the redemption date the redemption price will become due and payable upon each such Bond or portion thereof called for redemption, and that interest thereon shall cease to accrue from and after said date; and

            (7) the place where such Bonds are to be surrendered for payment of the redemption price, which place of payment shall be the principal corporate trust office of the Paying Agent. In addition, the Paying Agent shall at all reasonable times make available to any interested party complete information as to Bonds which have been redeemed or called for redemption.

         B. In addition to the foregoing notice, further notice of any redemption of Bonds hereunder shall be given by the Paying Agent, at least two
(2) Business Days in advance of the mailed notice to Bondholders, by registered or certified mail or overnight delivery service to: (1) Financial Information, Inc.'s "Daily Called Bond Service," 30 Montgomery Street, 10th Floor, Jersey City, New Jersey 07302, Attention: Editor; (2) Kenny Information Services "Called Bond Service," 60 Bond Street, 28th Floor, New York, New York 10004;
(3) Moody's "Municipal and Government," 99 Church Street, 8th Floor, New York, New York 10007, Attention: Municipal News Report; and (4) Standard and Poor's "Called Bond Record," 26 Broadway, 3rd Floor, New York, New York 10004; or, in accordance with then current guidelines of the Securities and Exchange Commission, to such other addresses and/or such other services, as the Issuer may designate with respect to the Bonds, or no such services, as the Issuer may designate in a certificate of the Issuer delivered to the Paying Agent and the Trustee. Such further notice shall contain the information required in paragraph A above. Failure to give all or any portion of such further notice shall not in any manner defeat the effectiveness of a call for redemption if notice thereof is given to the Bondholders as prescribed in paragraph A above.

         C. If at the time of mailing of notice of any optional redemption the Company shall not have deposited moneys in the Bond Fund available for payment pursuant to Section 5.2.B hereof sufficient to redeem all the Bonds called for redemption, such notice shall state that it is conditional in that it is subject to the deposit of the redemption moneys in the Bond Fund available for payment pursuant to such Section 5.2.B not later than the redemption date, and such notice shall be of no effect unless such moneys are so deposited.

         Section 8.3 PAYMENT OF REDEMPTION PRICE. If (a) unconditional notice of redemption has been duly given or duly waived by the Owners of all Bonds called for redemption or (b) conditional notice of redemption has been so given or waived and the redemption moneys have been duly deposited with the Paying Agent, then in either such case the Bonds called for redemption shall be payable on the redemption date at the applicable redemption price. Payment of the redemption price together with accrued interest shall be made by the Paying Agent, out of Revenues but only from Available Moneys or other funds, as long as such funds constitute Available Moneys, deposited for such purpose, to or upon the order of the Owners of the Bonds called for redemption upon surrender of such Bonds. So long as a Letter of Credit is held by the Paying Agent, upon redemption of less than all of the Bonds pursuant to this Indenture, the Paying Agent shall furnish to the Bank a notice in the form required by the terms of the Letter of Credit for reducing the amount available thereunder with respect to the Bonds which have been redeemed as required by Section 6.3 hereof, and, upon a redemption of all of the Bonds pursuant to this Indenture, shall surrender the Letter of Credit to the Bank for cancellation.

         Section 8.4 BONDS REDEEMED IN PART. Any Bond which is to be redeemed only in part shall be (i) redeemed such that the unredeemed portion of such Bond is in a denomination not less than One Hundred Thousand Dollars ($100,000) (provided that this condition shall apply only so long as the Bonds bear interest at the Variable Weekly Rate) and (ii) surrendered at a place stated for the surrender of Bonds called for redemption in the notice provided for in
Section 8.2 (with due endorsement by, or a written instrument of transfer in form satisfactory to the Paying Agent duly executed by, the Owner thereof or his attorney duly authorized in writing and with guaranty of signatures satisfactory to the Paying Agent) and the Issuer shall execute and the Paying Agent shall authenticate and deliver to the Owner of such Bond without service charge, a new Bond or Bonds, of any Authorized Denomination as requested by such Owner in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered. So long as the Bonds are issued in Book Entry Form, the Depository shall not be required to deliver Bonds to the Trustee.

         Section 8.5 OPTIONAL REDEMPTION. So long as the Bonds bear interest at the Variable Weekly Rate, the Bonds shall be subject to redemption prior to maturity at the option of the Issuer exercised by the Company, in whole or in part by lot or by such other method as the Paying Agent deems fair and appropriate, on any Interest Payment Date, at a price equal to one hundred percent (100%) of the principal amount thereof plus interest accrued to the redemption date.

         Section 8.6 MANDATORY SINKING FUND REDEMPTION. The Bonds are not subject to mandatory sinking fund redemption.

         Section 8.7 SPECIAL MANDATORY REDEMPTION. (a) The Bonds are subject to special mandatory redemption, prior to maturity, in whole upon the occurrence of a Determination of Taxability, such mandatory redemption to be made on a Business Day as soon as practicable after the date on which the Trustee first receives written notice of the Determination of Taxability, at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date. The Company shall be deemed to have been given the "opportunity to contest" for purposes of a special mandatory redemption of the Bonds if it has been given (a) written notice by any Owner or former Owner of a Bond or the Trustee of the receipt by any such Owner from the Internal Revenue Service of a statutory notice of deficiency or similar notice (a copy of which shall be delivered to the Company with such written notice) which claims in effect that interest on such Bond is includable in such Owner's gross income for federal income tax purposes and (b) one hundred twenty (120) days after receipt of such notice the Company has failed to notify such Owner in writing of the Company's election to contest, which, if exercised, shall be accompanied by (i) an opinion of Bond Counsel to the effect that there is a reasonable basis for such contest and (ii) a written agreement of the Company to pay on demand all costs and expenses (including reasonable attorneys fees) which such Owner may incur in such contest. If such election is not so made within one hundred twenty (120) days as aforesaid, the Company's right to contest shall terminate. If the Trustee receives written notice from any source that a Determination of Taxability has occurred or that circumstances exist which might reasonably be expected to result in a Determination of Taxability, the Trustee shall forthwith consult with the Issuer and the Company and thereafter (in the case of an occurrence of a Determination of Taxability) proceed to enforce payments under the Agreement and the Note in respect of the necessary redemption price and to redeem the Bonds as soon as practicable after the date the Trustee first receives written notice of the Determination of Taxability. In making any determination in respect of the occurrence of a Determination of Taxability or a redemption relating thereto, the Trustee may rely on an opinion of Counsel.

         (b) The Bonds are subject to special mandatory redemption, prior to maturity, in whole upon the occurrence of a Cessation of Operation, such mandatory redemption to be made on a Business Day as soon as practicable after the date on which the Trustee first receives written notice of occurrence of Cessation of Operation, at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date.

         Section 8.8 EXTRAORDINARY MANDATORY REDEMPTION. If the rate of interest on the Bonds has been converted to a Fixed Rate and in connection with such conversion a Fixed Rate Letter of Credit has been delivered to the Paying Agent, then the Bonds shall be redeemed, at a price equal to the principal amount thereof plus accrued interest to the redemption date, on the Interest Payment Date immediately preceding the expiration date of the Fixed Rate Letter of Credit then in effect, if such Letter of Credit shall not have been extended or replaced in accordance with Section 6.6 or Section 6.7 of this Indenture.

         Section 8.9 OPTIONAL REDEMPTION AFTER FIXED RATE CONVERSION DATE. After the conversion to a Fixed Rate, the Bonds shall be subject to redemption prior to maturity at the option of the Issuer, upon the direction of the Company, in whole or in part, on and after the dates and at the redemption prices set forth below:

-------------------------- ---------------------------- -------------------------------------------------------------
  YEARS REMAINING UNTIL          COMMENCEMENT OF                      REDEMPTION PRICE AS PERCENTAGE OF PRINCIPAL
     FINAL MATURITY             REDEMPTION PERIOD                                (PLUS ACCRUED INTEREST)
-------------------------- ---------------------------- -------------------------------------------------------------
More than 9 years          Fifth anniversary of Fixed   102%, declining by 1/2% on each succeeding anniversary of
                           Rate Conversion Date         the first day of the redemption period until reaching 100%
                                                        and thereafter at 100%
-------------------------- ---------------------------- -------------------------------------------------------------
More than 6 but not more   Fourth anniversary of        101%, declining by 1/2% on each succeeding anniversary of the
than 9 years               Fixed Rate Conversion Date   first day of the redemption period until reaching 100%, and thereafter at 100%
-------------------------- ---------------------------- -------------------------------------------------------------
More than 2 but not more   Commencement of next to      101%, declining to 100-1/2% on the commencement of the last
than 6 years               last year of term of the     year of the term of the Bonds
                           Bonds
-------------------------- ---------------------------- -------------------------------------------------------------
2 years or less            Bonds not subject to
                           optional redemption
-------------------------- ---------------------------- -------------------------------------------------------------

         Provided, however, with the opinion of Bond Counsel, the Remarketing Advisor can, with the consent of the Company, set the premium for redemption different from above.

         Section 8.10 EXTRAORDINARY OPTIONAL REDEMPTION. The Bonds are subject to extraordinary optional redemption prior to maturity by the Issuer exercised by the Company, in whole on any date, at a redemption price equal to 100% of the principal amount thereof plus interest accrued to the redemption date, following the occurrence of any of the following events: (i) a substantial portion of the Project Facilities (or the facilities of which they are a part) shall have been damaged, destroyed, condemned or taken by eminent domain (or a bona fide sale in lieu of such taking shall have occurred); (ii) the Company determines that the continued operation of the Project Facilities (or the facilities of which they are a part) for their original purpose is impracticable, uneconomical or undesirable for any reason or the Company is enjoined or prevented or is otherwise prohibited from continued operation or the Company determines to discontinue operations of the Project Facilities (or the facilities of which they are a part) for a period of at least six months; or (iii) the construction or operation of the Project Facilities (or the facilities of which they are a part) is enjoined or prevented or is otherwise prohibited, or the Company determines to discontinue operation of the Project Facilities (or the facilities of which they are a part), for a period of at least six months as a result of any order, decree, rule or regulation of any court or federal, state or local regulatory body, administrative agency or other governmental body.

         Section 8.11 SPECIAL OPTIONAL REDEMPTION PROVISIONS. Notwithstanding Sections 8.5 and 8.8 above, at the option of the Issuer exercised by the Company, the Paying Agent shall call Bonds for optional redemption, provided that (a) the Company has notified the Trustee and the Paying Agent of a corresponding prepayment made or proposed to be made under the Agreement, or
(b) there are otherwise sufficient moneys in the Bond Fund to redeem the Bonds pursuant to this Article VIII. So long as a Letter of Credit is held by the Paying Agent, the Paying Agent shall only call Bonds for optional redemption if
(i) it holds money in the Bond Fund available for payment of the Bonds to be redeemed pursuant to Section 5.2.B or (ii) the Bank has consented to such optional redemption. Notice of any optional redemption shall specify the principal amount of Bonds to be redeemed and the redemption date. The Company shall furnish the Issuer with a copy of the direction to the Paying Agent.


                                    ARTICLE 9

                             COVENANTS OF THE ISSUER

         Section 9.1 PAYMENT OF PRINCIPAL OF AND INTEREST ON BONDS. The Issuer shall promptly pay or cause to be paid, as its special and limited revenue obligation, the principal or redemption price of, and the interest on, every Bond issued hereunder according to the terms thereof, but the Issuer shall be required to make such payment or cause such payment to be made solely from Revenues provided herein.

         Section 9.2 CORPORATE EXISTENCE; COMPLIANCE WITH LAWS. The Issuer shall use its best efforts to maintain and renew all its rights, powers, privileges and franchises, and shall comply with all valid and applicable laws, acts, rules, regulations, permits, orders, requirements and directions of any legislative, executive, administrative or judicial body relating to the Issuer's participation in the Project or the issuance of the Bonds.

         Section 9.3 ENFORCEMENT OF AGREEMENT; PROHIBITION AGAINST AMENDMENTS; NOTICE OF DEFAULT. The Issuer shall require the Company to perform its obligations under the Agreement and the Note. So long as no Event of Default hereunder shall have occurred and be continuing, the Issuer may exercise all its rights under the Agreement and the Note, including the right to amend the same pursuant to Section 15.3 of this Indenture. The Issuer shall give prompt notice to the Trustee of any default known to the Issuer under the Agreement or the Note.

         Section 9.4 FURTHER ASSURANCES. Except to the extent otherwise provided in this Indenture, the Issuer shall not enter into any contract or take any action by which the rights of the Trustee, the Bank or the Bondholders may be impaired and shall, from time to time, execute and deliver such further instruments and take such further action as may be required to carry out the purposes of this Indenture.

         Section 9.5 BONDS NOT TO BECOME ARBITRAGE BONDS. The Issuer covenants to the holders of the Bonds that, notwithstanding any other provision of this Indenture or any other instrument, it will neither make nor permit to be made any investment or other use of the proceeds of the Bonds which, if such investment or use had been reasonably expected on the date of issue of the Bonds, would have caused the Bonds to be arbitrage bonds under Section 148 of the Code and the rules and regulations thereunder, and it further covenants that it will comply with the requirements of such Section, rules and regulations. The foregoing covenants shall extend throughout the term of the Bonds, to all funds created under this Indenture and all moneys on deposit to the credit of any such fund, and to any other amounts which are Bond proceeds for purposes of
Section 148 of the Code and the rules and regulations thereunder.

         Section 9.6 FINANCING STATEMENTS. The Issuer shall cause this Indenture or financing statements relating hereto to be filed, at the expense of the Company, in such manner and at such places as may be required by law fully to protect the security of the holders of the Bonds and the right, title and interest of the Trustee in and to the Trust Estate or any part thereof. From time to time, the Trustee may, but shall not be required to, obtain an opinion of Counsel setting forth what, if any, actions by the Issuer or Trustee should be taken to preserve such security. The Issuer shall execute or cause to be executed any and all further instruments as may be required by law or as shall reasonably be requested by the Trustee for such protection of the interests of the Bondholders, and shall furnish satisfactory evidence to the Trustee of filing and refiling of such instruments and of every additional instrument which shall be necessary to preserve the lien of the Indenture upon the Trust Estate or any part thereof until the principal of and interest on the Bonds issued hereunder shall have been paid. The Trustee shall execute or join in the execution of any such further or additional instrument and file or join in the filing thereof at such time or times and in such place or places as it may be advised by an opinion of Counsel will preserve the lien of this Indenture upon the Trust Estate or any part thereof until the aforesaid principal and interest shall have been paid.


                                   ARTICLE 10

                         EVENTS OF DEFAULT AND REMEDIES

         Section 10.1 EVENTS OF DEFAULT. Each of the following shall be an "Event of Default" hereunder:

         A. If payment of the principal or redemption price of any Bond is not made when it becomes due and payable at maturity or upon call for redemption; or

         B. If payment of any interest on any Bond is not made within three (3) Business Days of the date when it becomes due and payable; or

         C. If payment of the purchase price of any Bond tendered pursuant to
Article 4 hereof is not made within three (3) Business Days of the date when it becomes due and payable; or

         D. If the Issuer shall fail or refuse to comply with the provisions of the Act relating to the Bonds or the Project or with any of its covenants hereunder and such failure or refusal shall continue for a period of ninety (90) days after notice thereof has been given to the Issuer and the Company by the Trustee; or

         E. If (i) an Event of Default as defined in the Agreement occurs and
(ii) so long as the Bank is not in default of its obligations under the Letter of Credit, the Bank consents in writing to the Trustee to the treatment of such Event of Default as an Event of Default hereunder; or

         F. If the Trustee and the Paying Agent receive notice from the Bank
(i) that an Event of Default as defined in the Credit Agreement has occurred and is continuing and (ii) requesting the Trustee to declare the principal of the Outstanding Bonds immediately due and payable; or

         G. If the Trustee and the Paying Agent receive notice from the Bank prior to the 15th day following a drawing under the Letter of Credit for payment of interest on Bonds which remain Outstanding after the application of the proceeds of such drawing that the Letter of Credit will not be reinstated with respect to such interest.

         Section 10.2 ACCELERATION AND ANNULMENT THEREOF.

         A. If any Event of Default occurs, the Trustee may, and shall upon the request of the Owners of a majority of the principal amount of the Bonds Outstanding or upon the occurrence of an Event of Default described in Section 10.1.F or G by notice in writing to the Issuer, the Company, the LGC and the Bank, declare the principal of all Bonds then Outstanding and the payments under the Agreement to be immediately due and payable; provided that the Trustee shall not declare the principal of Bonds or the payments under the Agreement or the Note immediately due and payable as a result of an Event of Default described in Section 10.1.D or E without the prior written consent of the Bank. Upon such declaration the said principal, together with interest accrued thereon, shall become due and payable immediately at the place of payment provided therein, anything in the Indenture or in the Bonds to the contrary notwithstanding. Upon any declaration of acceleration hereunder, the Trustee shall immediately exercise such rights as it may have under the Agreement and the Note to declare all payments thereunder to be due and payable immediately, and direct the Paying Agent to draw immediately upon the Letter of Credit to the extent permitted by the terms thereof (such drawing to include amounts in respect of interest accruing on the Bonds through the date payment of such drawing by the Bank is declared due). Upon receipt by the Paying Agent of payment of the full amount drawn on the Letter of Credit and provided sufficient moneys are available in the Bond Fund to pay pursuant to Section 5.2.B hereof all sums due on the Bonds, (i) interest on the Bonds shall cease to accrue immediately as of the declaration date and
(ii) the Bank shall be subrogated to the right, title and interest of the Trustee and the Paying Agent and the Bondholders in and to the Agreement and the Note, all funds held under this Indenture (except any funds held in the Bond Fund or any account with respect to Undelivered Bonds which are identified for the payment of the Bonds or of the purchase price of Undelivered Bonds and any funds held in the Rebate Fund) and any other security held for the payment of the Bonds, all of which, upon payment of any fees and expenses due and payable to the Trustee, the Paying Agent and the Remarketing Advisor pursuant to the Agreement and the Note or this Indenture, shall be assigned by the Trustee to the Bank for the account of the Company.

         B. If, after the principal of the Bonds has been so declared to be due and payable, all arrears of principal of and interest on the Bonds Outstanding are paid by the Issuer, and the Issuer also performs all other things in respect of which it may have been in default hereunder and pays the reasonable charges of the Trustee, the Paying Agent, the Bondholders and any trustee appointed under the Act, including reasonable attorney's fees, then, and in every such case, the Owners of a majority in principal amount of the Bonds then Outstanding, by notice to the Issuer and to the Trustee, may annul such declaration and its consequences, and such annulment shall be binding upon the Trustee and the Paying Agent and upon all Owners of the Bonds; provided that the Trustee shall not annul any declaration resulting from any Event of Default without the prior written consent of the Bank and written confirmation from the Bank to the Paying Agent that the amount available under the Letter of Credit has been reinstated (i) prior to the Fixed Rate Conversion Date, to an amount equal to the principal of the Bonds Outstanding, plus sixty (60) days' interest thereon at ten percent (10%) per annum, and (ii) after the Fixed Rate Conversion Date, to an amount equal to the principal of the Bonds Outstanding, plus two hundred ten (210) days' interest thereon at the Fixed Rate. No such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon. The Trustee shall forward a copy of any notice from Bondholders received by it pursuant to this paragraph to the Company.

         Section 10.3 LEGAL PROCEEDINGS BY TRUSTEE. If any Event of Default has occurred and is continuing, the Trustee in its discretion may, and upon the written request of Owners of a majority in principal amount of all Bonds then Outstanding and the Bank's consent if an Event of Default under Sections 10.1.D or 10.1.E and receipt of indemnity to its satisfaction shall, in its own name:

         A. By mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders, including the right to require the Issuer to carry out any other provisions of this Indenture for the benefit of the Bondholders and to perform its duties under the Act;

         B. Bring suit upon the Bonds;

         C. By action or suit in equity require the Issuer to account as if it were the trustee of an express trust for the Bondholders; and

         D. By action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders.

         If an Event of Default under Section 10.1.E occurs and is continuing, the Trustee in its discretion may, and upon the written request of Owners of a majority in principal amount of all Bonds Outstanding shall, enforce each and every right granted to it under the Agreement and the Note.

         Section 10.4 DISCONTINUANCE OF PROCEEDINGS BY TRUSTEE. If any proceeding commenced by the Trustee on account of any Event of Default is discontinued or is determined adversely to the Trustee, then the Issuer, the Trustee, the Paying Agent, the Bondholders, the Company and the Bank shall be restored to their former positions and rights hereunder as though no such proceedings had been commenced.

         Section 10.5 BONDHOLDERS MAY DIRECT PROCEEDINGS. The Owners of a majority in principal amount of the Bonds Outstanding hereunder shall have the right, after furnishing indemnity satisfactory to the Trustee, to direct the method and place of conducting all remedial proceedings by the Trustee hereunder, provided that such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudice the rights of minority Bondholders. So long as no Event of Default under Sections 10.1.A, 10.1.B, 10.1.C, 10.1.F or 10.1.G has occurred and is continuing, the Bank shall have the exclusive right to give directions to the Trustee.

         Section 10.6 LIMITATIONS ON ACTIONS BY BONDHOLDERS. No Bondholder shall have any right to pursue any remedy hereunder, or under the Agreement and the Note, unless:

         A. The Trustee shall have been given written notice of an Event of Default; and

         B. The Owners of at least a majority in principal amount of all Bonds then Outstanding shall have requested the Trustee, in writing, to exercise the powers hereinabove granted or to pursue such remedy in its or their name or names; and

         C. The Trustee shall have been offered indemnity satisfactory to it against costs, expenses and liabilities; and

         D. The Trustee shall have failed to comply with such request within a reasonable time.

         Notwithstanding the foregoing provisions of this Section or any other provision of this Indenture, the obligation of the Issuer shall be absolute and unconditional to pay hereunder, but solely from the Revenues and other funds pledged under this Indenture, the principal or redemption price of, and interest on, the Bonds to the respective Owners thereof on the respective due dates thereof, and nothing herein shall affect or impair the right of action, which is absolute and unconditional, of such Owners to enforce such payment. Notwithstanding the foregoing, no Bondholder shall have rights hereunder unless an Event of Default under Sections 10.1.A, 10.1.B, 10.1.C, 10.1.F, or 10.1.G has occurred.

         Section 10.7 TRUSTEE MAY ENFORCE RIGHTS WITHOUT POSSESSION OF BONDS. All rights under the Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the Owners of the Bonds.

         Section 10.8 REMEDIES NOT EXCLUSIVE. No remedy herein conferred is intended to be exclusive of any other remedy or remedies, and each remedy is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         Section 10.9 DELAYS AND OMISSIONS NOT TO IMPAIR RIGHTS. No delays or omission in respect of exercising any right or power accruing upon any Event of Default shall impair such right or power or be a waiver of such Event of Default, and every remedy given by this Article 10 may be exercised from time to time and as often as may be deemed expedient.

         Section 10.10 APPLICATION OF MONEYS IN EVENT OF DEFAULT. Any moneys received by the Trustee under this Article shall be applied in the following order (provided that any moneys received by the Trustee from a drawing on the Letter of Credit shall be applied to the extent permitted by the terms thereof only as provided in paragraph C below with respect to Bonds other than Custody Bonds or Company Bonds):

         A. To the payment of any amount required pursuant to Section 5.8 of this Indenture;

         B. To the payment of the reasonable costs and expenses of the Trustee and the Paying Agent, including the Trustee's Extraordinary Fees and Expenses and other counsel fees, any disbursements of the Trustee and the Paying Agent with interest thereon and their reasonable compensation;

         C. To the payment of principal or redemption price (as the case may be) and interest then owing on the Bonds, and in case such moneys shall be insufficient to pay the same in full, then to the payment of principal or redemption price and interest ratably, without preference or priority of one over another or of any installment of interest over any other installment of interest; and

         D. To the payment of costs and expenses of the Issuer, including counsel fees, incurred in connection with the Event of Default.

         The surplus, if any, remaining after the application of the moneys as set forth above shall, to the extent of any unreimbursed drawing under the Letter of Credit, or other obligations owing by the Company to the Bank under the Credit Agreement, be paid to the Bank. Any remaining moneys shall be paid to the Company or the Person lawfully entitled to receive the same as a court of competent jurisdiction may direct.

         Section 10.11 TRUSTEE'S RIGHT TO APPOINT RECEIVER; COMPLIANCE WITH ACT. The Trustee shall be entitled as of right to the appointment of a receiver; and the Trustee, the Bondholders and any receiver so appointed shall have such rights and powers and be subject to such limitations and restrictions as are contained in the Act.

         Section 10.12 TRUSTEE AND BONDHOLDERS ENTITLED TO ALL REMEDIES UNDER ACT. It is the purpose of this Article to provide such remedies to the Trustee and the Bondholders as may be lawfully granted under the provisions of the Act, but should any remedy herein granted be held unlawful, the Trustee and the Bondholders shall nevertheless be entitled to every remedy provided by the Act. It is further intended that, insofar as lawfully possible, the provisions of this Article shall apply to and be binding upon any trustee or receiver appointed under the Act.

         Section 10.13 TRUSTEE'S OBLIGATION UPON PAYMENT OF ALL AMOUNTS DUE BONDHOLDERS. Once the principal or redemption price (as the case may be) of, and interest on, all Bonds issued hereunder has been paid, or provision has been made pursuant to Article 3 hereof for payment of the same together with any tender purchase price payable pursuant to Article 4 hereof, the Trustee's sole obligation hereunder shall be to promptly assign and turn over to the Bank, as subrogee or otherwise, all of the Trustee's right, title and interest under this Indenture, all balances held hereunder not required for the payment of the Bonds (except the Rebate Fund) and the Trustee's right, title and interest in, to and under the Agreement and the Note.


                                   ARTICLE 11

                                   THE TRUSTEE

         Section 11.1 ACCEPTANCE OF TRUST. The Trustee accepts and agrees to execute the trusts hereby created, but only upon the additional terms set forth in this Article, to all of which the parties hereto and the Bondholders agree.

         Section 11.2 NO RESPONSIBILITY FOR RECITALS, ETC. The recitals, statements and representations in the Indenture or in the Bonds, save only the Paying Agent's Certificate of Authentication upon the Bonds, have been made by the Issuer, and not by the Trustee, and the Trustee shall be under no responsibility for the correctness thereof. The Trustee shall not be responsible for the validity, priority, recording or filing of this Indenture, the Agreement, the Note or any financing statements, amendments thereto or continuation statements, or for insuring the Project or collecting any insurance moneys, or for the validity of the execution by the Issuer of this Indenture or of any supplements thereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or for the value or title of the Project or as to the maintenance of the security hereof, except as otherwise provided in Section 9.6 of this Indenture.

         Section 11.3 TRUSTEE MAY ACT THROUGH AGENTS; ANSWERABLE ONLY FOR WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. The Trustee may exercise any powers hereunder and perform any duties required of it through attorneys, agents, officers or employees, and shall be entitled to advice of Counsel concerning all questions hereunder. The Trustee shall not be responsible for any loss or damage resulting from any action or inaction taken in good faith in reliance upon an opinion of Counsel. Except as otherwise provided herein, the Trustee shall not be answerable for the exercise of any discretion or power under this Indenture nor for anything whatever in connection with the trust hereunder, except only its own willful misconduct or gross negligence.

         Section 11.4 COMPENSATION AND INDEMNITY. Pursuant to the Agreement, the Issuer shall cause the Company (i) to pay the Trustee reasonable compensation for its services hereunder, and also all its reasonable expenses and disbursements, including reasonable compensation for all attorneys and agents engaged by it and for the Trustee's Extraordinary Fees and Expenses, and (ii) to indemnify the Trustee, including its officers, directors, employees and agents, against liabilities which it may incur in the exercise and performance of its powers and duties hereunder, except with respect to its willful misconduct or gross negligence; provided, however, that notwithstanding the foregoing, the Trustee shall not seek indemnification prior to making a payment when due on the Bonds, causing an acceleration or drawing under the Letter of Credit. Moneys received by the Trustee from a drawing on the Letter of Credit shall not be used to pay compensation or to indemnify the Trustee pursuant to this Section.

         Section 11.5 NOTICE OF DEFAULT; RIGHT TO INVESTIGATE. The Trustee shall, within five (5) days after the occurrence thereof, give written notice by first class mail to the registered Owners of the Bonds of all defaults known to the Trustee, unless such defaults have been remedied (the term "defaults" for purpose of this Section and Section 11.6 being defined to include the events specified in paragraphs A through G of Section 10.1, not including any notice or periods of grace provided for therein). The Trustee shall not be deemed to have notice of any default under paragraph D or E of Section 10.1 unless notified in writing of such default by Owners of at least a majority in principal amount of all Bonds then Outstanding. The

Trustee may, however, at any time require of the Issuer full information as to the performance of any covenant hereunder; and, if information satisfactory to it is not forthcoming, the Trustee may make or cause to be made, at the expense of the Company, an investigation into the affairs of the Issuer related to this Indenture. Nothing in this Section shall limit the Trustee's obligation under
Section 10.2 to declare the principal of all Bonds, together with interest accrued thereon, immediately due and payable when required by the terms of such Section.

         Section 11.6 OBLIGATION TO ACT ON DEFAULTS. If any default shall have occurred and be continuing, the Trustee shall exercise such of the rights and remedies vested in it by this Indenture and shall use the same degree of care in its exercise as a prudent man would exercise or use in the circumstances in the conduct of his own affairs; provided that if in the opinion of the Trustee such action may tend to involve expense or liability, it shall not be obligated to take such action unless it is furnished with indemnity satisfactory to it. Nothing in this Section shall limit the Trustee's or Paying Agent's obligation
(i) to draw on the Letter of Credit when required by the terms of Section 10.2 hereof or to take any other action required to be taken under Section 10.2 hereof, or (ii) to make a payment to any Owner of a Bond when and as required by the terms of this Indenture.

         Section 11.7 RELIANCE. The Trustee may act on any requisition, resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, opinion of Counsel or other paper or document which it in good faith believes to be genuine and to have been passed or signed by the proper Persons or to have been prepared and furnished pursuant to any of the provisions of this Indenture; and the Trustee shall be under no duty to make any investigation as to any statement contained in any such instrument, but may accept the same as conclusive evidence of the accuracy of such statement.

         Section 11.8 TRUSTEE MAY DEAL IN BONDS. The Trustee may in good faith buy, sell, own, hold and deal in any of the Bonds and may join in any action which any Bondholders may be entitled to take with like effect as if the Trustee were not a party to this Indenture. The Trustee may be, or be affiliated with, the Paying Agent, the Remarketing Advisor and the Bank. The Trustee may also engage in or be interested in any financial or other transaction with the Issuer, the Company or any related party; provided that if the Trustee determines that any such relation is in conflict with its duties under this Indenture, it shall eliminate the conflict or resign as Trustee.

         Section 11.9 CONSTRUCTION OF AMBIGUOUS PROVISIONS. The Trustee may construe any ambiguous or inconsistent provisions of the Indenture, and any construction by the Trustee shall be binding upon the Bondholders.

         Section 11.10 RESIGNATION OF TRUSTEE. The Trustee may resign and be discharged of the trusts created by this Indenture by written resignation filed with the Issuer and the LGC (and a copy to the Company and the Bank) not less than sixty (60) days before the date when it is to take effect; provided notice of such resignation is mailed to the Owners of the Bonds and to Moody's (if the Bonds are then rated by Moody's) and S&P (if the Bonds are then rated by S&P). Any such resignation shall take effect only upon the appointment of a successor trustee.

         Section 11.11 REMOVAL OF TRUSTEE. Any Trustee hereunder may be removed at any time by an instrument appointing a successor to the Trustee so removed, executed by Owners of a majority in principal amount of the Bonds then Outstanding and filed with the Trustee and the Issuer. Such removal shall take effect only upon the appointment of a successor trustee.

         Section 11.12 APPOINTMENT OF SUCCESSOR TRUSTEE. If the Trustee or any successor trustee resigns or is removed or dissolved, or if its property or business is taken under the control of any state or federal court or administrative body, a vacancy shall forthwith exist in the office of the Trustee, and the Issuer at the direction of the Company and with the prior approval of the LGC shall appoint a successor and shall mail notice of such appointment to the Owners of the Bonds. If the Issuer fails to make such appointment promptly, the Owners of a majority in principal amount of the Bonds then Outstanding may do so.

         Section 11.13 QUALIFICATION OF SUCCESSOR TRUSTEE. Any successor trustee shall be a national banking association with trust powers or a bank and trust company or a trust company having capital and surplus of at least $100,000,000, if there be one able and willing to accept the trust on reasonable and customary terms and have a minimum long term debt rating of Baa3 or short term debt rating of P3 by Moody's. No single entity shall serve simultaneously as both Trustee and Bank.

         Section 11.14 INSTRUMENTS OF SUCCESSION. Any successor trustee shall execute, acknowledge and deliver to the Issuer an instrument accepting such appointment hereunder; and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein. The Trustee ceasing to act hereunder shall pay over to the successor trustee all moneys held by it hereunder; and, upon request of the successor trustee, the Trustee ceasing to act and the Issuer shall execute and deliver an instrument transferring to the successor trustee all the estates, properties, rights, powers and trusts hereunder of the Trustee ceasing to act.

         Section 11.15 MERGER OR SALE OF TRUSTEE. Any corporation or banking association into which any Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Trustee hereunder shall be a party, or any corporation or banking association to which the Trustee transfers its corporate trust business to as a whole, shall be the successor trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such successor trustee must satisfy the requirements of Section 11.13 hereof.

         Section 11.16 RIGHT OF TRUSTEE TO PAY TAXES AND OTHER CHARGES. In case the Issuer or the Company fails to pay or cause to be paid any tax, assessment or governmental or other charge upon any part of the Project or any premium required for maintenance of the insurance thereon is not paid as required under the Agreement, the Trustee may pay such tax, assessment, governmental charge or premium. Any such payment by the Trustee shall not prejudice any rights of the Trustee or the Bondholders hereunder arising in consequence of a failure. Any amount at any time so paid under this Section shall, with interest thereon from the date of payment at the variable rate of interest equal to the rate of interest announced by the Trustee as its prime rate, plus one percent (1%) per annum, become additional indebtedness secured by this Indenture. Such additional debt shall be paid out of the Revenues, the receipts, revenues, rents and other income, charges and moneys realized from the use, lease, sale or other disposition of the Project or other property comprising the Trust Estate (other than proceeds of the Letter of Credit), if not otherwise caused to be paid. The Trustee shall be under no obligation to make any such payment under this Section unless it shall have been requested to do so by Owners of at least a majority in aggregate principal amount of Bonds then Outstanding and shall have been provided with adequate funds for the purpose of such payment.

         Section 11.17 INTERVENTION BY TRUSTEE. The Trustee may intervene, and upon the written request of Owners of at least a majority in aggregate principal amount of Bonds then Outstanding and receipt of indemnity satisfactory to the Trustee shall intervene, on behalf of Bondholders in any judicial proceeding to which the Issuer or the Company is a party and which in the opinion of the Trustee and its attorneys has a substantial bearing on the interests of holders of the Bonds. The rights and obligations of the Trustee under this Section are subject to the approval of a court of competent jurisdiction.

         Section 11.18 APPOINTMENT OF CO-TRUSTEE. It is the purpose of this Indenture that there shall be no violation of the law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, the Agreement, the Note, and the Letter of Credit, and in particular in case of the enforcement thereof on any default or Event of Default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights, or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section are adapted to these ends:

         A. In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them. The Trustee shall be jointly liable for the actions taken by such separate or co-trustee.

         B. Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

         Section 11.19 BANK TO DIRECT TRUSTEE. Any provision herein to the contrary notwithstanding, unless the Bank has failed to honor any proper draw for payment under the Letter of Credit, the Trustee shall exercise the remedies provided for hereunder only if and as directed in writing by the Bank, and shall not waive any default hereunder or rescind any declaration of an acceleration of maturity of principal of the Bonds without the prior written consent of the Bank; provided that such direction shall not be otherwise than in accordance with the provisions of law or of this Indenture.

         Section 11.20 INTERPLEADER. In the event of a dispute between any of the parties hereto with respect to the disposition of any funds held by the Trustee hereunder, or if the Trustee receives conflicting demands made upon the Trustee with respect to the Trustee's duties hereunder or any other document related to the Bonds, the Trustee shall be entitled to file a suit in interpleader in a court of competent jurisdiction seeking to require the parties to interplead and litigate in such court their several claims and rights among themselves. Upon the filing of such a suit and the deposit of the applicable funds to such court, the Trustee will ipso facto be fully released and discharged from all obligations to further perform any and all duties imposed hereunder or any other document related to the Bonds regarding such matter and/or such funds that are the subject of such interpleader suit. In the event that the Trustee remains as Trustee under this interpleader suit, the Trustee shall be entitled to rely upon such instruction without incurring any obligation or liability, and the parties shall hereto release, hold harmless and indemnify the Trustee for any obligation or liability for so relying on such court instruction.

         Section 11.21 SURVIVAL OF CERTAIN PROVISIONS. The provisions of Sections 11.01 through 11.21 of this Indenture shall survive the release, discharge and satisfaction of this Indenture.

                                   ARTICLE 12

                                THE PAYING AGENT

         Section 12.1 APPOINTMENT, CAPACITIES AND DUTIES. The Issuer shall appoint the Paying Agent for the purpose of acting as paying agent, Bond registrar, transfer agent, authenticating agent, tender agent and the beneficiary of the Letter of Credit as provided by this Indenture; provided that in its capacities as authenticating agent, tender agent and beneficiary of the Letter of Credit, the Paying Agent shall act as agent for the Trustee. The Paying Agent shall be a national banking association, a bank and trust company or a trust company. The Issuer hereby appoints PNC Bank, National Association, Pittsburgh, Pennsylvania, as Paying Agent, which appointment is hereby accepted. The Issuer designates the Principal Office of the Paying Agent as a place of payment, such appointment and designation to remain in effect until notice of change pursuant to Section 17.4 hereof is filed with the Trustee. The Paying Agent shall signify its acceptance of the duties and obligations imposed upon it hereunder by its written instrument of acceptance addressed to the Issuer, the Trustee and the Company and delivered to such Persons and to the Trustee, the Remarketing Advisor and the Bank, under which the Paying Agent shall agree to:

         A. Hold all sums delivered to it by the Trustee (or the Bank under the Letter of Credit) for the payment of principal or redemption price of, premium, if any, and interest on the Bonds in trust for the benefit of the respective Owners until such sums shall be paid to such Owners or otherwise disposed of as herein provided;

         B. Hold all Bonds tendered to it hereunder in trust for the benefit of the respective Owners until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Owners;

         C. Hold all moneys delivered to it hereunder for the purchase of Bonds in trust for the benefit of the Person which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such Person; and

         D. Keep such books and records as shall be consistent with prudent industry practice and make such books and records available for inspection by the Trustee, the Remarketing Advisor, the Issuer, the Company and the Bank at all reasonable times.

         Section 12.2 PAYING AGENT MAY ACT THROUGH AGENTS; ANSWERABLE ONLY FOR WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. The Paying Agent may exercise any powers hereunder and perform any duties required of it through attorneys, agents, officers or employees, and shall be entitled to advice of Counsel concerning all questions hereunder. The Paying Agent shall not be responsible for any loss or damage resulting from any action or inaction taken in good faith in reliance upon an opinion of Counsel. The Paying Agent shall not be answerable for the exercise of any discretion or power under this Indenture, except only its own willful misconduct or gross negligence.

         Section 12.3 COMPENSATION AND INDEMNITY. Pursuant to Sections 4.4 and
5.2 of the Agreement, the Issuer shall cause the Company (i) to pay the Paying Agent reasonable compensation for its services hereunder, and also all its reasonable expenses and disbursements, including reasonable compensation for all attorneys and agents engaged by it, and (ii) to indemnify the Paying Agent, including its officers, directors, employees and agents, against liabilities which it may incur in the exercise and performance of its powers and duties hereunder, except with respect to its willful misconduct or gross negligence.

         Section 12.4 RELIANCE. The Paying Agent may act on any requisition, resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, opinion of Counsel or other paper or document which it in good faith believes to be genuine and to have been passed or signed by the proper Persons or to have been prepared and furnished pursuant to any of the provisions of this Indenture; and the Paying Agent shall be under no duty to make any investigation as to any statement contained in any such instrument, but may accept the same as conclusive evidence of the accuracy of such statement.

         Section 12.5 PAYING AGENT MAY DEAL IN BONDS. The Paying Agent may in good faith buy, sell, own, hold and deal in any of the Bonds and may join in any action which any Bondholders may be entitled to take. The Paying Agent may be, or be affiliated with, the Trustee, the Remarketing Advisor and the Bank. The Paying Agent may also engage in or be interested in any financial or other transaction with the Issuer, the Company or any related party; provided that if the Paying Agent determines that any such relation is in conflict with its duties under this Indenture, it shall eliminate the conflict or resign as Paying Agent.

         Section 12.6 REMOVAL OR RESIGNATION OF PAYING AGENT. If an Event of Default under the Agreement or the Note has occurred and is continuing, the Issuer may remove the Paying Agent and shall designate a successor if the Paying Agent resigns, becomes ineligible or is removed. If no Event of Default under the Agreement or the Note has occurred and is continuing, (i) the Company may, with the written consent of the Bank, remove the Paying Agent and appoint a successor by an instrument filed with the Trustee, the Remarketing Advisor, the Bank and the Issuer and (ii) the Company shall designate a successor if the Paying Agent resigns or becomes ineligible. The Paying Agent may resign by giving at least sixty (60) days written notice to the Trustee, the Remarketing Advisor, the Company and the Bank. Each successor Paying Agent shall be a bank or trust company having a capital and surplus of not less than $100,000,000, shall be registered as a transfer agent with the Securities and Exchange Commission, and shall be capable of performing the duties prescribed for it herein. The Paying Agent may be, or be affiliated with, the Trustee or the Bank. The Issuer, at the request of the Company, shall direct the Trustee to give notice of the appointment of a successor Paying Agent in writing fifteen (15) days prior to such appointment taking effect to each Owner as well as to Moody's (if the Bonds are then rated by Moody's) and S&P (if the Bonds are then rated by S&P). The Trustee will promptly certify to the Issuer and the Company that it has mailed such notice to all Owners and such certificate will be conclusive evidence that such notice was given in the manner required hereby. In the event of the resignation or removal of the Paying Agent, the Paying Agent shall pay over, assign and deliver any moneys and Bonds, including unauthenticated Bonds, held by it and the Bond Register maintained by it in such capacity to its successor, and shall take all necessary action to cause the Letter of Credit to be transferred to its successor as of the effective date of such succession. Such resignation or removal shall take effect only upon the appointment of a successor Paying Agent.

         Section 12.7 SUCCESSOR PAYING AGENTS. Any corporation, association, partnership or firm which succeeds to the corporate trust business of the Paying Agent as a whole or substantially as a whole, whether by sale, merger, consolidation or otherwise, shall thereby become vested with all the property, rights and powers of such Paying Agent under this Indenture; provided, however, that no such Paying Agent shall be qualified, unless it shall have a capital and surplus of not less than $100,000,000 and shall qualify as a Paying Agent under
Article 12 herein and, moreover, such successor Paying Agent must have a long term debt rating with Moody's of at least Baa3 and a short term debt rating with Moody's of at least P-3 or receive confirmation in writing from Moody's that such rating is not necessary. In case any Bonds shall have been authenticated, but not delivered, by the Paying Agent then in office, any successor by merger, conversion or consolidation to such authenticating Paying Agent may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Paying Agent had itself authenticated such Bonds. In the event that the Paying Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Paying Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Issuer shall not have appointed its successor, the Trustee shall ipso facto be deemed to be the successor Paying Agent for all purposes until another successor is appointed.

         Section 12.8 NOTICE TO TRUSTEE. The Paying Agent shall immediately notify the Trustee upon receiving notice from the Bank pursuant to Sections 10.1.F and 10.1.G of this Indenture.


                                   ARTICLE 13

                             THE REMARKETING ADVISOR

         Section 13.1 APPOINTMENT. The Issuer hereby appoints PNC Capital Markets, Inc. as Remarketing Advisor under this Indenture. The Remarketing Advisor and any successor Remarketing Advisor, by written instrument delivered to the Issuer, the Trustee, the Paying Agent and the Company, shall accept the duties and obligations imposed on it under this Indenture.

         Section 13.2 DUTIES. In addition to the other obligations imposed on the Remarketing Advisor hereunder, the Remarketing Advisor shall agree to:

         A. Hold all Bonds delivered to it by the Paying Agent hereunder for delivery to the Owners thereof;

         B. Hold all moneys representing the purchase price of Bonds for delivery to the Paying Agent pursuant hereto for the benefit of the Persons entitled to receive the payment of such purchase price; and

         C. Keep such books and records as shall be consistent with prudent industry practice and make such books and records available for inspection by the Issuer, the Trustee, the Paying Agent and the Company at all reasonable times.

         Section 13.3 QUALIFICATION. The Remarketing Advisor shall at all times be registered as a Municipal Securities Dealer under the Securities Exchange Act of 1934, as amended, and authorized by law to perform its obligations hereunder; and the Remarketing Advisor or its parent corporation shall have net capital of at least $50,000,000 and have a minimum long term debt rating of Baa3 or short term debt rating of P3 by Moody's.

         Section 13.4 RESIGNATION; REMOVAL. If at any time the Remarketing Advisor is unable or unwilling to act as Remarketing Advisor, the Remarketing Advisor, upon thirty (30) days' prior written notice to the Issuer, the Trustee, the Paying Agent, the Bank and the Company, may resign but only upon appointment of a successor Remarketing Advisor. The Remarketing Advisor may be removed at any time and for any reason by the Issuer, upon thirty (30) days' written notice signed by the Issuer delivered to the Trustee, the Paying Agent, the Company, the Remarketing Advisor and the Bank; provided that, if the Issuer fails to deliver such notice within ten (10) days of the date the Company delivers to the Issuer a written direction to do so (with copies to the Remarketing Advisor, the Trustee, the Paying Agent and the Bank), then such written notice may be signed and delivered by the Company on its own behalf and as an agent for the Issuer. Upon resignation or removal of the Remarketing Advisor, the Issuer, in cooperation with the Company and the Bank, shall appoint a successor Remarketing Advisor meeting the qualifications of Section 13.3. Upon the resignation or removal of the Remarketing Advisor, the Remarketing Advisor shall pay over, assign and deliver any moneys and Bonds held by it in trust pursuant to
Section 13.2 or otherwise hereunder to its successor. Any removal shall take effect only upon the appointment of a successor Remarketing Advisor.

         Section 13.5 NOTICES. The Trustee shall, within thirty (30) days of the resignation or removal of the Remarketing Advisor or the appointment of a successor Remarketing Advisor, give notice thereof by mail to each Owner and to Moody's (if the Bonds are then rated by Moody's) and to S&P (if the Bonds are then rated by S&P).


                                   ARTICLE 14

               ACTS OF BONDHOLDERS; EVIDENCE OF OWNERSHIP OF BONDS

         Any action to be taken by Bondholders may be evidenced by one or more concurrent written instruments of similar tenor signed or executed by such Bondholders in person or by agent appointed in writing. The fact and date of the execution by any Person of any such instrument may be proved by acknowledgment before a notary public or other officer empowered to take acknowledgments or by an affidavit of a witness to such execution. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee or the Paying Agent deems sufficient. The ownership of Bonds shall be proved by the Bond Register. Any action by the Owner of any Bond shall bind all future Owners of the same Bond in respect of anything done or suffered by the Issuer, the Trustee or the Paying Agent in pursuance thereof.


                                   ARTICLE 15

                           AMENDMENTS AND SUPPLEMENTS

         Section 15.1 AMENDMENTS AND SUPPLEMENTS WITHOUT BONDHOLDERS' CONSENT. This Indenture may be amended or supplemented at any time and from time to time, without the consent of the Bondholders, by a supplemental indenture authorized by a resolution of the Issuer filed with the Trustee for one or more of the following purposes:

         A. to cure any formal defect, omission, inconsistency or ambiguity in this Indenture;

         B. to add covenants and agreements of the Issuer in this Indenture, or to surrender any right or power reserved or conferred upon the Issuer, and which is not materially adverse to the interests of the Bondholders;

         C. to confirm, as further assurance, any pledge of or lien on the Revenues of the Issuer from the Agreement, the Note, or of any other moneys, securities or funds subject to the lien of this Indenture;

         D. to comply with the requirements of the Trust Indenture Act of 1939, as amended, if applicable;

         E. to achieve compliance of this Indenture with any applicable Federal securities or tax law;

         F. to modify, alter, amend or supplement this Indenture in any other respect which in the judgment of the Trustee is not materially adverse to the interests of the Bondholders;

         G. to amend Section 5.8 hereof, as stipulated in a Favorable Opinion delivered by the Company to the Issuer and the Trustee;

         H. to implement the Fixed Rate or to evidence or give effect to the delivery of another replacement Letter of Credit;

         I. To change the method for determining the Variable Weekly Rate or the Fixed Rate if in the opinion of Bond Counsel such change would not result in the interest on any of the Bonds Outstanding being included in gross income for Federal income tax purposes; provided that written notice of such change is provided to all Bondholders at least 60 days prior to such change; and

         J. to make any other change required by Moody's or S&P as a condition of rating the Bonds, provided such change is not materially adverse to the interests of the Bondholders.

         Before the Issuer and the Trustee shall enter into any supplemental indenture pursuant to this Section, there shall have been delivered to the Trustee, the Paying Agent, the Issuer, the Company and the Bank an opinion of Bond Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms, will, upon the execution and delivery thereof, be valid and binding upon the Issuer enforceable in accordance with its terms and will not adversely affect the exemption from federal income taxation of interest on the Bonds.

         Section 15.2 AMENDMENTS AND SUPPLEMENTS WITH BONDHOLDERS' CONSENT. This Indenture may be amended or supplemented from time to time, except with respect to (1) the principal or redemption price or interest payable upon any Bonds, (2) the Interest Payment Dates, the dates of maturity or the redemption or purchase provisions of any Bonds, and (3) this Article 15, by a supplemental Indenture consented to by the Company and approved by Owners of a majority in aggregate principal amount of the Bonds then Outstanding. This Indenture may be amended with respect to the matters enumerated in clauses (1) through (3) of the preceding sentence only with the unanimous consent of all Bondholders. Before the Issuer and the Trustee may enter into such supplemental indenture, there shall have first been delivered to the Trustee (i) the required consents, in writing, of Bondholders and (ii) an opinion of Bond Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms and, upon the execution and delivery thereof, will be valid and binding upon the Issuer in accordance with its terms and will not adversely affect the exemption from federal income taxation of interest on the Bonds.

         So long as the Letter of Credit is outstanding, no amendment of the Loan Agreement or Note may be made without the prior written consent of the Bank.

         Section 15.3 AMENDMENT OF AGREEMENT OR NOTE. If the Issuer and the Company propose to amend the Agreement or the Note, the Trustee may consent thereto (such consent not to be unreasonably withheld); provided that if such proposal would amend the Agreement or the Note in such a way as would materially adversely affect the interests of the Bondholders, the Trustee shall notify the Bondholders of the proposed amendment and may consent thereto with the consent of Owners of a majority in aggregate principal amount of the Bonds then Outstanding; provided that no amendment shall be consented to by the Trustee without the unanimous consent of all Bondholders which would (1) decrease the amounts payable under the Agreement or the Note, (2) change the date of payment or prepayment provisions under the Agreement or the Note, or (3) change any provisions with respect to amendment. So long as the Letter of Credit is outstanding, no amendment of the Agreement or the Note may be made without the prior written consent of the Bank.

         Section 15.4 AMENDMENT OF LETTER OF CREDIT. If the Bank proposes to amend the Letter of Credit, the Paying Agent may consent thereto (such consent not to be unreasonably withheld), provided that (i) if such proposal would amend the Letter of Credit in such a way as would materially adversely affect the interests of the Bondholders, the Paying Agent shall notify the Bondholders of the proposed amendment and may consent thereto only with the prior written consent of Owners of a majority in aggregate principal amount of the Bonds then Outstanding; and (ii) the Paying Agent shall not, without the unanimous consent of all Bondholders, consent to any amendment which would decrease the amounts payable under the Letter of Credit in respect of Outstanding Bonds on any Interest Payment Date or on the date of redemption, acceleration, payment at maturity or purchase of the Bonds, or advance the stated expiration date of the Letter of Credit to an earlier date. No consent of the Bondholders shall be required for amendments to the Letter of Credit which are provided for and contemplated by this Indenture.

         Section 15.5 TRUSTEE AUTHORIZED TO JOIN IN AMENDMENTS AND SUPPLEMENTS; RELIANCE ON COUNSEL. The Trustee is authorized to join with the Issuer in the execution and delivery of any supplemental indenture or amendment permitted by this Article 15 and in so doing shall be fully protected by an opinion of Counsel that such supplemental indenture or amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done.

         Section 15.6 BANK CONSENT. Notwithstanding anything herein contained, so long as a Letter of Credit is held by the Paying Agent, no amendment or supplement shall be made to the Indenture, or the Agreement or the Note, without the prior written consent of the Bank.

         Section 15.7 NOTICE OF AMENDMENT TO RATING AGENCY. The Trustee shall notify Moody's (if the Bonds are rated by Moody's) or S&P (if the Bonds are rated by S&P) if the terms of the Indenture, the Agreement, the Note, Letter of Credit and Credit Agreement are amended or supplemented. Additionally, copies of the amended or supplemented payments shall be provided to such rating agencies.

         Section 15.8 CERTAIN AMENDMENTS REQUIRING LGC APPROVAL. Notwithstanding anything else contained herein or in the Agreement, the Issuer and the Trustee shall not execute or consent to any supplemental indenture or amendment to the Agreement that makes changes to the following without the express written consent of the Secretary of the LGC:

         (a) the definition of Authorized Denominations;

         (b) the maximum rate of interest established for the Weekly Rate in
             Section 3.2 hereof;

         (c) the maturity date for the Bonds;

         (d) the proscription against the same entity serving as Trustee and Credit Provider;

         (e) the requirement that the Bonds not be remarketed unless a Letter of Credit is in place or the Bonds bear an Investment Grade Rating; or

         (f) the requirements for any replacement Letter of Credit provided in
             Section 6.7 hereof.


                                   ARTICLE 16

                                   DEFEASANCE

         Section 16.1 DEFEASANCE. When the principal or redemption price (as the case may be) of, and interest on, all Bonds issued hereunder have been paid, or provision has been made for payment of the same and any tender purchase price payable pursuant to Article 4 hereof (but no Bonds shall be remarketed by the Remarketing Advisor following provision for payment of Bonds having been made pursuant to this

Article 16), together with the compensation and expenses of the Trustee and the Paying Agent and all other sums payable hereunder by the Issuer, the right, title and interest of the Trustee in the Trust Estate shall thereupon cease and the Trustee, on demand of the Issuer or the Company, shall release this Indenture and shall execute such documents to evidence such release as may be reasonably required by the Issuer or the Company and shall turn over, and direct the Paying Agent to turn over, to the Company or to such Person, body or authority as may be entitled to receive the same all balances then held by it or the Paying Agent hereunder not required for the payment of the Bonds and such other sums; provided that in the event there has been a drawing under the Letter of Credit for which the Bank has not been fully reimbursed pursuant to the Credit Agreement or any other obligations are then due and owing to the Bank under the Credit Agreement, the Trustee and the Paying Agent shall assign and turn over to the Bank, as subrogee or otherwise, all of the Trustee's right, title and interest under this Indenture, all balances held hereunder not required for the payment of the Bonds and such other sums and the Trustee's right, title and interest in, to and under the Agreement and the Note, and any other property comprising the Trust Estate. If payment or provision therefor is made with respect to less than all of the Bonds, the particular Bonds (or portion thereof) for which provision for payment shall have been considered made shall be selected by lot or by such other method as the Paying Agent deems fair and appropriate, and thereupon the Trustee shall take similar action for the release of this Indenture with respect to such Bonds.

         Section 16.2 PROVISION FOR PAYMENT.

         A. Provision for the payment of Bonds shall be deemed to have been made when the Trustee and the Paying Agent hold in the Bond Fund (l) Available Moneys in an amount sufficient to make all payments (including principal, premium, if any, interest and tender purchase price payments, if any) specified above with respect to such Bonds, or (2) noncallable and nonprepayable, direct obligations issued by the United States of America which are certified by an independent public accounting firm of national reputation to be of such maturities or redemption dates and interest payment dates, and to bear such interest, as will be, in the aggregate, sufficient without reinvestment to make all such payments, or (3) any combination of Available Moneys and obligations described in clause
(2) above the amounts of which and interest thereon, when due, are or will be, in the aggregate, sufficient without reinvestment to make such payments; provided that (i) such amount on deposit shall be deemed sufficient only if (A) it provides for payment of interest on any Bonds, the interest rate on which may vary, at the maximum rate then applicable thereto and the Issuer shall have surrendered any power hereunder to thereafter change the maximum rate applicable to such Bonds, or (B) the Fixed Rate Conversion Date has occurred and the amount is sufficient for the payment of any Bonds at the Fixed Rate, (ii) the Trustee shall have received an opinion of Bond Counsel to the effect that a deposit of obligations described in clause (2) or (3) above will not affect the tax-exempt status of the interest on any of the Bonds or cause any of the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148 of the Code, and (iii) so long as a Letter of Credit is held by the Paying Agent, provision for payment of Bonds shall be deemed to be made only if the Trustee and the Paying Agent hold in the Bond Fund cash constituting Available Moneys and/or such obligations purchased with Available Moneys for payment of such Bonds pursuant to Section 5.2.B hereof in amounts sufficient to make all payments specified above with respect to such Bonds. If provision is to be made for the payment of less than one hundred percent (100%) of the Bonds Outstanding, the Trustee shall have received written confirmation from Moody's (if the Bonds are then rated by Moody's) and S&P (if the Bonds are then rated by S&P) that any ratings on the Bonds for which such payment provision is not to be made will remain unaffected by such provision. The independent public accounting firm identified in clause (2) of the first sentence of this paragraph A must be acceptable to Moody's (if the Bonds are then rated by Moody's) and S&P (if the Bonds are then rated by S&P) and a copy of the verification report prepared by such firm shall be provided to Moody's and/or S&P, as appropriate, upon request.

         B. Neither the moneys nor the obligations deposited with the Trustee or the Paying Agent pursuant to this Article 16 shall be withdrawn or used for any purpose other than, and such obligations and moneys shall be segregated and held in trust for, the payment of the principal or redemption price of, premium, if any, on and interest on, the Bonds (or portions thereof) to be no longer entitled to the lien of this Indenture, or for the payment of the purchase price of such Bonds in accordance with Article 4 hereof; provided that, prior to the Fixed Rate Conversion Date, such moneys, if not then needed for such purpose, shall, to the extent practicable, be invested and reinvested in direct obligations issued by the United States of America which are guaranteed as to full and timely payment, are not subject to prepayment or call, and maturing on or prior to the earlier of (i) the date moneys may be required for the purchase of Bonds pursuant to Article 4 hereof and (ii) the Interest Payment Date next succeeding the date of investment or reinvestment.


         C. Whenever moneys or obligations shall be deposited with the Trustee or the Paying Agent for the payment or redemption of Bonds more than sixty (60) days prior to the date that such Bonds are to mature or be redeemed, the Paying Agent shall mail a notice to the Owners of Bonds for the payment of which such moneys or obligations are being held at their registered addresses stating that such moneys or obligations have been deposited. Such notice shall also be sent by the Paying Agent to Moody's and S&P (if the Bonds are then rated by either of these entities). Notwithstanding the foregoing, no delivery to the Trustee under this Section 16.2 shall be deemed a payment of any Bonds which are to be redeemed prior to their stated maturity until such Bonds shall have been irrevocably called or designated for redemption on a date thereafter on which such Bonds may be redeemed in accordance with the provisions of this Indenture and proper notice of such redemption shall have been given in accordance with
Article 8 hereof or the Issuer shall have given the Trustee and the Paying Agent, in form satisfactory to the Trustee and the Paying Agent, irrevocable instructions to give, in the manner and at the times prescribed by such Article 8, notice of redemption.


         Section 16.3 DEPOSIT OF FUNDS FOR PAYMENT OF BONDS. If the principal or redemption price or tender purchase price of any Bonds becoming due, either at maturity or by call for redemption or mandatory tender or otherwise, together with all interest accruing thereon to the due date, has been paid or provision therefor made in accordance with Section 16.2, all interest on such Bonds shall cease to accrue on the due date and all liability of the Issuer with respect to such Bonds shall likewise cease, except as hereinafter provided. Thereafter, the Owners of such Bonds shall be restricted exclusively to the funds so deposited for any claim of whatsoever nature with respect to such Bonds, and the Trustee and the Paying Agent shall hold such funds in trust for such Owners uninvested and without liability for interest thereon. Moneys so deposited with the Trustee or the Paying Agent which remain unclaimed three years after the date payment thereof becomes due shall, at the request of the Company and if neither the Issuer nor the Company is at the time to the knowledge of the Trustee in default with respect to any covenant contained in the Indenture, the Bonds or the Agreement, be paid to the Company (unless at the time there are obligations owing by the Company to the Bank under the Credit Agreement, in which event such moneys shall be paid to the Bank to the extent of such obligations); and the Owners of the Bonds for which the deposit was made shall thereafter be limited to a claim against the Company; provided that the Trustee, before making payment to the Company, may, at the expense of the Company, cause a notice to be given to the Owners of the Bonds at their registered addresses, stating that the moneys remaining unclaimed will be returned to the Company after a specified date.


         Section 16.4 OPINION OF COUNSEL. Prior to the Trustee releasing the lien of the Indenture or in any other way effectuating a defeasance of the Bonds pursuant to this Article 16, the Trustee, the Bank, Moody's (if the Bonds are then rated by Moody's) and S&P (if the Bonds are then rated by S&P) shall receive an opinion of Bond Counsel certifying that any monies or securities held for such payments do not constitute an avoidable preference, and that such defeasance shall be accomplished with either moneys drawn under the Letter of Credit or Available Moneys.



                                   ARTICLE 17

                            MISCELLANEOUS PROVISIONS


         Section 17.1 NO PERSONAL RECOURSE. No recourse shall be had for any claim based on the Agreement, this Indenture or the Bonds against the Issuer, the LGC or the Governing Body or any of their respective members, officers or employees, past, present or future, of any of them or any successor bodies as such, either directly or through the Issuer, the LGC or the Governing Body, or any such successor bodies, under any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise.


         Section 17.2 NO RIGHTS CONFERRED ON OTHERS. Except as provided in
Section 17.5 hereof, nothing herein contained shall confer any right upon any Person other than the parties hereto, the Paying Agent, the Bank and the Owners of the Bonds.


         Section 17.3 ILLEGAL, ETC. PROVISIONS DISREGARDED. In case any provision in this Indenture or the Bonds shall for any reason be held invalid, illegal or unenforceable in any respect, this Indenture shall be construed as if such provision had never been contained herein.


         Section 17.4 NOTICES. All notices and other communications provided for hereunder shall be in writing and sent by United States certified or registered mail, return receipt requested, or by telegraph, tested telex, telecopier or private delivery service or personal service, addressed as follows:


If to the Issuer:                     The Hertford County Industrial Facilities
                                      and Pollution Control Financing Authority
                                      c/o J. Guy Revelle, Jr.
                                      201 East Main Street
                                      Murfreesboro, North Carolina 27855

If to the Trustee or the Paying       PNC Bank, National Association
Agent                                 2 PNC Plaza, 4th Floor
                                      Pittsburgh, Pennsylvania 15265
                                      Attention: Corporate Trust Department

If to the Remarketing Advisor         PNC Capital Markets, Inc.
                                      One PNC Plaza, 3rd Floor
                                      249 East Fifth Street
                                      Pittsburgh, Pennsylvania 15222-2707
                                      Attention:  Sales Manager

If to the Company:                    Easco Corporation
                                      c/o Easco, Inc.
                                      706 South State Street
                                      Girard, Ohio 44420
                                      Attention: Chief Financial Officer
                                      with a copy to General Counsel

If to the Bank:                       Bank of America
                                      231 S. LaSalle Street, Suite 936
                                      Chicago, Illinois 60692
                                      Attention:  International Department
                                      Operations Manager

If to the LGC:                        Local Government Commission
                                      325 N. Salisbury Street
                                      Raleigh, North Carolina 27603
                                      Attn: Secretary

         Either party hereto and the Paying Agent, the Remarketing Advisor, the Company and the Bank may change the address to which notices to it are to be sent by written notice given to the other Persons listed in this Section. All notices shall, when mailed as aforesaid, be effective on the date indicated on the return receipt, and all notices given by other means shall be effective when received.


         Section 17.5  RESERVED.


         Section 17.6 SUCCESSORS AND ASSIGNS. All the covenants, promises and agreements in this Indenture contained by or on behalf of the Issuer, or by or on behalf of the Trustee, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.


         Section 17.7 HEADINGS FOR CONVENIENCE ONLY. The descriptive headings in this Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


         Section 17.8 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.


         Section 17.9 APPLICABLE LAW. This Indenture shall be governed by and construed in accordance with the laws of the State of North Carolina.


         Section 17.10 BANK'S RIGHTS. The Bank is hereby explicitly recognized as a third party beneficiary to this Indenture and shall be entitled to enforce the obligations of the Trustee, the Paying Agent, and the Issuer hereunder. In the event the Letter of Credit shall have terminated without being replaced by another Letter of Credit and the Company shall have paid and performed all of its obligations under the Credit Agreement and the Letter of Credit shall have been returned to the Bank for cancellation, then no further action with respect to the Letter of Credit or notice to or consent of the Bank shall thereafter be required under the terms of this Indenture and the Bank shall cease to be a third party beneficiary of this Indenture.


         Section 17.11 LIMITED OBLIGATION. The principal of, premium, if any, and interest on the Bonds shall be payable solely from the funds pledged for their payment in accordance with the Indenture and from payments made pursuant to the Letter of Credit.


         THE BONDS AND THE INTEREST THEREON AND REDEMPTION PREMIUM, IF ANY, SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OF NORTH CAROLINA OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ISSUER AND HERTFORD COUNTY, NORTH CAROLINA. NEITHER THE STATE OF NORTH CAROLINA NOR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ISSUER AND

HERTFORD COUNTY, NORTH CAROLINA, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO EXCEPT FROM THE REVENUES ASSIGNED AND PLEDGED THEREFOR, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF NORTH CAROLINA OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ISSUER AND HERTFORD COUNTY, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO. THE ISSUER HAS NO TAXING POWER.

         IN WITNESS WHEREOF, The Hertford County Industrial Facilities and Pollution Control Financing Authority has caused this Trust Indenture to be executed by its Chairman and PNC Bank, National Association, Trustee and Paying Agent, has caused this Trust Indenture to be executed by one of its duly authorized officers, all as of the day and year first above written.


                                      THE HERTFORD COUNTY INDUSTRIAL
                                      FACILITIES AND POLLUTION CONTROL
                                      FINANCING AUTHORITY

                                      By:       /s/   O.S. Suiter, Jr.
                                          --------------------------------------
                                                      Chairman




                    (Signatures continue on following page.)

                 (Trustee's Signature Page for Trust Indenture)





                                           PNC BANK, NATIONAL ASSOCIATION
                                           Trustee and Paying Agent




                                           By:      /s/  Douglas Wilson
                                               ---------------------------------
                                                    Authorized Officer

                                    EXHIBIT A


                                 (FORM OF BOND]


No. R-1                                                              $6,000,000


                            UNITED STATES OF AMERICA


                             STATE OF NORTH CAROLINA


                  THE HERTFORD COUNTY INDUSTRIAL FACILITIES AND
                      POLLUTION CONTROL FINANCING AUTHORITY


                      INDUSTRIAL DEVELOPMENT REVENUE BONDS
                    (EASCO CORPORATION PROJECT), SERIES 1998





   INTEREST RATE          MATURITY DATE           ISSUE DATE            CUSIP

      Variable           November 1, 2013      November 5, 1998

Registered Owner:  CEDE & Co.


Principal Amount:  SIX MILLION DOLLARS


         The Hertford County Industrial Facilities and Pollution Control Financing Authority (the "Issuer"), a political subdivision duly created, organized and existing in the State of North Carolina (the "State"), for value received, hereby promises to pay (but only out of the sources hereinafter mentioned) to the Registered Owner specified above, or registered assigns, at the maturity hereof on November 1, 2013 (unless earlier redeemed as hereinafter provided), upon surrender hereof, the Principal Amount specified above, and to pay (but only out of the sources hereinafter mentioned) interest on such Principal Amount on the first Business Day (as defined in the Indenture hereinafter mentioned) of each month, commencing December 1, 1998 (each such date being referred to as an "Interest Payment Date"), from the Issue Date specified above, until the Principal Amount hereof has been paid in full or provision therefor has been made in accordance with the terms of the Indenture hereinafter mentioned, at the rates of interest determined as provided in this Bond and such Indenture.


         The Principal Amount or redemption price of this Bond shall be paid upon the presentation and surrender hereof at the principal corporate trust office of PNC Bank, National Association, Pittsburgh, Pennsylvania, (the "Paying Agent") as the paying agent or at the duly designated office of any duly appointed alternate or successor paying agent. The interest on this Bond shall be payable by check mailed to the Registered Owner of this Bond at such Registered Owner's address as it appears on the Bond Register maintained by the PNC Bank, National Association, Pittsburgh, Pennsylvania, as trustee (the "Trustee"), provided that at the request of any Registered Owner of at least $1,000,000 in aggregate principal amount of the Bonds received by the Paying Agent at least one (1) Business Day before the applicable Record Date before such Interest Payment Date, or in the case of Bonds registered to the Depository or its nominee, interest accrued on such Bonds at a Variable Weekly Rate (as hereinafter defined) shall be paid by wire transfer within the continental United States of America, in immediately available funds, to the bank account number of such Registered Owner appearing on the Bond Register; and further provided that interest payable at maturity or upon redemption of such Bonds shall be paid only upon presentation and surrender of such Bonds. The principal or redemption price and purchase price upon the tender of this Bond as hereinafter provided becoming due with respect to Bonds bearing interest at a Variable Weekly Rate shall, at the request of the Registered Owner of at least $1,000,000 in aggregate principal amount of Bonds received by the Paying Agent at least 15 days before the maturity date, redemption date or payment date, as the case may be, or in the case of Bonds registered to the Depository or its nominee, be paid by wire transfer within the continental United States of America in immediately available funds to the bank account number of such Registered Owner appearing on the Bond Register, but only upon presentation and surrender of such Bonds. The principal, redemption price or purchase price of and interest on this Bond shall be paid in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts.


         The interest payable as provided in this Bond on any Interest Payment Date, or duly provided for, will be paid to the person in whose name ownership of this Bond is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the date immediately preceding such Interest Payment Date or, if such day is not a Business Day, the Business Day next preceding such day. Any such interest not so paid or duly provided for on such Interest Payment Date, or within three Business Days thereafter, shall forthwith cease to be payable to the person in whose name this Bond is registered on such Regular Record Date, and may be paid to the person in whose name this Bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to such person no less than ten days prior to such Special Record Date, or may be paid, at any time in any other lawful manner, all as more fully provided in the Indenture hereinafter mentioned.


         This Bond is one of a duly authorized series designated "The Hertford County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds (Easco Corporation Project), Series 1998" (the "Bonds") limited in aggregate principal amount of $6,000,000, issued pursuant to the Industrial and Pollution Control Facilities Financing Act, Chapter 159C of the North Carolina General Statutes, as amended, (the "Act") and a resolution duly adopted by the Issuer, and under and secured by a Trust Indenture dated as of November 1, 1998 (the "Indenture") between the Issuer and the Trustee. The Bonds are issued for the purpose of financing the costs of a Project, as defined in the Indenture, and to use the proceeds to make a loan that will provide moneys for the acquisition, construction, equipping and installation of the Project. The Issuer has entered into a Loan Agreement dated as of November 1, 1998 (the "Agreement") with Easco Corporation (the "Company") providing for the use of the proceeds of the Bonds to finance the acquisition, construction, installation and equipping of the Project and for loan repayments by the Company in amounts sufficient to pay, when due, the principal of, premium, if any, and interest on the Bonds. The Issuer has assigned to the Trustee as security for the Bonds under and pursuant to the Indenture all of the Issuer's right, title and interest in and to the Agreement (except for Reserved Rights as defined in the Agreement) and all moneys and obligations held by the Trustee and the Paying Agent from time to time and certain of the funds and accounts created under the Indenture.


         The principal of, premium, if any, and interest on the Bonds shall be payable solely from the funds pledged for their payment in accordance with the Indenture and from payments made pursuant to the Letter of Credit.


         THE BONDS AND THE INTEREST THEREON AND REDEMPTION PREMIUM, IF ANY, SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OF NORTH CAROLINA OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ISSUER AND HERTFORD COUNTY, NORTH CAROLINA. NEITHER THE STATE OF NORTH CAROLINA NOR ANY POLITICAL

SUBDIVISION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ISSUER AND HERTFORD COUNTY, NORTH CAROLINA, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO EXCEPT FROM THE REVENUES ASSIGNED AND PLEDGED THEREFOR, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF NORTH CAROLINA OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ISSUER AND HERTFORD COUNTY, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO. THE ISSUER HAS NO TAXING POWER.


         The Bonds are payable solely from the loan repayments to be made by the Company to the Trustee pursuant to the Agreement and the promissory note of the Company evidencing the indebtedness of the Company thereunder, and from any other moneys pledged to or held by the Trustee or the Paying Agent under the Indenture for such purpose. Except as otherwise specified in the Indenture, this Bond is entitled to the benefits of the Indenture equally and ratably secured both to principal (and redemption price) and interest with all other Bonds issued under the Indenture. Reference is hereby made to the Indenture and the Agreement for a description of the rights of the Owners of the Bonds, the rights and obligations of the Issuer and the Company, the rights, duties and obligations of the Trustee and the Paying Agent, and the provisions relating to amendments and modifications thereof. The acceptance of the terms and conditions of such documents and the Letter of Credit described below, copies of which are on file at the principal corporate trust office of the Trustee, is an explicit and material part of the consideration of the issuance hereof, and each Owner hereof by acceptance of this Bond accepts and assents to all such terms and conditions as if fully set forth here. The Owner of this Bond shall have no right to enforce the provisions of the Indenture, the Agreement, or the Letter of Credit, or the rights and remedies thereunder, except as provided in the Indenture. Capitalized terms used in this Bond which are not defined herein but which are defined in the Indenture shall have the respective meanings set forth in the Indenture.


         The Company has caused an irrevocable letter of credit (the "Original Letter of Credit") to be issued by Bank of America National Trust and Savings Association, (the "Bank"), Chicago, Illinois, to be delivered to the Paying Agent. Such Original Letter of Credit or any replacement letter of credit delivered to the Paying Agent in accordance with the terms of the Indenture is herein referred to as the "Letter of Credit." As used herein, the term "Bank" shall mean the issuer of the Original Letter of Credit or the bank issuing any replacement Letter of Credit. The Paying Agent shall be authorized under the Letter of Credit, subject to the terms and conditions thereof, to draw up to (a) an amount equal to the principal of the Outstanding Bonds (i) to pay the principal of the Bonds when due at maturity or upon redemption or acceleration, or (ii) to pay the portion of the purchase price of Bonds corresponding to the principal amount of any Bonds tendered for purchase pursuant to the Indenture to the extent remarketing proceeds are not available for such purpose, plus (b) an amount equal to 60 days' accrued interest on the Outstanding Bonds at the maximum rate of interest of 10% per annum (i) to pay interest on the Bonds when due or (ii) to pay the portion of the purchase price of any Bonds tendered for purchase pursuant to the Indenture corresponding to the accrued interest, if any, on such Bonds to the extent remarketing proceeds are not available for such purpose. The Original Letter of Credit expires on January 31, 2000, unless terminated earlier pursuant to its terms. Subject to the provisions of the Indenture, the Company, may, but is not required to, cause the Letter of Credit to be replaced with another Letter of Credit having substantially similar terms. The Original Letter of Credit is being issued pursuant to a Credit Agreement dated March 18, 1994, as amended by First Amendment to Credit Agreement dated January 31, 1995, Second Amendment to Credit Agreement dated February 18, 1997, and Third Amendment to Credit Agreement dated as of October 30, 1998 (the "Credit Agreement") between the Company and the Bank, under which the Company is obligated, among other things, to reimburse the Bank, with interest, for any draws under the original Letter of Credit.

         INTEREST RATE. The Bonds shall bear interest at a Variable Weekly Rate from the date of original issuance until the interest rate on the Bonds shall be, if ever, converted to a Fixed Rate as provided in the Indenture. So long as the Bonds bear interest at the Variable Weekly Rate, interest shall be computed on the basis of the actual days elapsed over a 365 or 366 day year and a Weekly Rate shall be determined for each Weekly Rate Period as follows: The Weekly Rate for each Weekly Rate Period shall be effective from and including the commencement date of such period (Thursday) and shall remain in effect through and including the last day thereof (the following Wednesday). Each such Weekly Rate shall be determined by the Remarketing Advisor on the Wednesday, or if such Wednesday is not a Business Day, on the Business Day next preceding the commencement date of the Weekly Rate Period to which it relates. The Weekly Rate so to be determined shall be the lowest rate of interest which, in the judgment of the Remarketing Advisor, would cause the Bonds to have a market value equal to the principal amount thereof plus accrued interest, taking into account Prevailing Market Conditions as of the date of determination; provided that: (i) if the Remarketing Advisor fails for any reason to determine and notify the Paying Agent of the Weekly Rate for any Weekly Rate Period, the Weekly Rate shall be the same as the Weekly Rate in effect for the immediately preceding Weekly Rate Period, except that if such failure continues for more than one consecutive Weekly Rate Period, the Weekly Rate shall be equal to eighty percent (80%) of the average of the annual bond-equivalent yield evaluations at par of 13-week United States Treasury obligations at the most recent Treasury auction; and (ii) in no event shall the Weekly Rate for any Weekly Rate Period exceed ten percent (10%) per annum. No notice of Weekly Rates will be given to the Owners of the Bonds; however, the Owners may obtain Weekly Rates from the Remarketing Advisor. All determinations of Weekly Rates shall be conclusive and binding upon the Issuer, the Company, the Bank, the Trustee, the Paying Agent and the Owners of the Bonds to which such rates are applicable. The Issuer, the Company, the Bank, the Trustee, the Paying Agent and the Remarketing Advisor shall not be liable to any Owner for failure to give any notice required with respect to Weekly Rates or for failure of any Person to receive any such notice.


         REMARKETING ADVISOR. The Issuer has appointed PNC Capital Markets, Inc. as remarketing advisor (such corporation and any successor thereto being referred to as the "Remarketing Advisor") under the Indenture. The Remarketing Advisor may be removed and replaced by the Issuer in accordance with the terms of the Indenture.


                     OPTIONAL AND MANDATORY TENDER OF BONDS


         OPTIONAL TENDER. Bonds bearing interest at a Variable Weekly Rate (or portions thereof in Authorized Denominations) are subject to tender for purchase by the Owners thereof at a price equal to the principal amount thereof (or of such portions) plus accrued interest to the purchase date, on any Business Day, upon written irrevocable notice from such Owner to the Paying Agent and the Remarketing Advisor on any Business Day at least seven (7) days prior to the Business Day on which such purchase is to be made. Notwithstanding anything herein to the contrary, any Owner who has elected to retain any Bond (or portion thereof) upon a mandatory tender date may no longer elect to have such Bond purchased as provided herein and in the Indenture. Furthermore, such tender right is subject to the additional conditions that any tendered Bond (or portion thereof) will not be purchased if (i) such Bond (or portion thereof) has been called for redemption on or prior to the applicable purchase date or (ii) as of the applicable purchase date, an Event of Default under the Indenture exists and the Bonds have been declared to be and are due and payable. Each notice of tender shall: (a) be delivered to the Paying Agent at its Principal office and to the Remarketing Advisor at its Principal Office and be substantially in the form set forth in the Indenture or in other form satisfactory to the Paying Agent; (b) state (i) the principal amount of the Bond to which the notice relates, (ii) that the Owner irrevocably demands purchase of such Bond (or a specified portion thereof in an Authorized Denomination), (iii) the date on which such Bond (or specified portion thereof) is to be purchased, and (iv) payment instructions with respect to the purchase price; and (c) automatically constitute

(i) an irrevocable offer to sell the Bond (or specified portion thereof) to which such notice relates on the purchase date at a price equal to the principal amount of such Bond (or specified portion thereof) plus any interest thereon accrued and unpaid as of the purchase date, (ii) an irrevocable authorization and instruction to the Paying Agent to effect transfer of such Bond (or specified portion thereof) upon payment of such price to the Paying Agent on the purchase date, (iii) an irrevocable authorization and instruction to the Paying Agent to effect the exchange of such Bond in whole or in part for other Bonds in an equal aggregate principal amount so as to facilitate the sale of such Bond (or specified portion thereof), and (iv) an acknowledgment that such Owner will have no further rights with respect to such Bond (or specified portion thereof) upon payment of the purchase price thereof to the Paying Agent on the purchase date, except for the right of such Owner to receive such purchase price upon surrender of such Bond to the Paying Agent endorsed for transfer in blank and with guaranty of signature satisfactory to the Paying Agent, and that after the purchase date such Owner will hold such Bond as agent for the Paying Agent. The determination of the Paying Agent as to whether a notice of tender has been properly delivered pursuant to the foregoing shall be conclusive and binding upon the owner. No Owner may tender Bonds for purchase if, after the purchase, such Owner will hold Bonds in a denomination less than $100,000.


         MANDATORY TENDER. The Bonds shall be subject to mandatory tender for purchase on (a) the Fixed Rate Conversion Date, relating to conversion of interest on the Bonds to a Fixed Rate, (b) the Expiration Tender Date, relating to the expiration of the Letter of Credit, and (c) the Replacement Tender Date, relating to the replacement of a Letter of Credit, at a price equal to the principal amount thereof plus interest; provided that the Owners of any such Bonds may elect to retain their Bonds as provided herein and in the Indenture.


         OWNER ELECTION TO RETAIN BONDS. The Owners of Bonds subject to mandatory tender on the Fixed Rate Conversion Date may elect to retain their Bonds by delivering to the Paying Agent at its Principal Office, not later than 5:00 p.m., local time, on a Business Day which is not fewer than fifteen (15) days prior to the Fixed Rate Conversion Date, a written notice of such election. Such notice shall be effective upon receipt and: (a) state that the Person delivering the same is an Owner (specifying the principal amount of Bonds such Owner is electing to retain); (b) acknowledge receipt of the notice of conversion and mandatory tender and the contents thereof delivered pursuant to the Indenture; and (c) direct the Paying Agent not to purchase the specified principal amount of Bonds of such Owner. Any such notice delivered to the Paying Agent shall be irrevocable and binding upon the Owner delivering the same and all subsequent Owners of the Bonds to be retained, including any Bonds issued in exchange therefor or upon transfer thereof.


         BY ACCEPTANCE OF THIS BOND, THE OWNER HEREOF AGREES THAT THIS BOND WILL BE PURCHASED, WHETHER OR NOT SURRENDERED, (A) ON ANY DATE SPECIFIED BY THE OWNER HEREOF AND THE EXERCISE OF THE OPTIONAL TENDER FOR PURCHASE DESCRIBED ABOVE, AND
(B) ON THE MANDATORY TENDER DATE IN CONNECTION WITH THE CONVERSION TO A FIXED RATE. THE REGISTERED OWNER OF THIS BOND SHALL IN SUCH EVENT NOT BE ENTITLED TO RECEIVE FURTHER INTEREST HEREON, SHALL HAVE NO FURTHER RIGHTS UNDER THIS BOND OR THE INDENTURE EXCEPT TO THE PAYMENT OF THE PRICE HELD THEREFORE, AND SHALL THEREAFTER HOLD THIS BOND AS AGENT FOR THE PAYING AGENT.


                                   REDEMPTION


         NOTICE OF REDEMPTION. The Paying Agent shall cause notice of any redemption of any Bonds to be given not more than sixty (60) days and not less than thirty (30) days prior to the redemption date by mailing copies of such notice of redemption by first-class mail, postage prepaid, to all Owners of Bonds to be redeemed at their registered addresses, but failure to mail any such notice or defect in the mailing thereof in respect of any Bond shall not affect the validity of the redemption of any other Bond with respect to which notice was properly given.


         OPTIONAL REDEMPTION. While the Bonds bear interest at the Variable Weekly Rate, the Bonds are subject to redemption prior to maturity at the option of the Issuer, upon the direction of the Company, on any Interest Payment Date, in whole or in part, by lot or by such other method as the Paying Agent deems appropriate, at a redemption price equal to the principal amount thereof plus interest accrued to the redemption date.


         SPECIAL MANDATORY REDEMPTION. The Bonds are subject to special mandatory redemption, prior to maturity, in whole upon the occurrence of a Determination of Taxability (as hereinafter defined), such mandatory redemption to be made on a Business Day as soon as practicable after the date on which the Trustee first receives written notice of the Determination of Taxability, at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date. "Determination of Taxability" means the determination that interest on the Bonds is includable in the gross income of the Owners thereof, other than an Owner who is a substantial user of the Project or a Related Person, within the meaning of the Internal Revenue Code of 1986, as amended, and the rules and regulations in effect thereunder (the "Code"), which determination is deemed to be made upon the occurrence of either of the following: (a) a final determination, decision or decree by the Commissioner or any district director of the Internal Revenue Service, or by any court of competent jurisdiction, which is not subject to further review, in a proceeding in which the Company was afforded opportunity to contest the issues involving federal income tax treatment of interest on the Bonds, either directly or in the name of the Owner of the Bonds, as described in the Indenture; or (b) an opinion of Bond Counsel, received by the Trustee, to the effect that interest on the Bonds is includable in the gross income of any owner thereof who is neither a substantial user of the Project or a Related Person, within the meaning of the Code; provided that if in the opinion of a Bond Counsel a "Determination of Taxability" does not render interest on all of the Bonds includable in gross income for federal income tax purposes, a Determination of Taxability shall not be deemed to have occurred as to those Bonds the interest on which remains excludable in the opinion of such Bond Counsel, from the gross income of the Owners thereof for federal income tax purposes.


         The Bonds are subject to special mandatory redemption, prior to maturity, in whole upon the occurrence of a Cessation of Operation (as hereinafter defined), such mandatory redemption to be made on a Business Day as soon as practicable after the date on which the Trustee first receives written notice of the occurrence of a Cessation of Operation, at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date. "Cessation of Operation" means that the Project shall have ceased to be operated as a "project" within the meaning of the Act, PROVIDED HOWEVER, that a Cessation of Operation shall not be deemed to have occurred until 90 days shall have elapsed after written notice has been given to the Company by the Issuer or the Trustee that operation of the Project has ceased and the Company shall not have demonstrated to the satisfaction of the Issuer and the Trustee that the Company (or an assignee or lessee permitted hereunder) is operating the Project as a "project."


         EXTRAORDINARY OPTIONAL REDEMPTION. The Bonds are subject to extraordinary optional redemption prior to maturity by the Issuer, upon the direction of the Company, in whole on any date, at a redemption price equal to one hundred percent (100%) of the principal amount thereof plus interest accrued to the redemption date, following the occurrence of any of the following events:
(i) a substantial portion of the Project Facilities (or the facilities of which they are a part) shall have been damaged, destroyed, condemned or taken by eminent domain (or a bona fide sale in lieu of such taking shall have occurred);
(ii) the Company determines that the continued operation of the Project Facilities (or the facilities of which they are a part) for their original purpose is impracticable, uneconomical or undesirable for any reason or the company is enjoined or prevented or is otherwise prohibited from continued operation or the Company determines to discontinue operation of the Project Facilities (or the facilities of which they are a part) for a period of at least six months; or (iii) the construction or operation of the Project Facilities (or the facilities of which they are a part) is enjoined or prevented or is otherwise prohibited, or the Company determines to discontinue operation of the Project Facilities (or the facilities of which they are a part), for a period of at least six months as a result of any order, decree, rule or regulation of any court or federal, state or local regulatory body, administrative agency or other governmental body.


         SPECIAL OPTIONAL REDEMPTION. Notwithstanding the optional redemption as described above, the Bonds are subject to special optional redemptions at the option of the Issuer exercised by the Company. So long as a Letter of Credit is in effect, Bonds may be called for special optional redemption only with the consent of the Bank.


                              DEFAULT; ACCELERATION


         If an Event of Default occurs, the principal of all Bonds issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.


         The Owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, unless certain circumstances described in the Indenture shall have occurred.


                                   DEFEASANCE


         If at any time the Trustee or the Paying Agent holds moneys or securities, as described in the Indenture, sufficient to pay at redemption or maturity the principal or redemption price of and interest on all Bonds at the time Outstanding under the Indenture and any purchase price payable pursuant to the Indenture in respect thereof, and if all other sums then payable by the Issuer under the Indenture have been paid, then, subject to the provisions of the Indenture, the lien of the Indenture and other security held by the Trustee will be discharged. After such discharge, Owners must look only to the deposited moneys and securities for payment.


                       DENOMINATIONS; TRANSFER; OWNERSHIP


         Subject to the provisions of the Indenture, the Bonds are issuable as registered Bonds in the denomination of $100,000 or any $5,000 integral multiple for amounts in excess of $100,000. Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, Bonds may be exchanged for a like aggregate principal amount of Bonds of other Authorized Denominations.


         This Bond is transferable by the Registered Owner hereof, or his or her duly authorized attorney, at the principal corporate trust office of PNC Bank, National Association, Pittsburgh, Pennsylvania, as Paying Agent, or the duly designated office of any duly appointed alternate or successor bond registrar, upon surrender of this Bond, accompanied by a duly executed instrument of transfer in a form and with a guaranty of signature satisfactory to the Paying Agent, subject to such reasonable regulations as the Issuer, the Trustee or the Paying Agent may prescribe, and upon payment of any tax or other governmental charge incident to such transfer. Upon any such transfer, a new Bond or Bonds in the same aggregate principal amount will be issued to the transferee. The Paying Agent is not required to transfer or exchange any Bonds selected, called or being called for redemption except as otherwise provided in the Indenture. Except as provided in the Indenture, the person in whose name this Bond is registered on the Bond Register shall be deemed the owner hereof for all purposes, and the Issuer, the Trustee, the Paying Agent and the Remarketing Advisor shall not be affected by any notice to the contrary.

         The Bonds are issuable only as fully registered Bonds in typewritten form (except as hereinafter provided), initially registered in the name of CEDE & Co. as nominee of The Depository Trust Company ("DTC"), which shall be considered to be the owner of the Bonds for all purposes of the Indenture, including, without limitation, payment by the Issuer of principal, interest and premium, if any, and the delivery of notices. There shall be a single Bond for each Bond maturity, which shall be immobilized in the custody of DTC with the owners of book entry interests in the Bonds having no right to receive a Bond in the form of physical securities or certificates. Ownership of book entry interests in the Bonds shall be shown by book entry on the system maintained and operated by DTC and its participants (the "Participants"), and certain persons acting through those Participants. Transfers of ownership of book entry interests are to be made only by that book entry system, the Issuer and the Trustee having no responsibility therefor. DTC is to maintain records of the positions of Participants in the Bonds, and the Participants and persons acting through Participants are to maintain records of the purchasers and owners of book entry interests. The Bonds as such shall not be transferable or exchangeable, except for transfer to another depository (as defined in the Indenture) or to another nominee of a depository, without further action by the Issuer.


         If any Depository determines not to continue to act as a Depository for the Bonds for holding in a book entry system, the Company, on behalf of the Issuer, may attempt to have established a securities depository/book entry system relationship with another qualified Depository. If the Company, on behalf of the Issuer, does not or is unable to do so, the Company, on behalf of the Issuer, after the Trustee has made provision for notification of the owners of book entry interests by appropriate notice to the then Depository, shall permit withdrawal of the Bonds from the Depository, and the Trustee shall authenticate and deliver Bond certificates in fully registered form to the assigns of the Depository or its nominee (if the Bonds are held by a nominee), all at the cost and expense (including costs of printing or otherwise preparing and delivering replacement Bonds) of the Company.


         If a Depository is the Owner of the Bonds then, notwithstanding anything to the contrary set forth in this Bond, the Indenture, the Agreement, or any other document, in the event of any redemption, acceleration or any similar transaction necessitating a reduction in the aggregate principal amount of the Bonds outstanding or an advance refunding of part of the Bonds outstanding, the then Depository in its discretion may (a) request that the Trustee issue and authenticate a new Bond certificate, or (b) make an appropriate notation on the Bond certificate indicating the date and amount of such reduction in principal, except in the case of final maturity, in which case such Bond certificate will be presented to the Trustee for payment as set forth in the Indenture. In the event of any such request, the Company, on behalf of the Issuer, shall permit withdrawal of the Bonds from the Depository, and the Trustee shall authenticate and deliver such new Bond certificates, all at the cost and expense (including costs of printing or otherwise preparing and delivering replacement Bonds) of the Company.


         As long as the Bonds are registered in the name of a Depository, or its nominee, the Trustee shall comply with the terms and provisions of the Letter of Representations with the Depository relating to the Bonds, and the provisions of such Letter of Representations with respect to (i) any delivery of the Bonds,
(ii) the solicitation of consents from and voting by the Owners of the Bonds,
(iii) the provision of notices, (iv) the payment of principal of, premium, if any, on and interest on the Bonds and (v) the payment of the purchase price of the Bonds pursuant to any optional or mandatory tender hereof shall supersede the provisions hereof and of the Indenture with respect thereto to the extent the same are in conflict or inconsistent herewith or therewith.


         It is certified and recited that there have been performed and have happened in regular and due form, as required by law, all acts and conditions necessary to be done or performed by the Issuer or to have happened (i) precedent to and in the issuing of the Bonds in order to make them legal, valid and binding special obligations of the Issuer, and (ii) precedent to and in the execution and delivery of the Indenture and the Agreement; that payment in full for the Bonds has been received; and that the Bonds do not exceed or violate any constitutional or statutory limitation.


         No recourse shall be had for the payment of the principal or redemption price, or interest on, this Bond, or for any claim based hereon or on the Indenture, against any member, officer, commissioner, agent or employee, past, present or future, of the Issuer or of any successor body or of the State, as such, either directly or through the Issuer or any such successor body or the State, or any constitutional provision, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.


         Unless this certificate is presented by an authorized representative of DTC to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of CEDE & CO. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & CO. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, CEDE & CO., has an interest herein.


         This Bond shall not be valid unless the Certificate of Authentication below is executed by the Paying Agent.

         IN WITNESS WHEREOF, the Issuer has caused this Bond to be executed in its name by the manual or facsimile signatures of its Chairman and attested by its Secretary and the seal of the Issuer or a facsimile thereof to be reproduced hereon.


                                      THE HERTFORD COUNTY INDUSTRIAL FACILITIES
                                      AND POLLUTION CONTROL FINANCING AUTHORITY


                                      By
                                         ---------------------------------------
                                                       Chairman


[SEAL]


Attest



--------------------------------
          Secretary

                          Certificate of Authentication
                          -----------------------------


Date of Authentication and Registration:


         This Bond is one of the Bonds described in the within mentioned Indenture.


                                            PNC BANK, NATIONAL ASSOCIATION,
                                            Paying Agent


                                            By
                                              ----------------------------------
                                                    Authorized Signature

         The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations.


         TEN COM - As tenants in common


         TEN ENT - As tenants by the entireties


         JT TEN - As joint tenants with the right of survivorship and not as tenants in common

         UNIFORM TRANS MIN ACT - __________ Custodian __________
                                   (Cust)              (Minor)

         Under Uniform Transfers to Minors Act _________________________________
                                                (State)


         Additional abbreviations may also be used, though not in the above list.

                          ASSIGNMENT FOR VALUE RECEIVED


         The undersigned hereby sells, assigns and transfers unto


                (EMPLOYER IDENTIFICATION OR SOCIAL SECURITY NO.)


            --------------------------------------------------------
            (Please Print or Typewrite Name and Address of Assignee)


the within Bond and all rights thereunder and hereby irrevocably constitutes and appoints __________________________________________________________________
attorney, to transfer said Bond on the Bond Register, with full power of substitution in the premises.


Dated:
      ---------------------


Signature Guaranteed:


-------------------------------------------------------
NOTICE: Signature(s) must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.




-------------------------------------------------------
NOTICE: The assignor's signature to this Assignment must correspond with the name as it appears on the face of the within Bond in every particular, without alteration or any change whatsoever.

                                    EXHIBIT B

                         FORM OF COMPLETION CERTIFICATE



         To:      PNC Bank, National Association, as Trustee
                  Bank of America National Trust and Savings Association, as
                  Bank

                  The undersigned _________________________, as Authorized Representative of Easco Corporation (the "Borrower"), hereby certifies that, pursuant to that certain Loan Agreement dated as of November 1, 1998 (the "Agreement"), Between The Hertford County Industrial Facilities and Pollution Control Financing Authority (the "Issuer") and the Company, that:

                  (a) the date of such completion of the Project was __________;

                  (b) all labor, services, materials and supplies used therefor and all costs and expenses in connection therewith have been paid;

                  (c) acquiring, constructing, reconstructing and equipping the Project has been completed in accordance with the plans and specifications with the exception of ordinary punch list items and work awaiting seasonal opportunity and

                  (d) the Project is ready for occupancy, use and operation for its intended purposes.

                  This certificate (1) it is given without prejudice to any rights of the Company against third parties which exist at the date hereof or which may subsequently come into being, (2) it is given only for the purposes of Section 2.4 of the Agreement, and (3) no person other than the Issuer, the Bank or the Trustee may benefit herefrom or rely hereon.


                                            Easco Corporation


                                            By:
                                               ---------------------------------
                                                 Authorized Representative